     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 2002

                                                      REGISTRATION NO. 333-76198
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                         PRE-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                             NABORS INDUSTRIES LTD.
             (Exact Name of Registrant as Specified in its Charter)

             BERMUDA                              1381                          NOT APPLICABLE
 (State or Other Jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  Incorporation or Organization)      Classification Code Number)            Identification No.)

                                                                    KATHERINE P. ELLIS
        C/O THE CORPORATE SECRETARY LIMITED                           GENERAL COUNSEL
                  WHITEPARK HOUSE                             NABORS CORPORATE SERVICES, INC.
                  WHITE PARK ROAD                            515 WEST GREENS ROAD, SUITE 1200
               BRIDGETOWN, BARBADOS                                HOUSTON, TEXAS 77067
                  (246) 427-8617                                 TELEPHONE: (281) 874-0035
(Address, Including Zip Code, and Telephone Number,  (Name, Address, Including Zip Code, and Telephone
  Including Area Code, of Registrant's Principal                          Number,
                 Executive Offices)                      Including Area Code of Agent for Service)

                             ---------------------

                                WITH COPIES TO:

                             MICHAEL P. ROGAN, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           1440 NEW YORK AVENUE, N.W.
                          WASHINGTON, D.C. 20005-2111
                                 (202) 371-7000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger contemplated by the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  NABORS LOGO

                                                               [Month Day], 2002

Dear Nabors Stockholder:

     We are pleased to present for your approval a proposal for reorganizing your company and changing its place of incorporation from Delaware to Bermuda. If the reorganization is completed, the shares you own of Nabors Industries, Inc. (which we refer to as Nabors Delaware) will automatically be converted into the right to receive common shares of Nabors Industries Ltd., a Bermuda exempted company that we recently formed (which we refer to as Nabors Bermuda). The number of Nabors Bermuda shares you will own will be the same as the number of Nabors Delaware shares you own immediately prior to the completion of the reorganization, and your relative economic ownership in the company will remain unchanged. After completion of the reorganization, Nabors Bermuda and its subsidiaries will continue to conduct the business now conducted by Nabors Delaware and its subsidiaries.

     We believe this reorganization will facilitate the growth of your company by enabling it to gain business, financial and strategic advantages that are not available under our current corporate structure. The reorganization should enhance our access to international capital markets and our competitiveness regarding international opportunities. It should also increase our operational flexibility and improve our global tax position and cash flow. Additionally, the company should be a more attractive investment alternative to a wider range of investors.

     Nabors Delaware common stock is currently traded on the American Stock Exchange under the symbol "NBR" and, immediately following the reorganization, Nabors Bermuda common shares will be traded on the American Stock Exchange under the same symbol.

     Generally, for U.S. federal income tax purposes, stockholders of Nabors Delaware who are U.S. persons, will recognize gain, if any, but not loss, on the receipt of Nabors Bermuda common shares in exchange for Nabors Delaware common stock pursuant to the reorganization. Further, the holding period for any Nabors Bermuda common shares received by a U.S. holder recognizing gain with respect to the reorganization should begin the day after the effective date of the reorganization. WE STRONGLY URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION.

     This proxy statement/prospectus provides you with detailed information regarding the reorganization. We encourage you to read this entire document carefully. PLEASE CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13.

     The reorganization cannot be completed unless the holders of a majority of our outstanding shares of common stock on April 17, 2002 approve it. The reorganization will be accomplished through a merger of a newly formed acquisition company into Nabors Delaware, which will be the surviving company and continue to exist. Nabors Bermuda will become the indirect parent holding company of Nabors Delaware. Your Board of Directors has unanimously approved the Agreement and Plan of Merger to facilitate the reorganization, and it recommends that you vote "FOR" its adoption.

     Whether or not you plan on attending the special meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of special meeting and proxy statement, please sign, date and return the enclosed proxy card. We urge you to join us in supporting this important opportunity.

                                         Sincerely yours,

                                         EUGENE M. ISENBERG
                                         Chairman of the Board

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This proxy statement/prospectus is dated [Month Day], 2002 and is first being mailed to stockholders on or about [Month Day], 2002.

                                     [LOGO]
                            NABORS INDUSTRIES, INC.

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MONDAY, JUNE 3, 2002

                             ---------------------

To the Stockholders of Nabors Industries, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Nabors Industries, Inc. will be held at The Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060 on Monday, June 3, 2002, at 11:00 a.m. for the following purposes:

          1. To adopt the Agreement and Plan of Merger, substantially in the form attached to the accompanying proxy statement/prospectus as annex I, among Nabors Industries, Inc., Nabors Acquisition Corp. VIII, Nabors Industries Ltd., a Bermuda exempted company, and Nabors US Holdings Inc., whereby the company will effectively change its place of incorporation from Delaware to Bermuda by merging Nabors Acquisition Corp. VIII with Nabors Industries, Inc., which will be the surviving entity and become a wholly-owned, indirect subsidiary of Nabors Industries Ltd., and pursuant to which each share of Nabors Industries, Inc. will automatically be converted into the right to receive a share of Nabors Industries Ltd. and all current stockholders of Nabors Industries, Inc. will become shareholders of Nabors Industries Ltd.; and

          2. To transact such other business as may properly come before the special meeting.

     The board of directors has fixed the close of business on April 17, 2002, as the record date for determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

     YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED, YOU SHOULD VOTE YOUR PROXY BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          DANIEL MCLACHLIN
                                          Corporate Secretary

[Month Day], 2002

                               TABLE OF CONTENTS


                                                               PAGE
                                                              -------
ADDITIONAL INFORMATION......................................       iv
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...       iv
QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION..............        1
SUMMARY.....................................................        5
  Parties to the Merger.....................................        5
  Recent Developments.......................................        6
  The Reorganization........................................        6
  Reasons for the Reorganization............................        7
  Conditions to Consummation of the Merger..................        7
  Regulatory Approvals......................................        8
  Credit Facilities.........................................        8
  U.S. Federal Income Tax Consequences to Stockholders......        8
  Rights of Stockholders....................................        9
  Stock Exchange Listing; Recent Stock Prices...............        9
  No Rights of Dissenting Stockholders......................        9
  Accounting Treatment of the Reorganization................        9
  Special Meeting...........................................        9
  Recommendation of the Board of Directors..................       10
  Vote Required.............................................       10
  Proxies...................................................       10
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.............       11
SUMMARY PRO FORMA FINANCIAL INFORMATION.....................       12
RISK FACTORS................................................       13
  Certain Nabors Delaware stockholders will recognize a
     taxable gain as a result of the reorganization.........       13
  Nabors Bermuda and its subsidiaries could incur a material amount of taxes if there are unfavorable changes in, or
     interpretations of, tax laws...........................       13
  The reorganization could result in a material amount of
     taxes to Nabors Delaware...............................       13
  Nabors Bermuda may become subject to U.S. corporate income
     tax....................................................       14
  The enforcement of judgments in stockholder suits against
     Nabors Bermuda may be more difficult...................       14
  Anti-takeover provisions in Nabors Bermuda's bye-laws will maintain certain existing anti-takeover provisions of
     Nabors Delaware which could discourage or make more
     difficult unsolicited takeover bids from third parties
     or the removal of incumbent management of Nabors
     Bermuda................................................       14
  Your rights as a stockholder will change as a result of
     the reorganization.....................................       15
THE REORGANIZATION..........................................       15
  Structure of the Reorganization...........................       15
  Background and Reasons for the Reorganization.............       15
  The Merger Agreement......................................       17
  Conditions to Consummation of the Merger..................       17
  Regulatory Approvals......................................       18
  Effective Time............................................       18
  Amendment or Termination..................................       19

                                                               PAGE
                                                              -------
  Share Conversion; Exchange of Shares......................       19
  Management of Nabors Bermuda..............................       20
  Required Vote for the Reorganization......................       20
  No Rights of Dissenting Stockholders......................       20
  Dividends.................................................       20
  Stock Compensation Plans and Employment Agreements........       20
  Stock Exchange Listing....................................       21
  Accounting Treatment of the Reorganization................       21
  Credit Facilities.........................................       21
RECENT DEVELOPMENTS.........................................       21
THE SPECIAL MEETING.........................................       22
  When and Where the Special Meeting Will Be Held...........       22
  What Will Be Voted Upon...................................       23
  Only Nabors Delaware Stockholders of Record as of April
     17, 2002 Are Entitled to Vote..........................       23
  Majority of Outstanding Shares Must Be Represented for a
     Vote to Be Taken.......................................       23
  Vote Required for Approval................................       23
  Voting Your Shares and Changing Your Vote.................       23
  How Proxies Are Counted...................................       24
  Cost of Solicitation......................................       24
DESCRIPTION OF AUTHORIZED SHARES OF NABORS INDUSTRIES LTD...       24
  Authorized Share Capital..................................       25
  Voting....................................................       25
  Dividend Rights...........................................       25
  Redemption and Conversion.................................       25
  Stock Exchange Listing....................................       25
  Changes to Rights of a Class or Series....................       25
  Quorum for General Meetings...............................       26
  Rights upon Liquidation...................................       26
  Sinking Fund..............................................       26
  Liability for Further Calls or Assessments................       26
  Preemptive Rights.........................................       26
  Repurchase Rights.........................................       26
  Compulsory Acquisition of Shares Held by Minority
     Holders................................................       26
  Transfer Agent............................................       27
  Preferred Shares..........................................       27
  Anti-takeover Provisions..................................       27
COMPARISON OF RIGHTS OF STOCKHOLDERS........................       28
  Comparison of Corporate Governance Provisions.............       30
INCOME TAX CONSEQUENCES OF THE REORGANIZATION...............       40
  U.S. Federal Income Tax Consequences to Stockholders......       40

                                                               PAGE
                                                              -------
  Bermuda Income Tax Consequences of the Reorganization.....       43
  Barbados Income Tax Consequences of the Reorganization....       44
EXPERTS.....................................................       44
LEGAL MATTERS...............................................       44
SHAREHOLDER PROPOSALS AND NOMINATIONS.......................       44
WHERE YOU CAN FIND MORE INFORMATION.........................       45
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............       46
     ANNEX I -- AGREEMENT AND PLAN OF MERGER................    A-I-1
     ANNEX II -- MEMORANDUM OF ASSOCIATION..................   A-II-1
     ANNEX III -- AMENDED AND RESTATED BYE-LAWS.............  A-III-1

                             ADDITIONAL INFORMATION


     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT NABORS WHICH IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. COPIES OF THE INCORPORATED DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) WILL BE FURNISHED UPON WRITTEN OR ORAL REQUEST WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED. REQUESTS SHOULD BE MADE BY MAY 24, 2002 AND SHOULD BE DIRECTED TO NABORS INDUSTRIES, INC., 515 WEST GREENS ROAD, SUITE 1200, HOUSTON, TEXAS 77067,
ATTENTION: INVESTOR RELATIONS, OR YOU MAY TELEPHONE (281) 874-0035, OR VISIT OUR WEBSITE "HTTP://WWW.NABORS.COM". WEBSITE MATERIALS ARE NOT PART OF THIS PROXY STATEMENT/PROSPECTUS.



     See "Where You Can Find More Information" on page 45.


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS


     This document contains or incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to the reorganization and our financial condition, results of operations and business. This Act protects public companies from liability for forward-looking statements in private securities actions if the forward-looking statement is identified and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially. Forward-looking statements by their nature involve a degree of uncertainty. All statements regarding the expected benefits of the reorganization are forward-looking statements. The forward-looking statements may include statements for the period following completion of the reorganization. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "continues," "may," "intends," "plans," or similar expressions in this document or in the documents incorporated by reference. Any forward-looking statements, including statements regarding the intent, belief or current expectations of Nabors or its management, are not guarantees of future performance and involve uncertainties and assumptions about us, the reorganization and the industry in which we operate, including, among other things:


     - an inability to realize expected benefits of the reorganization within the anticipated time frame, or at all;

     - changes in tax laws, tax treaties or tax regulations and the interpretation or enforcement thereof or differing interpretation or enforcement of applicable law by the U.S. Internal Revenue Service (the "IRS") or other taxing authority;

     - an inability to execute our business strategy;

     - costs or difficulties related to the reorganization and related transactions, which could be greater than expected;

     - fluctuations in worldwide prices and demand for oil and gas;

     - fluctuations in levels of oil and gas exploration and development activities;

     - fluctuations in the demand for contract drilling and workover services;

     - the existence of operating risks inherent in the industry;

     - changes in the rate of economic growth in the United States and other major international economies;

     - changes in trade, monetary and fiscal policies worldwide;

     - currency fluctuations;

     - outcomes of pending and future litigation;

     - the existence of competitors, technological changes and developments in the industry;

     - changes in capital needs;

     - the existence of regulatory uncertainties and the possibility of political instability in any of the countries in which Nabors does or will do business; and



     - changing rates of inflation and other economic or business conditions.



     Actual results may differ materially from those expressed or implied by forward-looking statements. As you make your decision how to vote, please take into account that forward-looking statements speak only as of the date of this document or, in the case of documents incorporated by reference, the date of any such document and we do not intend to update or revise any of such forward-looking statements, whether as a result of new information, future events or otherwise.

                 QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION

WHAT AM I BEING ASKED TO VOTE ON?

     You are being asked to vote in favor of a merger by which Nabors Delaware will become a wholly-owned, indirect subsidiary of a new holding company, Nabors Bermuda. Your shares of Nabors Delaware common stock will automatically be converted into the right to receive an identical number of Nabors Bermuda common shares.

HOW WILL THE REORGANIZATION BE ACCOMPLISHED?

     A new Delaware company, Nabors Acquisition Corp. VIII, which has been formed specifically for the merger, will merge into Nabors Delaware. Nabors Delaware will be the surviving company in the merger and become a wholly-owned, indirect subsidiary of Nabors Bermuda. As a result of the merger, each share of Nabors Delaware outstanding immediately prior to the effective time of the merger will automatically convert into the right to receive a common share of Nabors Bermuda. This procedure allows you to become a shareholder in Nabors Industries Ltd., the new Bermuda parent company of the entire Nabors Industries group of companies. After this merger, you will own an interest in a Bermuda holding company which, together with its subsidiaries, will continue to be engaged in the same business that Nabors Delaware and its subsidiaries were engaged in before the merger. The additional steps in the reorganization are more fully described in "The Reorganization -- Structure of the Reorganization" on page 15.

WHAT ARE THE BENEFITS TO THE COMPANY OF COMPLETING THIS REORGANIZATION?

     We believe that a significant portion of our business is currently generated from non-U.S. markets. We believe the reorganization will allow us to take advantage of financial and other business opportunities that are not available under our current corporate structure, including:

     - Maximization of our potential business growth and cash flow;

     - Expansion of our international businesses as a result of greater flexibility in financing arrangements, transaction structuring and access to global capital;

     - Increased competitiveness regarding domestic and international acquisition opportunities;

     - Potential improvement of our global tax position and global cash management;

     - Use of the greater cash flow to invest for further earnings growth; and

     - Expansion of our investor base as our company's shares may become more attractive to non-U.S. investors.

     We believe these benefits should enhance stockholder value. However, we cannot predict what impact, if any, the reorganization will have in the long-term in light of the fact that the achievement of our objectives depends on many things, including our ability to react to any changes in the tax laws and treaties of the various jurisdictions where we operate. See "The
Reorganization -- Background and Reasons for the Reorganization" on page 15.


     It is important to note that several senior members of the United States Congress have introduced legislation that, if enacted, would have the effect of eliminating the anticipated tax benefits of the transaction. In addition, several other members of the United States Congress and the Treasury Department have recently announced the intent to investigate transactions such as the reorganization. As a result of the increased scrutiny of such transactions, changes in the tax laws, tax treaties or tax regulations may occur, with prospective or retroactive effect, which could eliminate or substantially reduce the anticipated tax benefits of the reorganization or have a material adverse effect on the tax consequences of the reorganization to the company. If in response to any such changes the reorganized company or its subsidiaries undertake a corporate restructuring, such restructuring could result in additional material adverse tax consequences to the company or its shareholders.

WILL THE REORGANIZATION DILUTE MY OWNERSHIP INTEREST?

     No. The reorganization will not dilute your ownership interest. Immediately after the reorganization is consummated you will own the same percentage of Nabors Bermuda common shares as you own of Nabors Delaware common stock immediately prior to the completion of the reorganization. After completion of the reorganization, the total number of outstanding common shares of Nabors Bermuda will be equal to the number of shares of common stock of Nabors Delaware that were outstanding immediately prior to the effective time of the merger. As
of April 17, 2002, Nabors Delaware had [     ] shares of common stock
outstanding.

WILL NABORS DELAWARE STOCKHOLDERS BE TAXED AS A RESULT OF THE REORGANIZATION?

     Generally, for U.S. federal income tax purposes, stockholders who are U.S. persons will recognize gain, if any, but not loss, on the receipt of Nabors Bermuda common shares in exchange for Nabors Delaware common stock pursuant to the reorganization. Such a holder will generally recognize gain equal to the excess, if any, of the fair market value of the Nabors Bermuda common shares received in exchange for Nabors Delaware common stock in the reorganization over the holder's adjusted tax basis in the shares of Nabors Delaware common stock exchanged therefor. Generally, any such gain will be capital gain. Further, the holding period for any Nabors Bermuda common shares received by a U.S. holder recognizing gain with respect to the reorganization should begin the day after the effective date of the reorganization. Stockholders will not be permitted to recognize any loss realized on the exchange of their shares of Nabors Delaware common stock in the reorganization. In such case, the aggregate adjusted tax basis in the Nabors Bermuda common shares received would equal the aggregate adjusted tax basis of their shares of Nabors Delaware common stock. Thus, subject to any subsequent changes in the fair market value of the Nabors Bermuda common shares, any loss would be preserved.

     WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION.

WILL NABORS DELAWARE BE TAXED AS A RESULT OF THE REORGANIZATION?

     We believe that Nabors Delaware should not incur a material amount of U.S. federal income or withholding tax as a result of the reorganization. It should be noted, however, that the IRS may not agree with this conclusion. If the IRS were to successfully challenge the tax treatment of the reorganization, this could have a material adverse effect on the company.


     It is important to note that several senior members of the United States Congress have introduced legislation that, if enacted, would have the effect of eliminating the anticipated tax benefits of the transaction. In addition, several other members of the United States Congress and the Treasury Department have recently announced the intent to investigate transactions such as the reorganization. As a result of the increased scrutiny of such transactions, changes in the tax laws, tax treaties or tax regulations may occur, with prospective or retroactive effect, which could eliminate or substantially reduce the anticipated tax benefits of the reorganization or have a material adverse effect on the tax consequences of the reorganization to the company. If in response to any such changes the reorganized company or its subsidiaries undertake a corporate restructuring, such restructuring could result in additional material adverse tax consequences to the company or its shareholders.


WHEN DO YOU EXPECT TO COMPLETE THE REORGANIZATION?

     We hope to complete the reorganization shortly after the special meeting of Nabors Delaware stockholders, assuming that the merger agreement is adopted by stockholders at that meeting.

WHY WAS BERMUDA SELECTED AS THE DOMICILE OF THE NEW PARENT COMPANY?

     We chose Bermuda for its political stability, legal framework and business friendly environment. The first international (i.e., not locally owned) company was incorporated in Bermuda in the 1930s, and there are currently many companies domiciled there which are publicly traded on U.S. and European markets. We also chose Bermuda because of our familiarity with Bermuda and its corporate legal system through our experience with certain subsidiaries of Nabors Delaware which have been incorporated in Bermuda since 1992. Under current Bermuda law, a Bermuda company is not required to pay taxes in Bermuda on either income or capital gains. In addition, despite certain differences, the corporate legal system, based on English law, is such that your rights as a Nabors Bermuda shareholder will be substantially unchanged from your rights as a stockholder in Nabors Delaware. We encourage you to read the section "Comparison of Rights of Stockholders" beginning on page 28 for a more detailed description of the differences between your rights under Delaware law and under Bermuda law.

     Although Nabors Bermuda will be incorporated under Bermuda law, Nabors Bermuda will be legally managed and controlled through an executive office located in Barbados. Therefore, in order to conduct business in Barbados, Nabors Bermuda will be registered as an external company in Barbados under the Barbados Companies Act, Cap. 308 of the laws of Barbados and licensed to operate as an "International Business Corporation" or "IBC". As a resident of Barbados, Nabors Bermuda should be entitled to the benefits under the income tax treaty entered into between the United States and Barbados. Under current Barbados law, an IBC will be required to pay a maximum rate of 2.5% income tax, which is gradually reduced to a minimum of 1% as income increases, on its non-Barbados source income.

WILL THE PROPOSAL AFFECT CURRENT OPERATIONS? WHAT ABOUT THE FUTURE?

     The reorganization, which will move the company's domicile from Delaware to Bermuda, will have no immediate major impact on how we conduct day-to-day operations. The location of future operations will depend on the needs of our business, independent of our place of incorporation.

WHAT VOTE IS REQUIRED TO APPROVE THE TRANSACTION?

     In order for us to effect the reorganization, we need affirmative votes from holders of a majority of the shares of Nabors Delaware common stock outstanding on April 17, 2002. SHARES FOR WHICH NO VOTES ARE CAST EFFECTIVELY WILL BE TREATED AS THOUGH THEY WERE VOTED AGAINST THE AGREEMENT AND PLAN OF MERGER, SO IT IS VERY IMPORTANT FOR ALL STOCKHOLDERS TO VOTE. See "The Special Meeting -- Vote Required for Approval" on page 23.

WILL I BE ABLE TO TRADE MY SHARES DURING THE TIME IT TAKES TO COMPLETE THE REORGANIZATION?

     Yes.

HOW DO I VOTE IF MY SHARES ARE REGISTERED IN MY NAME?

     You may vote by marking, signing and mailing your proxy card in the enclosed postage-prepaid envelope.

     Please vote as soon as possible even if you currently plan to attend the meeting in person, so that your shares may be represented and voted at the special meeting.

HOW DO I VOTE IF MY BROKER HOLDS MY SHARES IN "STREET NAME"?

     You should follow the voting instructions provided by your broker.

IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

     No. If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them. You should complete and return the enclosed form of proxy or be sure to provide your broker with instructions on how to vote your shares.

WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

     There are three ways in which you may revoke your proxy and change your vote:

     - First, you may send a written notice to our proxy solicitor, Georgeson Shareholder Communications Inc., stating that you would like to revoke your proxy. This notice must be received prior to the special meeting.

     - Second, you may complete and submit a new, later-dated proxy as described above. The latest dated proxy actually received by the company prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked.

     - Third, you may attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. At the special meeting, the chairman of the meeting will announce instructions for you to follow if you wish to revoke your proxy and vote in person at the meeting.

     If you have instructed a broker to vote your shares, you must follow directions received from your broker to change or revoke your proxy.

DO I HAVE TO CHANGE MY STOCK CERTIFICATES?


     Yes. At the effective time of the merger, two subsidiaries of Nabors Bermuda who are parties to the Agreement and Plan of Merger, Nabors US Holdings Inc. and Nabors Acquisition Corp. VIII, will cause a sufficient number of Nabors Bermuda common shares to be deposited with an exchange agent for the purpose of enabling stockholders to exchange their Nabors Delaware common stock certificates for certificates representing an equal number of Nabors Bermuda common shares. PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME. After the merger occurs, the exchange agent previously appointed by Nabors US Holdings Inc. and Nabors Acquisition Corp. VIII in connection with the merger will send a letter of transmittal to shareholders that will provide instructions on these exchange procedures.


     For further information, please see "The Reorganization -- Share Conversion; Exchange of Shares" on page 19.

WHO DO I CONTACT WITH FURTHER QUESTIONS?

     You should contact:

     Nabors Delaware:     Nabors Industries, Inc.
                     515 West Greens Road, Suite 1200
                     Houston, Texas 77067
                     Attention: Secretary
                     (281) 874-0035

     the Proxy Solicitor:   Georgeson Shareholder Communications Inc.
                      17 State Street
                      New York, New York 10004
                      (800) 223-2064

                                    SUMMARY


     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the reorganization, the merger and other transactions more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the annexes, and the other documents we have referred you to. See "Where You Can Find More Information" on page 45. The Agreement and Plan of Merger is attached as annex I to this document. The Memorandum of Association and Bye-laws that will govern our company once we are domiciled in Bermuda are attached as annexes II and III.


PARTIES TO THE MERGER

  NABORS INDUSTRIES, INC.


     Nabors Delaware is the largest land drilling contractor in the world, with over 550 land drilling rigs as of March 21, 2002. Nabors Delaware conducts oil, gas and geothermal land drilling operations in the US lower 48 states, Alaska and Canada, and internationally, primarily in South and Central America, the Middle East and Africa. As of March 21, 2002, 112 of Nabors Delaware's approximately 566 land drilling rigs were located in certain international markets. Nabors Delaware also is one of the largest land well-servicing and workover contractors in the United States. Nabors Delaware owns approximately 745 land workover and well-servicing rigs, in the southwestern and western United States, and approximately 40 well-servicing and workover rigs in certain international markets. Nabors Delaware also is a leading provider of offshore platform workover and drilling rigs. Nabors Delaware markets 42 platform, 16 jackup and three barge rigs in the Gulf of Mexico and international markets. These rigs provide well-servicing, workover and drilling services. Nabors Delaware also owns and operates a net of nine rigs through an international joint venture in Saudi Arabia (giving effect to Nabors Delaware's 50% interest in the venture's 18 rigs).


     To further supplement our primary business, we offer a number of ancillary well-site services, including oilfield management, engineering, transportation, construction, maintenance, well logging and other support services, in selected domestic and international markets. Our land transportation and hauling fleet includes approximately 240 rig and oilfield equipment hauling tractor-trailers and a number of cranes, loaders and light-duty vehicles. We also maintain over 290 fluid hauling trucks, approximately 700 fluid storage tanks, eight salt water disposal wells and other auxiliary equipment used in domestic drilling and well-servicing operations. In addition, we market a fleet of 30 marine transportation and support vessels, primarily in the Gulf of Mexico, that provides transportation of drilling materials, supplies and crews for offshore rig operations and support for other offshore operations. And we manufacture and lease or sell top drives for a broad range of drilling rig applications, rig instrumentation and data collection equipment, and rig reporting software.

  NABORS INDUSTRIES LTD.

     Nabors Bermuda is a newly formed Bermuda exempted company and is a wholly-owned subsidiary of Nabors Delaware. Nabors Bermuda has no significant assets or capitalization and has not engaged in any business or other activities other than in connection with its formation and the reorganization and related transactions. As a result of the reorganization, it will become the indirect parent holding company of Nabors Delaware.

  NABORS US HOLDINGS INC.

     Nabors US Holdings Inc. is a newly formed Delaware corporation and a wholly-owned, direct subsidiary of Nabors Bermuda. Nabors US Holdings was formed to accomplish the proposed merger and to hold all of the stock of Nabors Delaware subsequent to the merger. It has no significant assets or capitalization unrelated to the merger and has not engaged in any business or other activities except in connection with its formation and the reorganization and related transactions.

  NABORS ACQUISITION CORP. VIII

     Nabors Acquisition Corp. VIII is a newly formed Delaware corporation and a wholly-owned, indirect subsidiary of Nabors Bermuda. Nabors Acquisition was formed to accomplish the proposed merger. Nabors Acquisition will merge with Nabors Delaware to facilitate the reorganization. See "The Reorganization -- Structure of the Reorganization" on page 15. It has no significant assets or capitalization unrelated to the merger and has not engaged in any business or other activities except in connection with its formation and the reorganization and related transactions.

     The principal executive offices of Nabors Delaware, Nabors US Holdings and Nabors Acquisition are located at 515 West Greens Road, Suite 1200, Houston, Texas 77067. The telephone number of each such party at that address is (281) 874-0035. The registered office of Nabors Bermuda is located at Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda. The principal executive offices of Nabors Bermuda are currently located at c/o The Corporate Secretary Limited, Whitepark House, White Park Road, Bridgetown, Barbados and its telephone number at that address is (246) 427-8617.

RECENT DEVELOPMENTS (SEE PAGE 21)

     On February 25, 2002, Nabors Delaware entered into an agreement to acquire Enserco Energy Service Company Inc., a Canadian corporation. The acquisition will be effected pursuant to a plan of arrangement submitted for approval to a Canadian court. Nabors Delaware has agreed to pay Cdn. $15.50 per Enserco common share (plus additional consideration calculated at the rate of 6% per annum from and including February 26, 2002 to and including the date of the closing). The purchase price is payable, at the election of each individual Enserco shareholder, in cash or in shares of a Canadian subsidiary of Nabors Delaware (or a combination of cash and shares) that would be exchangeable into shares of Nabors Delaware common stock, or, if the reorganization is completed, Nabors Bermuda common shares, in each case, on a 1:1 basis. The exchangeable shares of the Canadian subsidiary will have provisions which effectively confer on the holders of the exchangeable shares the same voting and economic rights in Nabors Delaware as the holders of Nabors Delaware common stock.

     Nabors Delaware also separately agreed to acquire from two Enserco shareholders Enserco common shares representing approximately 20.5% of the issued and outstanding Enserco shares for Cdn. $15.50 per share, subject to certain closing conditions and receipt of regulatory approvals. These purchases closed on March 18, 2002. In addition, certain persons who own or control an aggregate of 3,748,795 Enserco common shares and options to acquire an aggregate of 511,240 Enserco common shares have agreed, subject to the terms and conditions of those agreements, to vote their Enserco common shares (including Enserco common shares acquired on the exercise of such options) in favor of the Nabors Delaware acquisition.

     Enserco is an integrated energy services company providing production and drilling services to the North American oil and gas industry. Through its subsidiaries, Bonus Well Servicing and H&R Drilling, Enserco operates over 200 Canadian well-servicing rigs and 30 drilling rigs.

     The transaction is subject to the receipt of certain regulatory approvals and must be approved by at least two-thirds of the votes cast at a special meeting of Enserco shareholders. The transaction is currently expected to close on or about April 26, 2002. Nabors Delaware currently anticipates that its acquisition of Enserco will be consummated prior to completion of the reorganization. However, the closing of the Enserco acquisition is not a condition to the consummation of the reorganization. See "Recent Developments" on page 21.

THE REORGANIZATION (SEE PAGE 15)

     Our Board of Directors has unanimously approved and recommends that you adopt the Agreement and Plan of Merger which effectively changes your company's place of incorporation from Delaware to Bermuda. The reorganization will be accomplished through the merger of Nabors Acquisition into Nabors Delaware. Nabors Delaware will be the surviving company in the merger and will become a wholly-owned, indirect subsidiary of Nabors Bermuda. The terms of the merger are set forth in the Agreement and Plan of Merger attached as annex I to this proxy statement/prospectus. As a result of the merger, your shares of Nabors

Delaware common stock will automatically convert into the right to receive Nabors Bermuda common shares so that you will own shares in a Bermuda corporation rather than a Delaware corporation. For a more detailed description of the differences between your rights under Delaware law and under Bermuda law, please see "Comparison of Rights of Stockholders" on page 28. After completion of the reorganization, Nabors Bermuda and its subsidiaries will continue to conduct the business that Nabors Delaware and its subsidiaries now conduct.

     The reorganization involves the following steps:

          1. Nabors Acquisition will merge into Nabors Delaware. Nabors Delaware will be the surviving entity and become a wholly-owned, indirect subsidiary of Nabors Bermuda.

          2. In the merger, each outstanding share of common stock of Nabors Delaware will automatically convert by operation of law into the right to receive one common share of Nabors Bermuda, and the current stockholders of Nabors Delaware will own exactly the same number of Nabors Bermuda common shares as they currently own in Nabors Delaware. For a description of the terms of the Nabors Bermuda common shares, please see the discussion under "Description of Authorized Shares of Nabors Industries Ltd." on page 24.

     Stockholders will be required to exchange their stock certificate(s) as a result of the merger. Each outstanding certificate representing shares of Nabors Delaware shall automatically represent the right to receive the same number of Nabors Bermuda common shares. Following the merger, certificates bearing the name of Nabors Bermuda will be issued upon surrender of certificates bearing the name of Nabors Delaware for exchange or transfer to an exchange agent appointed by Nabors US Holdings and Nabors Acquisition.

REASONS FOR THE REORGANIZATION (SEE PAGE 15)

     International activities are an important part of our current business and we believe that international operations will account for a greater percentage of our total revenues in the future. Expansion of our international business is an important part of our current business strategy and significant growth opportunities exist in the international marketplace. We believe that reorganizing as a Bermuda corporation will allow us to implement our business strategy more effectively.

     We believe that the reorganization should increase our access to international capital markets and acquisition opportunities, increase our attractiveness to non-U.S. investors, improve global cash management, improve global tax position and result in a more favorable corporate structure for expansion of our current business. We anticipate that the reorganization may result in significant tax savings net of tax costs. However, we cannot give any assurance as to what our tax savings net of tax costs will be after the reorganization. In addition, a number of our competitors have reincorporated outside of the United States to achieve these competitive advantages. We believe the reorganization will allow us to compete more effectively on a global scale.

     For a discussion of the risk factors associated with the reorganization, please see the discussion under "Risk Factors" on page 13.

CONDITIONS TO CONSUMMATION OF THE MERGER (SEE PAGE 17)

     The consummation of the reorganization is conditioned on several factors, including the affirmative vote of the holders of a majority of the outstanding shares of common stock of Nabors Delaware entitled to vote at the special meeting and that none of the parties to the Agreement and Plan of Merger is subject to any governmental authority which prohibits the consummation of the reorganization.

     For additional factors, please see "The Reorganization -- Conditions to Consummation of the Merger" on page 17.

REGULATORY APPROVALS (SEE PAGE 18)


     Through various subsidiaries, Nabors Delaware owns a fleet of approximately 30 vessels which provide transportation of drilling materials, supplies and crews for offshore rig operations and support for other offshore operations to third parties, principally through time charter contracts. Under United States laws and regulations of the United States Coast Guard, these vessels are considered to be operating in the "coastwise trades" and accordingly must be owned by an entity which is a United States citizen for these purposes as determined by the Coast Guard. After the reorganization is completed, Nabors Bermuda will be deemed to be the ultimate owner of the vessels and will not qualify as a United States citizen for the purposes of these regulations. If the merger agreement is adopted by stockholders, Nabors Delaware anticipates it will undertake transactions with respect to the vessels to satisfy United States law and the Coast Guard regulations while retaining legal title and an economic participation in the utilization of the vessels. By letter dated March 20, 2002, the Coast Guard granted preliminary approval for the structure Nabors Delaware will utilize for these transactions. Formal application will be made to the Coast Guard for final approval to document the vessels in the name of a Nabors Delaware subsidiary and approve such transactions. While Nabors Delaware expects that such applications will be approved, there can be no assurance that the Coast Guard will approve such applications. If the Coast Guard does not approve such applications, Nabors Delaware will consider alternative methods to satisfy the citizenship requirements. For further discussion of the vessel transactions and the Coast Guard approval see "The Reorganization -- Regulatory Approvals" on page 18.


CREDIT FACILITIES (SEE PAGE 21)

     As a result of the merger, we may fail to comply with certain covenants contained in a credit agreement, dated as of September 5, 1997, as amended, among Nabors Delaware, its subsidiaries, Bank of America National Trust and Savings Association, Wells Fargo Bank (Texas), National Association and some other financial institutions. Currently, there is no indebtedness outstanding under this $200 million credit agreement. Due to its current cash position, Nabors Delaware does not anticipate having to borrow under this facility for the foreseeable future. Nabors Delaware presently intends to seek a waiver in connection with this potential default, although there can be no assurance that Nabors Delaware will obtain such a waiver. If no waiver is obtained, we cannot borrow under the credit agreement. In addition, this default would cause a cross-default under a $30 million letter of credit facility with Bank of America, N.A., dated January 7, 2002. As of March 20, 2002, there is approximately $25 million outstanding under such letter of credit facility. Nabors Delaware presently intends to seek a waiver in connection with this potential cross-default, although there can be no assurance that Nabors Delaware will obtain such a waiver. If no waiver is obtained, we will have to replace this letter of credit facility or cash collateralize such letters of credit. Nabors Delaware does not believe such potential defaults will adversely affect it, its operations or its stockholders or Nabors Bermuda or its shareholders if the merger is completed. The credit agreement and letter of credit facility are currently scheduled to expire in September 2002. It is currently anticipated that Nabors Delaware (or Nabors Bermuda if the merger is completed) would seek to obtain a replacement credit facility and letter of credit facility beginning in the second quarter of 2002.


U.S. FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS (SEE PAGE 40)


     Generally, for U.S. federal income tax purposes, stockholders who are U.S. persons will recognize gain, if any, but not loss, on the receipt of Nabors Bermuda common shares in exchange for Nabors Delaware common stock pursuant to the reorganization. Such a holder will generally recognize gain equal to the excess, if any, of the fair market value of the Nabors Bermuda common shares received in exchange for Nabors Delaware common stock in the reorganization over the holder's adjusted tax basis in the shares of Nabors Delaware common stock exchanged therefor. Generally, any such gain will be capital gain. Further, the holding period for any Nabors Bermuda common shares received by a U.S. holder recognizing gain with respect to the reorganization should begin the day after the effective date of the reorganization. Stockholders will not be permitted to recognize any loss realized on the exchange of their shares of Nabors Delaware common stock in the reorganization. In such case, the aggregate adjusted tax basis in the Nabors Bermuda common shares received would equal the aggregate adjusted tax basis of their shares of Nabors Delaware common stock. Thus, subject to any subsequent changes in the fair market value of Nabors Bermuda common shares, any loss would be preserved. The holding period for any Nabors Bermuda common shares received by U.S. holders with a loss on their Nabors Delaware common stock will include the holding period of the Nabors Delaware common stock exchanged therefor.

     WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION.


     A more detailed discussion of the material U.S. federal income tax consequences of the reorganization to the stockholders of Nabors Delaware is set forth under the heading "Income Tax Consequences of the Reorganization -- U.S. Federal Income Tax Consequences to Stockholders" on page 40.


RIGHTS OF STOCKHOLDERS (SEE PAGE 28)

     The principal attributes of the Nabors Delaware common stock and the Nabors Bermuda common shares will be substantially similar. There are differences, however, between the rights of stockholders under Delaware law and shareholders under Bermuda law. In addition, there are differences between our current certificate of incorporation and by-laws and Nabors Bermuda's memorandum of association and bye-laws. We encourage you to read the section titled "Comparison of Rights of Stockholders" on page 28 for a more detailed discussion of these differences.

STOCK EXCHANGE LISTING; RECENT STOCK PRICES (SEE PAGE 21)

     Immediately following the merger, Nabors Bermuda's common shares will be listed on the American Stock Exchange under the symbol "NBR," the same symbol under which Nabors Delaware's common stock is currently listed. Based on prior transactions similar to the reorganization by member companies of the S&P 500 Index, we believe that the pending change of domicile to Bermuda should not affect the company's status as a member of the S&P 500 Index.

     The closing price per share of our shares on the American Stock Exchange
was $[     ] on [Month Day], 2002. The high and low sales prices of Nabors
Delaware's common stock on the American Stock Exchange were $35.49 and $34.30 on December 31, 2001, the last trading day before the public announcement of the reorganization.

NO RIGHTS OF DISSENTING STOCKHOLDERS (SEE PAGE 20)

     Under the Delaware General Corporation Law, you will not have "dissenters" or appraisal rights in connection with the merger and the reorganization.

ACCOUNTING TREATMENT OF THE REORGANIZATION (SEE PAGE 21)

     The reorganization will be accounted for as a reorganization of entities under common control which will not result in changes in our historical consolidated carrying amount of assets, liabilities and stockholders' equity.

SPECIAL MEETING (SEE PAGE 22)

     Time, Date, Place. The special meeting of stockholders will be held at 11:00 a.m., local time, on Monday, June 3, 2002 at The Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060.

     Record Date. Only stockholders of record at the close of business on April 17, 2002, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the special meeting.

     Quorum. The presence, in person or by proxy, of stockholders holding a majority of the shares of Nabors Delaware entitled to vote will constitute a quorum.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF NABORS DELAWARE UNANIMOUSLY APPROVED THE AGREEMENT AND PLAN OF MERGER AND DECLARED ITS ADVISABILITY AND RECOMMENDS THAT YOU VOTE "FOR" ITS ADOPTION.

VOTE REQUIRED (SEE PAGE 23)

     ADOPTION OF THE AGREEMENT AND PLAN OF MERGER REQUIRES THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF NABORS DELAWARE COMMON STOCK OUTSTANDING ON APRIL 17, 2002. ABSTENTIONS AND BROKER NON-VOTES WILL THEREFORE EFFECTIVELY BE COUNTED AS VOTES AGAINST ADOPTION OF THE MERGER AGREEMENT. As of the April 17, 2002 record date, there were [Number] Nabors Delaware shares outstanding and entitled to vote. As of the record date, our directors and executive officers and their affiliates directly owned or are entitled to vote, in the aggregate, approximately [Number] shares of Nabors Delaware common stock, which represents approximately [Number]% of the outstanding shares of Nabors Delaware common stock. These persons have informed us that they intend to vote their shares in favor of the proposal to adopt the Agreement and Plan of Merger. Like other Nabors Delaware stockholders, for U.S. federal income tax purposes, certain of such directors and executive officers, including the Chairman of the board of Nabors Delaware, will recognize gain on the receipt of Nabors Bermuda common shares in exchange for their Nabors Delaware common stock pursuant to the reorganization.

PROXIES (SEE PAGE 23)

  GENERAL

     Stockholders of record may vote by marking, signing and mailing your proxy card in the enclosed postage-prepaid envelope.

     If you hold your Nabors Delaware shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. To be effective, a form of proxy must be received by us prior to the beginning of voting at the special meeting.

  REVOCATION

     There are three ways in which you may revoke your proxy and change your vote:

     - First, you may send a written notice to our proxy solicitor, Georgeson Shareholder Communications Inc., stating that you would like to revoke your proxy. This notice must be received prior to the special meeting.

     - Second, you may complete and submit a new later-dated proxy as described above. The latest dated proxy actually received by the company prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked.

     - Third, you may attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. At the special meeting, the chairman of the meeting will announce instructions for you to follow if you wish to revoke your proxy and vote in person at the meeting.

     If you have instructed a broker to vote your shares, you must follow directions received from your broker to change or revoke your proxy.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The selected historical consolidated financial data of Nabors Delaware in the table below were derived from Nabors Delaware's audited consolidated financial statements as of and for the four years ended December 31, 2001, as of and for the year ended September 30, 1997 and a transition period for the three months ended December 31, 1997. Nabors Delaware changed its fiscal year end from September 30 to December 31, effective for the fiscal year beginning January 1, 1998. A three-month transition period from October 1, 1997 through December 31, 1997 preceded the start of Nabors Delaware's new fiscal year. Nabors Delaware has recast its financial data to conform to the presentation of the twelve months ended December 31, 1997 by adjusting its audited results for the year ended September 30, 1997 to exclude the unaudited results for the quarter ended December 31, 1996 and to include the audited results for the quarter ended December 31, 1997. This data should be read in conjunction with the audited consolidated financial statements of Nabors Delaware, including the notes to the financial statements, incorporated by reference into this proxy statement/prospectus.

     We have not included data for Nabors Bermuda, Nabors Acquisition or Nabors US Holdings because they did not conduct business during any of the periods discussed below.

                                            THREE          TWELVE
                                            MONTHS         MONTHS
                          YEAR ENDED        ENDED          ENDED                    YEAR ENDED DECEMBER 31,
                         SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   -------------------------------------------------
                             1997            1997           1997          1998         1999         2000         2001
(IN THOUSANDS, EXCEPT    -------------   ------------   ------------   ----------   ----------   ----------   ----------
PER SHARE AMOUNTS)                                      (UNAUDITED)
Operating revenues.....   $1,028,853       $302,831      $1,114,758    $  968,462   $  638,507   $1,327,124   $2,121,157
                          ----------       --------      ----------    ----------   ----------   ----------   ----------
Income before
  extraordinary gain...      114,808         41,327         136,020       124,988       27,704      135,474      347,792
Extraordinary gain,
  net..................           --             --              --            --           --        1,882        9,658
                          ----------       --------      ----------    ----------   ----------   ----------   ----------
Net income.............   $  114,808       $ 41,327      $  136,020    $  124,988   $   27,704   $  137,356   $  357,450
                          ----------       --------      ----------    ----------   ----------   ----------   ----------
Net income per diluted
  share:
  Net income before
    extraordinary
    gain...............   $     1.08       $    .37      $     1.24    $     1.16   $      .23   $      .89   $     2.18
  Extraordinary gain,
    net................           --             --              --            --           --          .01          .06
                          ----------       --------      ----------    ----------   ----------   ----------   ----------
  Net income...........   $     1.08       $    .37      $     1.24    $     1.16   $      .23   $      .90   $     2.24
                          ----------       --------      ----------    ----------   ----------   ----------   ----------
Dividends per common
  share................           --             --              --            --           --           --           --
Total assets...........   $1,234,232                     $1,281,306    $1,465,907   $2,398,003   $3,136,868   $4,151,915
Long-term
  obligations..........      229,507                        226,299       217,034      482,600      854,777    1,567,616
Stockholders' equity...   $  727,843                     $  767,340    $  867,469   $1,470,074   $1,806,468   $1,857,866

                    SUMMARY PRO FORMA FINANCIAL INFORMATION

     A pro forma condensed consolidated balance sheet for Nabors Bermuda is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to the historical consolidated balance sheet of Nabors Delaware as of December 31, 2001. That balance sheet is included in Nabors Delaware's Annual Report on Form 10-K for the year ended December 31, 2001.

     A pro forma condensed consolidated income statement for Nabors Bermuda is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to income from operations in the historical consolidated income statement of Nabors Delaware for the year ended December 31, 2001. That income statement is included as an exhibit to Nabors Delaware's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     Costs incurred in connection with the reorganization are not expected to be material and are expensed as incurred.

                                  RISK FACTORS

CERTAIN NABORS DELAWARE STOCKHOLDERS WILL RECOGNIZE A TAXABLE GAIN AS A RESULT OF THE REORGANIZATION.

     Generally, for U.S. federal income tax purposes, stockholders who are U.S. persons will recognize gain, if any, but not loss, on the receipt of Nabors Bermuda common shares in exchange for Nabors Delaware common stock pursuant to the reorganization. Such a holder will generally recognize gain equal to the excess, if any, of the fair market value of the Nabors Bermuda common shares received in exchange for Nabors Delaware common stock in the reorganization over the holder's adjusted tax basis in the shares of Nabors Delaware common stock exchanged therefor. Generally, any such gain will be capital gain. Further, the holding period for any Nabors Bermuda common shares received by a U.S. holder recognizing gain with respect to the reorganization should begin the day after the effective date of the reorganization. Stockholders will not be permitted to recognize any loss realized on the exchange of their shares of Nabors Delaware common stock in the reorganization. In such case, the aggregate adjusted tax basis in the Nabors Bermuda common shares received would equal the aggregate adjusted tax basis of their shares of Nabors Delaware common stock. Thus, subject to any subsequent changes in the fair market value of Nabors Bermuda common shares, any loss would be preserved.

     WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION.

NABORS BERMUDA AND ITS SUBSIDIARIES COULD INCUR A MATERIAL AMOUNT OF TAXES IF THERE ARE UNFAVORABLE CHANGES IN, OR INTERPRETATIONS OF, TAX LAWS.


     Several senior members of the United States Congress have introduced legislation that, if enacted, would have the effect of eliminating the anticipated tax benefits of the transaction. Each of the proposed bills, for U.S. federal tax purposes, would treat a foreign corporation, such as Nabors Bermuda, that undertakes a corporate expatriation transaction such as the reorganization as a domestic corporation and, thus, such foreign corporation would be subject to U.S. federal tax. Each of the proposed bills would have retroactive effect to inversion transactions occurring after specified dates in 2001 or 2002. If any of the proposed legislation were enacted in their present forms and with their proposed effective dates, the anticipated tax savings from the reorganization would not be realized.


     In addition, several other members of the United States Congress and the Treasury Department have recently announced the intent to investigate transactions such as the reorganization. As a result of the increased scrutiny of such transactions, changes in the tax laws, tax treaties or tax regulations may occur, with prospective or retroactive effect, which could eliminate or substantially reduce the anticipated tax benefits of the reorganization or subject the company to material tax liability as a result of the reorganization. If in response to any such changes the reorganized company or its subsidiaries undertake a corporate restructuring, such restructuring could result in additional material adverse tax consequences to the company or its shareholders.

     In addition, the IRS or other taxing authority could disagree with our assessment of the effects or interpretation of existing laws, regulations and treaties, which could have a material adverse effect on the tax consequences of the reorganization, the tax consequences of the future operations of the reorganized company and its subsidiaries or otherwise have a material adverse effect on the tax consequences to the company or its shareholders.

THE REORGANIZATION COULD RESULT IN A MATERIAL AMOUNT OF TAXES TO NABORS
DELAWARE.

     Although we believe that Nabors Delaware should not incur a material amount of U.S. federal income or withholding tax as a result of the reorganization, the IRS may not agree with this conclusion. If the IRS were to successfully challenge the tax treatment of the reorganization, Nabors Delaware could incur a material amount of U.S. federal income or withholding tax as a result of the reorganization.

NABORS BERMUDA MAY BECOME SUBJECT TO U.S. CORPORATE INCOME TAX.

     Although Nabors Delaware and its subsidiaries will continue to be subject to U.S. corporate income tax on their operations after the reorganization, Nabors Bermuda anticipates that its non-U.S. operations will not be subject to U.S. corporate income tax, other than withholding taxes imposed on certain U.S. source income. If, however, Nabors Bermuda becomes subject to U.S. corporate income tax, Nabors Bermuda's net income could be reduced.

     Nabors Bermuda and other non-U.S. Nabors affiliates will conduct their operations in a manner intended to ensure that Nabors Bermuda and its non-U.S. affiliates do not engage in the conduct of a U.S. trade or business and, thus, Nabors Bermuda and its non-U.S. affiliates believe that they should not be required to pay U.S. corporate income tax, other than withholding tax on certain U.S. source income. However, if the IRS successfully contends that Nabors Bermuda or any of its non-U.S. affiliates are engaged in a trade or business in the U.S., Nabors Bermuda or that non-U.S. affiliate would be required to pay U.S. corporate income tax on income that is subject to the taxing jurisdiction of the U.S., and possibly the U.S. branch profits tax.

THE ENFORCEMENT OF JUDGMENTS IN STOCKHOLDER SUITS AGAINST NABORS BERMUDA MAY BE MORE DIFFICULT.

     Nabors Bermuda is a Bermuda exempted company. As a result, it may be difficult for you to effect service of process within the United States or to enforce judgments obtained against Nabors Bermuda in United States courts. This difficulty may adversely affect your rights in this regard as a shareholder of Nabors Bermuda when compared to your rights as a stockholder of Nabors Delaware. Nabors Bermuda will irrevocably agree that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Nabors Industries, Inc. (Nabors Delaware) located at 515 West Greens Road, Suite 1200, Houston, Texas 77067, be its United States agent appointed for that purpose.

     Nabors Bermuda has been advised by its Bermuda counsel, Appleby, Spurling & Kempe, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. Nabors Bermuda has also been advised by Appleby, Spurling & Kempe that a final and conclusive judgment obtained in a court of competent jurisdiction in the United States under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in the Protection of Trading Interests Act of 1981) may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligation, by action on the debt evidenced by the court's judgment. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as:

     - the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and

     - the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.


     A Bermuda court may impose civil liability on Nabors Bermuda or its directors or officers in a suit brought by shareholders or others in the Supreme Court of Bermuda against Nabors Bermuda or such persons with respect to facts that constitute a violation of U.S. federal securities laws only if the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.



ANTI-TAKEOVER PROVISIONS IN NABORS BERMUDA'S BYE-LAWS WILL MAINTAIN CERTAIN EXISTING ANTI-TAKEOVER PROVISIONS OF NABORS DELAWARE WHICH COULD DISCOURAGE OR MAKE MORE DIFFICULT UNSOLICITED TAKEOVER BIDS FROM THIRD PARTIES OR THE REMOVAL OF INCUMBENT MANAGEMENT OF NABORS BERMUDA.


     Similar to the current authority of Nabors Delaware's board of directors, the board of directors of Nabors Bermuda may issue preferred shares and determine their rights and qualifications. The issuance of preferred shares might discourage or make more difficult unsolicited takeover bids from third parties.

     In addition, provisions in Nabors Bermuda's bye-laws, which replicate or are similar to certain provisions of Nabors Delaware's restated certificate of incorporation and by-laws, similarly could discourage or make more difficult unsolicited takeover bids from third parties or the removal of incumbent management. These provisions include:

     - a classified board of directors; and

     - the requirement that the written request of the holders of record of not less than 10% of the Nabors Bermuda common shares then outstanding is necessary for shareholders to validly call a special meeting.

YOUR RIGHTS AS A STOCKHOLDER WILL CHANGE AS A RESULT OF THE REORGANIZATION.


     Because of differences in Bermuda law and Delaware law and differences in the governing documents of Nabors Bermuda and Nabors Delaware, your rights as a stockholder will change if the reorganization is completed. For example, in general, it may be more difficult for you to bring a shareholder derivative suit on behalf of the company under Bermuda law than it is to bring such a suit under Delaware law. In addition, provisions in Nabors Bermuda's bye-laws will place time limitations on your ability to submit shareholder proposals and nominations for directors which are not included in Nabors Delaware's by-laws. For a description of these and other differences, see "Comparison of Corporate Governance Provisions" beginning on page 30.


                               THE REORGANIZATION

STRUCTURE OF THE REORGANIZATION

     The Board of Directors has unanimously approved and recommends that you adopt the Agreement and Plan of Merger whereby we will change our domicile from Delaware to Bermuda. The reorganization will be accomplished through the merger of Nabors Acquisition into Nabors Delaware. Nabors Delaware will be the surviving company in the merger and become a wholly-owned, indirect subsidiary of Nabors Bermuda. The terms of the merger are set forth in the Agreement and Plan of Merger attached as annex I to this proxy statement/prospectus. As a result of the merger your shares of Nabors Delaware common stock will automatically convert into the right to receive the same number of Nabors Bermuda common shares.

     After completion of the reorganization, you will own an interest in a Bermuda holding company which, through Nabors Delaware and its other subsidiaries, will be engaged in the same business that Nabors Delaware and its subsidiaries were engaged in prior to the reorganization.

     The reorganization involves the following steps:

          1. Nabors Acquisition will merge into Nabors Delaware. Nabors Delaware will be the surviving entity and become a wholly-owned, indirect subsidiary of Nabors Bermuda.

          2. In the merger, each outstanding share of common stock of Nabors Delaware will automatically convert by operation of law into the right to receive one common share of Nabors Bermuda, and the current stockholders of Nabors Delaware will own exactly the same number of Nabors Bermuda common shares. For a description of the terms of the Nabors Bermuda common shares, please see the discussion under "Description of Authorized Shares of Nabors Industries Ltd." on page 24.

BACKGROUND AND REASONS FOR THE REORGANIZATION

  INTERNATIONAL EXPANSION

     International activities are an important part of our current business. Internationally, operating revenues and earnings from unconsolidated affiliates were approximately $279 million in 2000 and $344.5 million in 2001, accounting for approximately 20% and 16%, respectively, of our total operating revenues and earnings from unconsolidated affiliates in such years. Approximately 112 rigs of our 566 land drilling rig fleet currently are located outside of the United States and approximately 14 rigs of our 60 offshore rig fleet currently are positioned outside of United States waters. We believe that a substantial portion of future opportunities for our services will be outside of the United States and accordingly, we believe international operations will account for a greater percentage of our total revenues in the future. We believe that reorganizing Nabors Delaware as a Bermuda corporation will give us competitive advantages not available to a U.S. company. As a Bermuda company, we believe we will have greater access to international capital markets and international acquisition opportunities, which will allow us to implement our international expansion strategy more effectively. In addition, a number of our competitors have reincorporated outside of the United States to achieve these competitive advantages. We believe the reorganization will allow us to compete more effectively on a global scale.

  GLOBAL TAX POSITION

     The board is recommending the reorganization in part because it believes that the reorganization will improve our global tax position and should maximize potential growth and cash flow. We anticipate that the reorganized structure may enhance our ability to realize significant tax savings net of tax costs. However, we cannot give any assurance as to what our tax savings net of tax costs will be after the reorganization. After the reorganization our tax rate will depend on, among other things, profitability and the relative mix of our operations worldwide and our ability to react to any changes in tax laws, treaties and policies and the interpretation of such laws, treaties and policies in the jurisdictions where we operate. Our actual effective tax rate may vary materially from our expectation.

     As a result of an improvement in cash flow we believe we will be able to:

     - maximize existing business growth and cash flow; and

     - commit additional capital to international expansion.

     Nabors Bermuda will be indirectly subject to U.S. tax on income earned from its U.S. business much as we are now. However, we believe the reorganization:

     - will potentially improve our global tax position;

     - may facilitate foreign tax savings through a more flexible corporate structure; and

     - may provide future U.S. tax savings to the extent that new foreign businesses may be held by Nabors Bermuda without any intervening U.S. owners.

Thus the new corporate structure should give us greater flexibility in seeking to lower our worldwide tax liability and effective tax rate.

     In addition, Nabors Delaware's board believes that the reorganization will result in a more favorable corporate structure for expansion of our current business because it will facilitate the cost effective acquisition and operation of non-U.S. businesses.


     It is important to note that several senior members of the United States Congress have introduced legislation that, if enacted, would have the effect of eliminating the anticipated tax benefits of the transaction. In addition, several other members of the United States Congress and the Treasury Department have recently announced the intent to investigate transactions such as the reorganization. As a result of the increased scrutiny of such transactions, changes in the tax laws, tax treaties or tax regulations may occur, with prospective or retroactive effect, which could eliminate or substantially reduce the anticipated tax benefits of the reorganization or have a material adverse effect on the tax consequences of the reorganization to the company. If in response to any such changes the reorganized company or its subsidiaries undertake a corporate restructuring, such restructuring could result in additional material adverse tax consequences to the company or its shareholders.

  POTENTIAL EXPANSION OF INVESTOR BASE

     The board also believes that the reorganization may increase Nabors Bermuda's attractiveness to non-U.S. investors. Estate taxes are payable in some cases in respect of the value of shares in a U.S. corporation owned by a non-U.S. investor. Although Nabors Delaware has not paid any dividends on its common stock since 1982, distributions with respect to stock in a U.S. corporation to nonresident aliens could be subject to withholding taxes under the Internal Revenue Code of 1986, as amended (the "Code"). As we will be a non-U.S. corporation following the reorganization, these taxes will generally no longer be applicable to non-U.S. investors. Under existing Bermuda law, there will be no Bermuda income or withholding tax on dividends, if any, paid by Nabors Bermuda to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of Nabors Bermuda common shares (other than by shareholders resident in Bermuda). Likewise, under existing Barbados law, there will be no Barbados income or withholding tax on dividends, if any, paid by Nabors Bermuda to its shareholders. Furthermore, U.S. shareholders will not be subject to any Barbados taxation on the sale or other transfer (including by gift or on the death of the shareholder) of Nabors Bermuda common shares. Nabors Bermuda is not aware of any other taxes that non-U.S. residents might incur that could discourage an investment in Nabors Bermuda as compared to an investment in Nabors Delaware. As a result, non-U.S. investors may be more receptive to an investment in Nabors Bermuda common shares.

     In addition to the potential benefits described above, the reorganization will expose you to some risks. Please see the discussion under "Risk Factors" on page 13. There are also differences between the Delaware and the Bermuda corporate law and the organizational documents of Nabors Delaware and Nabors Bermuda. For a discussion of these differences, please see "Comparison of Rights of Stockholders" on page 28. The board of directors has determined that the potential advantages of the reorganization substantially outweigh these risks and differences. Accordingly, the board of directors of Nabors Delaware has unanimously approved the Agreement and Plan of Merger and declared its advisability and recommends that stockholders vote "FOR" its adoption. However, no assurances can be given that the anticipated benefits of the reorganization will be realized.

THE MERGER AGREEMENT

     Nabors Delaware, Nabors Bermuda, Nabors Acquisition and Nabors US Holdings have entered into the merger agreement, which is the legal document that governs the merger. We recommend that you read carefully the complete merger agreement for the precise legal terms of the merger and other information that may be important to you. The merger agreement is included in this proxy statement/prospectus as annex I and is incorporated in this document by reference.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

     - the merger agreement is adopted by the affirmative vote of holders of a majority of the shares of Nabors Delaware common stock outstanding on the record date;

     - none of the parties to the merger agreement is subject to any governmental decree, order or injunction that prohibits the consummation of any of the steps in the reorganization;

     - the registration statement of which this proxy statement/prospectus is a part is declared effective by the Securities and Exchange Commission, and no stop order is in effect;

     - the Nabors Bermuda common shares to be issued pursuant to the merger are approved for listing on the American Stock Exchange, subject to official notice of issuance;

     - all filings required by a governmental or regulatory agency are made; and

     - all consents and approvals required by any governmental or regulatory agency and all other material third-party consents are received.

     We are parties to agreements that require the consent of third parties prior to the implementation of the merger. We believe that we will obtain all material consents required prior to the completion of the merger and that the failure to obtain any other consents will not have a material impact on our business or our ability to consummate the reorganization.

REGULATORY APPROVALS


     Through various subsidiaries, Nabors Delaware owns a fleet of approximately 30 vessels which provide transportation of drilling materials, supplies and crews for offshore rig operations and support for other offshore operations to third parties, principally through time charter contracts. Under a time charter contract, an operator, a subsidiary of Nabors Delaware, operates the vessels to provide the transportation services required by the third parties. Annual revenues generated by this vessel fleet for each of the years 2000 and 2001 were less than 3.5% of Nabors Delaware's total consolidated revenues in such years. Under United States laws and regulations of the United States Coast Guard, these vessels are considered to be operating in the "coastwise trades" and accordingly must be owned by an entity which is a United States citizen for these purposes as determined by the Coast Guard. After the reorganization is completed, Nabors Bermuda will be deemed to be the ultimate owner of the vessels and will not qualify as a United States citizen for these purposes.



     Accordingly, if stockholders of Nabors Delaware adopt the merger agreement, Nabors Delaware will undertake actions to satisfy these citizenship requirements. Specifically, Nabors Delaware anticipates that it will transfer title of the vessels and assign charter contracts to Nabors US Finance LLC, an indirect, Delaware subsidiary of Nabors Delaware. Nabors US Finance will enter into a contract called a "bareboat charter" with an independent third party which will "time charter" the vessels back to a subsidiary of Nabors Bermuda. Under the terms of the bareboat charter, the independent third party will have full possession, control and command of the vessels, will man, equip, maintain and repair the vessels and will operate them as directed by the Nabors Bermuda subsidiary under the time charter. The time charter contract will be between the Nabors Bermuda subsidiary and the independent third party pursuant to which the independent third party will operate the vessels to provide transportation services to the Nabors Bermuda subsidiary at such subsidiary's direction. The independent third party will qualify as a United States citizen under sections 2(a) and (c) of the Shipping Act, 1916, as amended, and for purposes of the Coast Guard regulations. This transaction structure will allow the Nabors group to retain legal title and an economic participation in the utilization of the vessels through their employment under the time charter while satisfying the Coast Guard's citizenship requirements. By letter dated March 20, 2002, the Coast Guard granted preliminary approval for the structure Nabors Delaware will utilize for these transactions. If shareholders adopt the merger agreement, Nabors US Finance will submit formal applications to the Coast Guard to document the vessels in its name and approve the transactions described above. While Nabors Delaware expects that such applications will be approved, there can be no assurance that the Coast Guard will approve such applications. If the Coast Guard does not approve such applications, Nabors Delaware will consider alternative methods to satisfy the citizenship requirements.


EFFECTIVE TIME

     If the merger agreement is adopted by the requisite vote of our stockholders, the merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with Delaware law. If the merger agreement is adopted, Nabors Delaware expects to file the certificate of merger and have the merger become effective promptly following the special meeting.

     In the event the conditions to the merger are not satisfied, the merger may be abandoned or delayed even after the merger agreement has been adopted by our stockholders. In addition, the merger may be abandoned or delayed for any reason by the board of directors of Nabors Delaware at any time prior to its becoming effective, even though the merger agreement has been adopted by our stockholders and all conditions to the merger have been satisfied.

AMENDMENT OR TERMINATION

     The merger agreement may be amended, modified or supplemented at any time before or after its adoption by our stockholders. However, after adoption, no amendment, modification or supplement may be made or effected that does any of the following:

     - alters or changes the amount or kind of shares to be received by stockholders in the merger;

     - alters or changes any term of the certificate of incorporation of the surviving corporation; or

     - alters or changes any other terms and conditions of the merger agreement if any of the alterations or changes would adversely affect the holders of Nabors Delaware common stock.

     Our board of directors may terminate the merger agreement and abandon the merger at any time prior to its effectiveness.

SHARE CONVERSION; EXCHANGE OF SHARES

     Each share of Nabors Delaware common stock will automatically convert by operation of law into the right to receive one common share of Nabors Bermuda upon the consummation of the merger.

     If you desire to sell some or all of your Nabors Bermuda common shares after the effective date of the merger, delivery of the stock certificate(s) which previously represented shares of Nabors Delaware common stock will be sufficient. The holding period for any Nabors Bermuda common shares received by a U.S. holder recognizing gain with respect to the reorganization should begin the day after the effective date of the reorganization. The holding period for any Nabors Bermuda common shares received by U.S. holders with a loss on their Nabors Delaware common stock will include the holding period of the Nabors Delaware common stock exchanged therefor. Your right to sell shares of Nabors Delaware before the effective date of the merger will not be affected.

     Prior to the merger, an exchange agent will be appointed by Nabors US Holdings and Nabors Acquisition to handle the exchange of Nabors Delaware stock certificates for Nabors Bermuda common share certificates. Prior to the merger, Nabors US Holdings and Nabors Acquisition will cause a sufficient number of Nabors Bermuda common shares to be deposited with the exchange agent for the purpose of enabling stockholders to exchange their Nabors Delaware common stock certificates for certificates representing an equal number of Nabors Bermuda common shares. Soon after the closing of the merger, the exchange agent will send a letter of transmittal, which is to be used to exchange Nabors Delaware stock certificates for Nabors Bermuda share certificates, to each former Nabors Delaware stockholder. The letter of transmittal will contain instructions explaining the procedure for surrendering Nabors Delaware stock certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

     Nabors Delaware stockholders who surrender their stock certificates, together with a properly completed letter of transmittal, will receive share certificates representing the common shares of Nabors Bermuda into which their shares of Nabors Delaware have been converted in the merger. After the merger, each certificate that previously represented shares of Nabors Delaware common stock will represent only the right to receive the common shares of Nabors Bermuda into which those shares of Nabors Delaware common stock have been converted.

     Although Nabors Bermuda anticipates that it will not pay any dividends on its common shares for the foreseeable future, if it does pay any dividends it will not pay dividends to holders of Nabors Delaware stock certificates in respect of the common shares of Nabors Bermuda into which the Nabors Delaware shares represented by those certificates have been converted until the Nabors Delaware stock certificates are surrendered to the exchange agent.

     After the merger becomes effective, Nabors Delaware will not register any further transfers of shares of Nabors Delaware common stock. Any certificates for Nabors Delaware shares that you present for registration after the effective time of the merger will be exchanged for Nabors Bermuda common shares.

     If you surrender a Nabors Delaware stock certificate and request the new Nabors Bermuda certificate to be issued in a name other than the one appearing on the surrendered certificate, you must endorse the stock certificate or otherwise prepare it to be in proper form for transfer.

MANAGEMENT OF NABORS BERMUDA

     When the reorganization is completed, all of the directors and all of the executive officers of Nabors Delaware will become the directors and executive officers of Nabors Bermuda. Assuming the merger agreement is adopted, the current directors of Nabors Delaware will carry over their remaining terms of office to Nabors Bermuda.

REQUIRED VOTE FOR THE REORGANIZATION

     In order to complete the reorganization, the merger agreement must be adopted by the affirmative vote of holders of a majority of the shares of Nabors Delaware common stock outstanding on April 17, 2002. Because of this vote requirement, ABSTENTIONS WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE PROPOSAL TO ADOPT THE MERGER AGREEMENT. THE FAILURE OF A STOCKHOLDER TO SUBMIT A FORM OF PROXY OR TO VOTE IN PERSON AT THE MEETING WILL ALSO HAVE THE EFFECT OF A VOTE AGAINST THE ADOPTION OF THE MERGER AGREEMENT. Under the rules of the American Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on many "routine" proposals when they have not received instructions from beneficial owners. Under these rules, brokers are precluded from exercising their voting discretion with respect to proposals for non-routine matters like the merger. THUS, ABSENT SPECIFIC INSTRUCTIONS FROM YOU, YOUR BROKER IS NOT EMPOWERED TO VOTE YOUR SHARES WITH RESPECT TO THE ADOPTION OF THE MERGER AGREEMENT (I.E., "BROKER NON-VOTES"). Since the affirmative vote of holders of a majority of the shares of Nabors Delaware common stock is required for adoption of the merger agreement, A BROKER NON-VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT.

     As of the record date for the special meeting, there were [Number] shares of Nabors Delaware common stock outstanding and entitled to vote. As of the record date, our directors and executive officers owned or are entitled to vote, in the aggregate, approximately [Number] shares of our common stock, which represents approximately [Number]% of the outstanding Nabors Delaware common stock. These persons have informed us that they intend to vote their shares in favor of the proposal to adopt the merger agreement.

NO RIGHTS OF DISSENTING STOCKHOLDERS

     Under Delaware law, you will not have "dissenters" or appraisal rights in connection with the merger or the reorganization because, among other reasons, Nabors Delaware common stock is listed on the American Stock Exchange and Nabors Bermuda common shares will be listed on the American Stock Exchange following the effective time of the merger.

DIVIDENDS

     Nabors Delaware has not declared or paid any cash dividends on its common stock since 1982. We do not intend to pay any cash dividends on our common stock for the foreseeable future. If the merger agreement is adopted and the reorganization is completed, Nabors Bermuda anticipates that it will not pay any dividends on its common shares for the foreseeable future.

STOCK COMPENSATION PLANS AND EMPLOYMENT AGREEMENTS

     If the reorganization is completed, we will amend and revise our employee and director stock option and other stock-based plans and arrangements to (1) provide that Nabors Delaware will continue to sponsor the employee plans and Nabors Bermuda will assume sponsorship of certain director plans, (2) provide that common shares of Nabors Bermuda will be issued upon the exercise of any options or the payment of any other stock-based awards under the plans and arrangements, and (3) otherwise appropriately reflect the substitution of common shares of Nabors Bermuda for common stock of Nabors Delaware under the plans and arrangements and related agreements. Your approval of the merger will also constitute approval of those amendments and revisions to our stock option and other stock-based plans and arrangements providing for future use of Nabors Bermuda common shares in lieu of common stock of Nabors Delaware after the merger. In addition, Nabors Delaware will amend or obtain waivers with respect to employment agreements with certain executive officers to provide that the reorganization does not constitute a "change in control" under such agreements, and Nabors Bermuda will agree to assume the rights and obligations of Nabors Delaware under such agreements. Such executive officers have agreed to such amendments and waivers in principle, subject to mutual agreement on documentation.

STOCK EXCHANGE LISTING

     Our common stock is currently listed on the American Stock Exchange. There is currently no established public trading market for the common shares of Nabors Bermuda. We have made an application so that, immediately following the reorganization, the common shares of Nabors Bermuda will be listed on the American Stock Exchange under the symbol "NBR," the same symbol under which Nabors Delaware common stock is currently listed. Based on prior transactions similar to the reorganization by member companies of the S&P 500 Index, we believe that the pending change of domicile to Bermuda should not affect the company's status as a member of the S&P 500 Index.

ACCOUNTING TREATMENT OF THE REORGANIZATION

     The reorganization will be accounted for as a reorganization of entities under common control which will not result in changes in our historical consolidated carrying amounts of assets, liabilities and stockholders' equity.

CREDIT FACILITIES

     As a result of the merger, we may fail to comply with certain covenants contained in a credit agreement, dated as of September 5, 1997, as amended, among Nabors Delaware, its subsidiaries, Bank of America National Trust and Savings Association, Wells Fargo Bank (Texas), National Association and some other financial institutions. Currently, there is no indebtedness outstanding under this $200 million credit agreement. Due to its current cash position, Nabors Delaware does not anticipate having to borrow under this facility for the foreseeable future. Nabors Delaware presently intends to seek a waiver in connection with this potential default, although there can be no assurance that Nabors Delaware will obtain such a waiver. If no waiver is obtained, we cannot borrow under the credit agreement. In addition, this default would cause a cross-default under a $30 million letter of credit facility with Bank of America, N.A., dated January 7, 2002. As of March 20, 2002, there is approximately $25 million outstanding under such letter of credit facility. Nabors Delaware presently intends to seek a waiver in connection with this potential cross-default, although there can be no assurance that Nabors Delaware will obtain such a waiver. If no waiver is obtained, we will have to replace this letter of credit facility or cash collateralize such letters of credit. Nabors Delaware does not believe such potential defaults will adversely affect it, its operations or its stockholders or Nabors Bermuda or its shareholders if the merger is completed. The credit agreement and letter of credit facility are currently scheduled to expire in September 2002. It is currently anticipated that Nabors Delaware (or Nabors Bermuda if the merger is completed) would seek to obtain a replacement credit facility and letter of credit facility beginning in the second quarter of 2002.

                              RECENT DEVELOPMENTS

     On February 25, 2002, Nabors Delaware entered into an agreement to acquire Enserco Energy Service Company Inc., a Canadian corporation. The acquisition will be effected pursuant to a plan of arrangement submitted for approval to a Canadian court. Nabors Delaware has agreed to pay Cdn. $15.50 per Enserco common share (plus additional consideration calculated at the rate of 6% per annum from and including February 26, 2002 to and including the date of the closing). The purchase price is payable, at the election of each individual Enserco shareholder, in cash or in shares of a Canadian subsidiary of Nabors Delaware (or a combination of cash and shares) that would be exchangeable for shares of Nabors Delaware common stock, or, if the reorganization is completed, Nabors Bermuda common shares, in each case, on a 1:1 basis. The exchangeable shares of the Canadian subsidiary will have provisions which effectively confer on the holders of the exchangeable shares the same voting and economic rights in Nabors Delaware as the holders of Nabors Delaware common stock. Specifically, the exchangeable shares:

     - will effectively have the same voting rights, dividend entitlements and other attributes of Nabors Delaware common stock (or Nabors Bermuda common shares if the reorganization is completed);

     - will be exchangeable, at the holder's option, on a one-for-one basis into Nabors Delaware common stock (or Nabors Bermuda common shares if the reorganization is completed);

     - subject to compliance with listing requirements, will be listed on the Toronto Stock Exchange; and

     - will automatically be exchanged five years after completion of the Enserco acquisition or upon the occurrence of other specified events.

     Under the terms of the acquisition agreement, the number of exchangeable shares of the Canadian subsidiary to be issued for each Enserco common share will take into account the additional consideration component and will be determined based on the weighted average trading price of Nabors Delaware common stock on the American Stock Exchange for the 10 consecutive trading days ending on the third business day prior to the date of the Enserco shareholders meeting to approve the acquisition.

     Nabors Delaware also separately agreed to acquire from two Enserco shareholders Enserco common shares representing approximately 20.5% of the issued and outstanding Enserco shares for Cdn. $15.50 per share, subject to certain closing conditions and receipt of regulatory approvals. These purchases closed on March 18, 2002. In addition, certain persons who own or control an aggregate of 3,748,795 Enserco common shares and options to acquire an aggregate of 511,240 Enserco common shares have agreed, subject to the terms and conditions of those agreements, to vote their Enserco common shares (including Enserco common shares acquired on the exercise of such options) in favor of the Nabors Delaware acquisition.

     Enserco is an integrated energy services company providing production and drilling services to the North American oil and gas industry. Through its subsidiaries, Bonus Well Servicing and H&R Drilling, Enserco operates over 200 Canadian well-servicing rigs and 30 drilling rigs.

     The transaction is subject to the receipt of certain regulatory approvals and must be approved by at least two-thirds of the votes cast at a special meeting of Enserco shareholders. The transaction is currently expected to close on or about April 26, 2002. Nabors Delaware currently anticipates that its acquisition of Enserco will be consummated prior to completion of the reorganization. However, the closing of the Enserco acquisition is not a condition to the consummation of the reorganization.

                              THE SPECIAL MEETING

     This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of Nabors Delaware common stock by the Nabors Delaware board of directors relating to the merger and other matters to be voted upon at the special meeting and at any adjournment or postponement of the meeting. This proxy statement/prospectus is also a prospectus for Nabors Bermuda common shares to be issued in the merger. Nabors Delaware mailed this proxy statement/prospectus to stockholders beginning on or about [Month Day], 2002. You should read this proxy statement/prospectus carefully before voting your shares.

WHEN AND WHERE THE SPECIAL MEETING WILL BE HELD

     The special meeting of stockholders will be held at 11:00 a.m., local time, on Monday, June 3, 2002, at The Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060.

WHAT WILL BE VOTED UPON

     At the special meeting, you will be asked to consider and vote upon the following items:

     - To adopt the Agreement and Plan of Merger, substantially in the form attached to this proxy statement/prospectus as annex I, among Nabors Delaware, Nabors Acquisition, Nabors Bermuda and Nabors US Holdings whereby the company will effectively change its place of incorporation from Delaware to Bermuda by merging Nabors Acquisition with Nabors Delaware, which will be the surviving entity and become a wholly-owned, indirect subsidiary of Nabors Bermuda, and pursuant to which each share of Nabors Delaware will automatically be converted into the right to receive a share of Nabors Bermuda and all current stockholders of Nabors Delaware will become shareholders of Nabors Bermuda; and

     - To transact such other business as may properly come before the special meeting.

ONLY NABORS DELAWARE STOCKHOLDERS OF RECORD ON APRIL 17, 2002 ARE ENTITLED TO
VOTE

     Only stockholders of record at the close of business on April 17, 2002, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the special meeting. On the record date, there were [Number] million shares of Nabors Delaware common stock outstanding and entitled to vote at the special meeting.

MAJORITY OF OUTSTANDING SHARES MUST BE REPRESENTED FOR A VOTE TO BE TAKEN

     In order to have a quorum, the holders of a majority of the shares of Nabors Delaware common stock outstanding on the record date must be represented in person or by proxy at the special meeting.

VOTE REQUIRED FOR APPROVAL

     The Agreement and Plan of Merger must be adopted by the affirmative vote of holders of a majority of the shares of Nabors Delaware common stock outstanding on April 17, 2002. Each share of Nabors Delaware common stock is entitled to cast one vote. As of the record date, directors and executive officers of Nabors Delaware owned and were entitled to vote [Number] shares (or [Number]%) of Nabors Delaware common stock. These persons have advised us that they intend to vote their shares in favor of the proposal. Like other Nabors Delaware stockholders, for U.S. federal income tax purposes, certain of such directors and executive officers, including the Chairman of the board of Nabors Delaware, will recognize gain on the receipt of Nabors Bermuda common shares in exchange for their Nabors Delaware common stock pursuant to the reorganization.

VOTING YOUR SHARES AND CHANGING YOUR VOTE

  VOTING YOUR SHARES

     The Nabors Delaware board of directors is soliciting proxies from the Nabors Delaware stockholders. This will give you the opportunity to vote at the special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions. If you do not vote by marking, signing and mailing your proxy card or by attending the special meeting and voting in person, it will have the same effect as voting against the adoption of the merger agreement.

     Stockholders of record may vote by marking, signing and mailing your proxy card in the enclosed postage-prepaid envelope.

     If you hold your Nabors Delaware shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. To be effective, a form of proxy must be received by us prior to the beginning of voting at the special meeting.

  CHANGING YOUR VOTE BY REVOKING YOUR PROXY

     There are three ways in which you may revoke your proxy and change your vote:

     - First, you may send a written notice to our proxy solicitor, Georgeson Shareholder Communications Inc., stating that you would like to revoke your proxy. This notice must be received prior to the special meeting.

     - Second, you may complete and submit a new later-dated proxy by marking, signing and mailing a new proxy card. The latest dated proxy actually received by the company prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked.

     - Third, you may attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. At the special meeting, the chairman of the meeting will announce instructions for you to follow if you wish to revoke your proxy and vote in person at the meeting.

     If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy.

HOW PROXIES ARE COUNTED

     If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by the Nabors Delaware board of directors. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the special meeting. A properly executed proxy marked "ABSTAIN" will not be voted. However, it may be counted to determine whether there is a quorum present at the special meeting. Accordingly, since the affirmative vote of holders of a majority of the shares of Nabors Delaware common stock entitled to vote at the special meeting is required to adopt the merger agreement, a proxy marked "ABSTAIN" will have the effect of a vote against this proposal. Broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the special meeting. The American Stock Exchange rules do not permit brokers and nominees to vote the shares that they hold beneficially either for or against the adoption of the merger agreement without specific instructions from the person who beneficially owns those shares. Therefore, if your shares are held by a broker or other nominee and you do not give them instructions on how to vote your shares, this will have the same effect as voting against the merger.

COST OF SOLICITATION

     Nabors Delaware will pay the cost of soliciting proxies. In addition to solicitation by mail, telephone or other means, Nabors Delaware will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. Nabors Delaware will, upon request, reimburse these institutions for their reasonable expenses. Nabors Delaware has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies. Nabors Delaware will pay Georgeson a fee of $15,000 and reimburse Georgeson for its expenses in connection with such services.

     NABORS DELAWARE STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                        DESCRIPTION OF AUTHORIZED SHARES
                           OF NABORS INDUSTRIES LTD.

     The memorandum of association and bye-laws of Nabors Bermuda and The Companies Act 1981 (Bermuda), as amended (the "Companies Act"), govern the terms of the share capital of Nabors Bermuda. The memorandum of association of Nabors Bermuda is attached to this proxy statement/prospectus as annex II. The amended and restated bye-laws of Nabors Bermuda which will be in effect upon consummation of the merger are attached to this proxy statement/prospectus as annex III. The following discussion is a summary of the terms of the share capital of Nabors Bermuda that will be in effect immediately following the merger. This summary is not complete and is subject to the complete text of Nabors Bermuda's memorandum of association and its amended and restated bye-laws which are attached as annex II and III, respectively, and incorporated by reference. We encourage you to read those documents carefully.

AUTHORIZED SHARE CAPITAL

     Immediately following the merger, Nabors Bermuda's authorized share capital will be US$425,000, divided into 400,000,000 common shares, par value US$.001 per share and 25,000,000 preferred shares, par value US$.001 per share, which preferred shares may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined by action of the board of directors.

VOTING

     The holders of Nabors Bermuda common shares will be entitled to one vote on any question to be decided on a show of hands and one vote per share on a poll on all matters submitted to a vote of the shareholders of Nabors Bermuda. Nabors Bermuda's bye-laws do not provide for cumulative voting. Except as specifically provided in Nabors Bermuda's bye-laws or in the Companies Act, any action to be taken by the shareholders at any meeting at which a quorum is in attendance shall be decided by a majority of the issued shares present in person or represented by proxy and entitled to vote thereat.

     There are no limitations imposed by Bermuda law or Nabors Bermuda's bye-laws on the right of shareholders who are not Bermuda residents to hold or vote their Nabors Bermuda common shares.

DIVIDEND RIGHTS

     Subject to any rights and restrictions of any other class or series of shares, the board of directors may, from time to time, declare dividends and other distributions on the issued Nabors Bermuda common shares and authorize payment of such dividends and other distributions. Such dividends or other distributions may be in cash, shares or property of Nabors Bermuda out of assets or funds legally available therefor.

     Nabors Bermuda does not anticipate that it will pay any dividends on its common shares for the foreseeable future.

REDEMPTION AND CONVERSION

     Nabors Bermuda common shares will not be convertible into shares of any other class or series or be subject to redemption either by Nabors Bermuda or the holder of the common shares.

STOCK EXCHANGE LISTING

     Immediately following the merger, Nabors Bermuda's common shares will be listed on the American Stock Exchange under the symbol "NBR," the same symbol under which Nabors Delaware's common stock is currently listed.

CHANGES TO RIGHTS OF A CLASS OR SERIES


     Subject to the Companies Act, the rights attached to any class or series of shares of Nabors Bermuda, unless otherwise provided by the terms of that class or series, may be altered or abrogated by a resolution passed at a separate general meeting of the holders of shares of that class, voting in person or by proxy and representing at least a majority of the issued shares of that class entitled to vote. Every holder of shares of the relevant class shall be entitled on a poll to one vote for each share held by such holder and any holder of shares of the relevant class present in person or by proxy may demand a poll. Outstanding shares will not be deemed to be varied by the creation or issue of shares that rank in any respect prior to or equivalent with those shares.

QUORUM FOR GENERAL MEETINGS

     The holders of shares present in person or by proxy entitling them to exercise a majority of the voting power of Nabors Bermuda on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders.

RIGHTS UPON LIQUIDATION

     Upon the liquidation of Nabors Bermuda, after the full amounts that holders of any issued shares ranking senior to the common shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of Nabors Bermuda's common shares are entitled to receive, pro rata, any remaining assets of Nabors Bermuda available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Nabors Bermuda. The assets received by the holders of Nabors Bermuda common shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

SINKING FUND

     Nabors Bermuda's common shares have no sinking fund provisions.

LIABILITY FOR FURTHER CALLS OR ASSESSMENTS

     Nabors Bermuda's common shares to be issued in the merger will be duly and validly issued, fully paid and nonassessable.

PREEMPTIVE RIGHTS

     Holders of Nabors Bermuda's common shares will have no preemptive or preferential right to purchase any securities of Nabors Bermuda.

REPURCHASE RIGHTS

     The board of directors may, at its discretion, authorize the purchase by Nabors Bermuda of its own shares of any class, at any price (whether at par or above or below par), as long as such purchase is made in accordance with the provisions of the Companies Act.

COMPULSORY ACQUISITION OF SHARES HELD BY MINORITY HOLDERS

     An acquiring party is generally able to acquire compulsorily the common shares of minority holders in one of the following ways:

     - By a procedure under the Companies Act known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the consent of Nabors Bermuda, the consent of the court and approval of the arrangement by holders of the common shares, (1) representing in the aggregate a majority in number of the shareholders present at the meeting held to consider the arrangement and (2) holding at least 75% of all the issued common shares taken together as a class. If a scheme of arrangement receives all necessary consents, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

     - If the acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by the acquiring party (the "offeror"). If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by the offeror, obtained the approval of or acquired 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which such approval was obtained or such percentage of shares were acquired, require by a "Notice of Acquisition" any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares. Nontendering shareholders have a one-month period from the date of the Notice of Acquisition in which to apply to a court to enjoin the company acquisition.

     - By acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, where the acquiring party holds not less than 95% of the shares or the class of shares of the company, the shares of such remaining shareholders or class of shareholders. When such a notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in such notice, unless a remaining shareholder, within one month of receiving such notice, applies to the court for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

TRANSFER AGENT

     The transfer agent and registrar for the Nabors Bermuda common shares will be EquiServe.

PREFERRED SHARES

     The board of directors of Nabors Bermuda may issue preferred shares in one or more classes or series, and fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as are provided in the resolutions adopted by the board of directors providing for the issuance of such class or series. The Nabors Bermuda board of directors in authorizing such class or series may provide that any such class or series may be:

     - subject to redemption at the option of the company or the holders, or both, at such time or times and at such price or prices;

     - entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series;

     - entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Nabors Bermuda; or

     - convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of Nabors Bermuda at such price or prices or at such rates of exchange and with such adjustments;

in each case, as set forth in the resolutions authorizing the class or series of preferred shares.

ANTI-TAKEOVER PROVISIONS

     Nabors Bermuda's bye-laws have provisions that could have an anti-takeover effect. Generally, these provisions are intended to substantively replicate provisions currently in Nabors Delaware's certificate of incorporation and by-laws. In addition, Nabors Bermuda's bye-laws include an "advance notice" provision which places time limitations on shareholders' nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of Nabors Bermuda.

     The bye-laws provide that Nabors Bermuda's board of directors will be divided into three classes serving staggered three-year terms. Directors can be removed from office prior to the expiration of their term only for cause by the affirmative vote of the holders of a majority of the voting power of Nabors Bermuda on the relevant record date. The board of directors does not have the power to remove directors. As long as a quorum of directors remains and is present, vacancies on the board of directors may be filled by a majority vote of the remaining directors. Any general meeting can authorize the board of directors to fill any vacancy left unfilled at a general meeting. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

     The bye-laws also provide that the board of directors will consist of not less than five nor more than eighteen persons, the exact number to be set from time to time by the affirmative vote of a majority of the directors then in office. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.

     The bye-laws of Nabors Bermuda provide that at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act.

     For business to be properly brought before an annual general meeting by a shareholder in accordance with the terms of the bye-laws the shareholder must have given timely notice thereof in proper written form to the Secretary of Nabors Bermuda and satisfied all requirements under applicable rules promulgated by the Securities and Exchange Commission. To be timely for consideration at the annual general meeting, a shareholder's notice must be received by the Secretary at Nabors Bermuda's principal executive offices and its registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, provided that in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the 10th day following the day on which such notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder's notice of his intention to make such nominations must be received in proper written form as specified in the bye-laws of Nabors Bermuda by the Secretary of Nabors Bermuda within the time limits described above.


     In addition, the Companies Act provides for a mechanism by which 100 shareholders acting together or shareholders holding at least 5% of the voting power of a Bermuda company may properly propose a resolution for consideration at a general meeting of the company. See "Comparison of Corporate Governance Provisions -- Advance Notice Requirements for Matters to be Considered at a General Meeting" on page 34.


     Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Nabors Bermuda's common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares. Under the bye-laws, special general meetings may be called at any time by the board of directors or when requisitioned by shareholders pursuant to the provisions of the Companies Act. The Companies Act currently permits shareholders holding 10% of the shares of a company entitled to vote at general meeting to requisition a special general meeting.

     The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any authorized and unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Nabors Bermuda common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

                      COMPARISON OF RIGHTS OF STOCKHOLDERS

     Your rights as a stockholder of Nabors Delaware are governed by Delaware law and Nabors Delaware's restated certificate of incorporation and by-laws. After the merger, you will become a holder of Nabors Bermuda common shares and your rights will be governed by the Companies Act and Nabors Bermuda's memorandum of association and amended and restated bye-laws.

     The principal attributes of the Nabors Delaware common stock and the Nabors Bermuda common shares will be substantially similar; however, there are certain differences between your rights as a stockholder under Delaware law and as a shareholder under Bermuda law, which is modeled after the law of England. In addition, there are certain differences between Nabors Delaware's restated certificate of incorporation and by-laws and Nabors Bermuda's memorandum of association and bye-laws. Other than the addition of the advance notice provision in the bye-laws and an increase in the maximum number of directors the company may have, it is our intention that your rights as a stockholder be substantially the same before and after the merger and, accordingly, any differences which may arise would be as a consequence of the difference between Bermuda and Delaware law. In addition, there are similarities between those actions that constitute violations of the U.S. federal securities laws that would also constitute or give rise to a cause of action under Bermuda law and would therefore result in civil liability on Nabors Bermuda or its directors or officers in a suit brought in the Supreme Court of Bermuda. For example, a fraudulent misstatement made by a Bermuda company in a document filed as a prospectus for a public offering of securities would give rise to a criminal offense under Bermuda law and would give rise to civil liability on the Bermuda company and its directors or officers to shareholders who purchased the shares in the offering. In addition, any use of any deceptive or manipulative devices by the company or by its officers or directors on behalf of the company in connection with the purchase or sale of the company's securities would give rise to civil liability on the Bermuda company and its directors or officers under Bermuda and U.S. securities laws.


     The memorandum of association and the bye-laws of Nabors Bermuda, as they will be in effect immediately following the merger, are included in this proxy statement/prospectus as annexes II and III, respectively, and are incorporated by reference herein. The restated certificate of incorporation of Nabors Delaware is included as Exhibit 3.1 to Nabors Delaware's Quarterly Report on Form 10-Q, for the quarter ended March 30, 1997, filed May 16, 1997, and an amendment to the restated certificate of incorporation of Nabors Delaware is included as Exhibit 3.1 to Nabors Delaware's Current Report on Form 8-K dated June 22, 2000. The restated by-laws of Nabors Delaware are included as Exhibit
3.2 to Nabors Delaware's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, filed December 29, 1997. The restated certificate of incorporation and the restated by-laws of Nabors Delaware are incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" on page 45.

     The following is a comparison of the material rights of holders of Nabors Delaware common stock and Nabors Bermuda common shares.

                 COMPARISON OF CORPORATE GOVERNANCE PROVISIONS

PROVISION                                   NABORS BERMUDA                     NABORS DELAWARE
---------                                   --------------                     ---------------
BOARD OF DIRECTORS

Size of Board                      Board must contain not less than    The provisions of Nabors
                                   five nor more than eighteen         Delaware's organizational
                                   directors, as determined by the     documents are substantially
                                   board pursuant to a resolution      similar, except that the maximum
                                   adopted by the affirmative vote     number of directors is eleven.
                                   of a majority of the directors
                                   in office.

Classified Board                   Directors are divided into three    The provisions of Nabors
                                   classes, each class to consist,     Delaware's organizational
                                   as nearly as possible, of           documents are substantially
                                   one-third of the total number of    similar.
                                   directors constituting the
                                   entire board of directors. If
                                   the number of directors is
                                   changed, any increase or
                                   decrease will be apportioned
                                   among the classes so as to
                                   maintain each class as nearly
                                   equal as possible. No decrease
                                   in the number of directors shall
                                   have the effect of shortening
                                   the term of any incumbent
                                   director.

Term of Office                     Except for two classes of           The provisions of Nabors
                                   directors which shall initially     Delaware's organizational
                                   hold one and two year terms         documents are substantially
                                   expiring at the annual general      similar.
                                   meetings in 2003 and 2004,
                                   respectively, the term of office
                                   of each director shall be until
                                   the third annual general meeting
                                   following his or her election
                                   and until the election and
                                   qualification of his or her
                                   successor.

Vacancies                          Any vacancy among directors of      The provisions of Nabors
                                   any class, including a vacancy      Delaware's organizational
                                   that results from an increase in    documents are substantially
                                   the number of directors, may be     similar, except vacancies on the
                                   filled for the unexpired term by    board may be filled by a vote of
                                   a vote of the majority of           the majority of remaining
                                   remaining directors, regard-        directors regardless of whether
                                   less of class, provided, that a     a quorum is present.
                                   quorum is present. During any
                                   vacancy the remaining directors
                                   shall have full power to act as
                                   the board of directors of Nabors
                                   Bermuda. At a special general
                                   meeting of shareholders

PROVISION                                   NABORS BERMUDA                     NABORS DELAWARE
---------                                   --------------                     ---------------
Vacancies - (continued)
                                   called to remove a director for
                                   cause, a vacancy on the board
                                   created by removal of a director
                                   may be filled by the holders of
                                   a majority of the outstanding
                                   shares entitled to vote at the
                                   same meeting.

Removal of Directors               Directors can be removed from       The provisions of Nabors
                                   office prior to the expiration      Delaware's organizational
                                   of their term only for cause by     documents and Delaware law are
                                   the affirmative vote of the         substantially similar.
                                   holders of a majority of the
                                   voting power of Nabors Bermuda
                                   on the relevant record date.

Indemnification of Directors       Nabors Bermuda shall indemnify      Nabors Delaware's restated
  and Officers                     and hold harmless to the fullest    certificate of incorporation
                                   extent permitted by law any         makes indemnification of
                                   current or former director,         directors and officers and
                                   officer, committee member or        advancement of expenses to
                                   resident representative, against    defend claims against directors
                                   expenses actually and reason-       and officers mandatory on the
                                   ably incurred in connection with    part of Nabors Delaware to the
                                   any threatened, pending or          fullest extent permitted by the
                                   completed action, suit or           Delaware General Corporation
                                   proceeding.                         Law.

                                   Under the Companies Act, no in-     Delaware law generally permits a
                                   demnification is permitted if       corporation to indemnify its
                                   the individual is adjudged to be    directors and officers against
                                   liable for fraud or dishonesty      expenses, judgments, fines and
                                   in the performance of his or her    amounts paid in settlement
                                   duties to Nabors Bermuda (unless    actually and reasonably incurred
                                   a court determines otherwise).      in connection with a third-
                                                                       party action, other than a
                                   The indemnification provided for    derivative action, and against
                                   in the bye-laws is not exclusive    expenses actually and reasonably
                                   of other rights to which a          incurred in the defense or
                                   director or officer may be          settlement of a derivative
                                   entitled, including rights pro-     action, provided that there is a
                                   vided pursuant to the memorandum    determination that the
                                   of association, bye-laws, any       individual acted in good faith
                                   agreement, any insurance            and in a manner reasonably
                                   purchased by Nabors Bermuda,        believed to be in or not opposed
                                   vote of stockholders or             to the best interests of the
                                   disinterested directors, or         corporation. That determination
                                   otherwise.                          must be made, in the case of an
                                                                       individual who is a director or
                                   If the reorganization is            officer at the time of the
                                   completed, Nabors Bermuda           determination:
                                   anticipates that it will enter
                                   into indemnification agree-         - by a majority of the
                                   ments with its directors and          disinterested directors, even
                                   officers with terms and               though less than a quorum;
                                   conditions substantially similar
                                   to the agreements Nabors            - by a committee of
                                   Delaware has entered into with        disinterested directors,
                                   its directors and officers            designated by a majority vote
                                   (subject always to Bermuda law        of disinterested directors,
                                   and any limitations on such           even though less than a
                                   agreements contained                  quorum;

PROVISION                                   NABORS BERMUDA                     NABORS DELAWARE
---------                                   --------------                     ---------------
Indemnification of Directors
  and Officers - (continued)
                                   in the Companies Act).              - by independent legal counsel,
                                                                         regardless of whether a quorum
                                                                         of disinterested directors
                                                                         exists; or

                                                                       - by a majority vote of the
                                                                         stockholders, at a meeting at
                                                                         which a quorum is present.

                                                                       Without court approval, however,
                                                                       no indemnification may be made
                                                                       in respect of any derivative
                                                                       action in which an individual is
                                                                       adjudged liable to the
                                                                       corporation.

                                                                       Delaware law requires
                                                                       indemnification of directors and
                                                                       officers for expenses relating
                                                                       to a successful defense on the
                                                                       merits or otherwise of a
                                                                       derivative or third-party
                                                                       action. Delaware law permits a
                                                                       corporation to advance expenses
                                                                       relating to the defense of any
                                                                       proceeding to directors and
                                                                       officers contingent upon those
                                                                       individuals' commitment to repay
                                                                       any advances, unless it is
                                                                       determined ultimately that those
                                                                       individuals are entitled to be
                                                                       indemnified.

                                                                       Nabors Delaware has entered into
                                                                       agreements with each of its
                                                                       directors and officers
                                                                       indemnifying each of them
                                                                       against expenses, settlements,
                                                                       judgments and fines in
                                                                       connection with any threatened,
                                                                       pending or completed action,
                                                                       suit, arbitration or pro-
                                                                       ceeding where the individual's
                                                                       involvement is by reason of the
                                                                       fact that he is or was a
                                                                       director or officer or served at
                                                                       Nabors Delaware's request as a
                                                                       director or officer of another
                                                                       organization, except that
                                                                       indemnification is not provided
                                                                       against judgments or fines in a
                                                                       derivative suit unless permitted
                                                                       by Delaware law.

Limitations on Liability           Subject to the Bye-laws, no         Delaware law provides that the
                                   current or former director,         certificate of incorporation of
                                   officer, resident representative    a Delaware corporation may
                                   or committee member shall be        include a provision which limits
                                   liable for the acts, receipts,      or eliminates the liability of
                                   neglects or defaults of any         directors of the corporation or
                                   other such person nor shall any     its stockholders for monetary
                                   such person be liable in respect    damages for breach of a
                                   of any negligence,                  fiduciary duty,

PROVISION                                   NABORS BERMUDA                     NABORS DELAWARE
---------                                   --------------                     ---------------
Limitations on Liability -
  (continued)
                                   default or breach of duty on his    provided such liability does not
                                   or her own part with respect to     arise from prescribed conduct,
                                   Nabors Bermuda, or for any          including a breach of the duty
                                   damages arising out of the          of loyalty to the corporation or
                                   actual or purported execution or    its stockholders, acts or
                                   discharge of his or her duties      omissions not in good faith or
                                   or the exercise or purported        which involve intentional
                                   exercise of his or her powers or    misconduct or which involve a
                                   otherwise in relation to or in      knowing violation of the law,
                                   connection with his or her          the unlawful payment of
                                   duties, powers or office.           dividends, or any transaction
                                                                       from which the director derived
                                   Nabors Bermuda's bye-laws           an improper personal benefit.
                                   provide that, subject to            Nabors Delaware's certificate of
                                   applicable law, each shareholder    incorporation contains such a
                                   of Nabors Bermuda and Nabors        provision.
                                   Bermuda agree to waive any claim
                                   or right of action, whether
                                   individually or derivatively,
                                   against any current or former
                                   officer, director, resident
                                   representative or committee
                                   member on account of any action,
                                   or failure to take any action,
                                   of such person in his
                                   performance of his duties with
                                   or for Nabors Bermuda, provided
                                   that such waiver shall not apply
                                   to any claims or rights of
                                   action arising out of the fraud
                                   or dishonesty of such person or
                                   to recover any gain, personal
                                   profit or advantage to which
                                   such person is not legally
                                   entitled.

                                   In addition to the terms of
                                   Nabors Bermuda's bye-laws, in
                                   order to maintain a derivative
                                   action on behalf of the company,
                                   a shareholder must satisfy the
                                   requirements described under
                                   "Shareholder Derivative Suits"
                                   on page 38.
SHAREHOLDER MEETINGS

Calling a Special Meeting          A special meeting of the            May be called by the board or
                                   shareholders may be called by       the Chairman or Vice-Chairman of
                                   the board of directors or the       the board, the President, a Vice
                                   shareholders when requisi-          President or the Secretary at
                                   tioned by the holders of 10% of     the written request of the
                                   the Nabors Bermuda common shares    holders of record of not less
                                   as provided by the Companies        than 50% of the total number of
                                   Act.                                shares of stock then issued and
                                                                       outstanding and entitled to
                                                                       vote.

Quorum Requirements;               Holders of shares present in        A majority of the shares
  Adjournment                      person or by proxy entitling        entitled to vote, represented in
                                   them to exercise a majority of      person or by proxy, constitutes
                                   the voting power of Nabors          a quorum at a meeting of
                                   Bermuda on the relevant date        stockholders. At any meeting
                                   constitutes a quorum. At any        duly called, whether or not a
                                   meeting

PROVISION                                   NABORS BERMUDA                     NABORS DELAWARE
---------                                   --------------                     ---------------
Quorum Requirements;
  Adjournment -
  (continued)
                                   duly called, holders of a           quorum is present, holders of a
                                   majority of the voting shares       plurality of the shares
                                   represented at the meeting may      represented at the meeting may
                                   adjourn the meeting.                adjourn the meeting.

Voting Rights                      Each holder of Nabors Bermuda       The provisions of Nabors
                                   common shares will be entitled      Delaware's organizational
                                   to one vote on any question to      documents are substantially
                                   be decided on a show of hands       similar.
                                   and one vote per share on a poll
                                   on all matters submitted to a
                                   vote of shareholders.

Action by Written Consent          The Companies Act provides that     The provisions of Nabors
                                   shareholders may take action by     Delaware's organizational
                                   unanimous written consent.          documents are substantially
                                                                       similar.

Advanced Notice Requirements       The Companies Act provides that     There are no similar provisions
  for Matters to be Considered     shareholders may, as set forth      in Nabors Delaware's
  at a General Meeting             below and at their own expense      organizational documents.
                                   (unless a company otherwise
                                   resolves), require a company to     Nabors Delaware is subject to
                                   give notice of any resolution       the Securities Exchange Act of
                                   that the shareholders can prop-     1934, as amended, which provides
                                   erly propose at the next annual     that a shareholder who
                                   general meeting or to circulate     continuously holds at least
                                   a statement prepared by the         US$2,000 in market value or 1%
                                   shareholders in respect of any      of a company's voting securities
                                   matter referred to in a proposed    for at least one year prior to
                                   resolution or any business to be    the submission of a proposal and
                                   conducted at a general meeting.     through the meeting date may,
                                   The number of shareholders          subject to certain conditions,
                                   necessary for such a requisition    include the proposal in the
                                   of a resolution is either that      company's proxy materials sent
                                   number of shareholders              to shareholders.
                                   representing at least 5% of the
                                   total voting rights of all
                                   shareholders having a right to
                                   vote at the meeting to which the
                                   requisition relates or not less
                                   than 100 shareholders.

                                   Nabors Bermuda's bye-laws
                                   provide that all nominees for
                                   election to the board of
                                   directors must be made fol-
                                   lowing written notice to the
                                   secretary of Nabors Bermuda
                                   accompanied by certain
                                   background and other infor-
                                   mation specified in the
                                   bye-laws. In connection with any
                                   annual general meeting, written
                                   notice of a shareholder's
                                   intention to make such
                                   nominations must be given to the
                                   secretary of Nabors Bermuda not
                                   less than 60 days nor more than
                                   90 days

PROVISION                                   NABORS BERMUDA                     NABORS DELAWARE
---------                                   --------------                     ---------------
<->Advanced Notice Require-
  ments for Matters to be
  Considered at a General
  Meeting - (continued)
                                   prior to the anniversary date of
                                   the immediately preceding annual
                                   general meeting, provided that
                                   in the event the annual general
                                   meeting is called for a date
                                   that is not within 30 days
                                   before or after such anniver-
                                   sary date, not later than the
                                   10th day following the day on
                                   which such notice of the date of
                                   the annual general meeting was
                                   mailed or public disclosure of
                                   the date of the annual general
                                   meeting was made, whichever
                                   occurs first. In order for a
                                   shareholder to bring other
                                   business before a shareholder
                                   meeting, timely notice must be
                                   received by the secretary of
                                   Nabors Bermuda within the time
                                   limits described above. The
                                   notice must include a
                                   description of the proposed
                                   item, the reasons the share-
                                   holder believes support its
                                   position concerning the item,
                                   and other specified matters.

                                   Nabors Bermuda will be subject
                                   to the Securities Exchange Act
                                   of 1934, as amended, which
                                   provides that a shareholder who
                                   continuously holds at least
                                   US$2,000 in market value or 1%
                                   of a company's voting securities
                                   for at least one year prior to
                                   the submission of a proposal and
                                   through the meeting date may,
                                   subject to certain conditions,
                                   include the proposal in the
                                   company's proxy materials sent
                                   to shareholders.

Annual Meeting                     The annual meeting of               The annual meeting of
                                   shareholders of Nabors Bermuda      stockholders of Nabors Delaware
                                   shall be held in each calendar      shall be held on the first
                                   year at such time and place as      Tuesday of June in each year if
                                   the board of directors shall        not a legal holiday, and if a
                                   appoint.                            legal holiday, then on the next
                                                                       succeeding day which is not a
                                                                       legal holiday at such place and
                                                                       time as the board of directors
                                                                       may designate.

AMENDMENTS TO ORGANIZATIONAL
  DOCUMENTS

Memorandum of                      Nabors Bermuda's memorandum of      Nabors Delaware's certificate of
  Association/Certificate          association may be amended in       incorporation may be amended if:
  of Incorporation                 accordance with the Companies
                                   Act by

PROVISION                                   NABORS BERMUDA                     NABORS DELAWARE
---------                                   --------------                     ---------------
<->Memorandum of
  Association/Certificate
  of Incorporation -
  (continued)
                                   the affirmative vote of a simple    - the Nabors Delaware board sets
                                   majority of the shareholders          forth the proposed amendment
                                   voting on the amendment.              in a resolution, declares the
                                                                         advisability of the amendment
                                                                         and directs that it be
                                                                         submitted to a vote at a
                                                                         meeting of stockholders; and
                                                                       - the holders of at least a
                                                                         majority of shares of stock
                                                                         entitled to vote on the matter
                                                                         approve the amendment.

                                                                       In addition, under Delaware law,
                                                                       class voting rights exist with
                                                                       respect to any amendments to the
                                                                       restated certificate of
                                                                       incorporation that adversely
                                                                       affect the terms of the shares
                                                                       of such class.

Bye-laws/By-laws                   The bye-laws may be restated or     Nabors Delaware's by-laws may be
                                   amended only by the board of        amended by:
                                   directors, but no such
                                   revocation or amendment shall be    - the stockholders by the
                                   operative unless and until it is      affirmative vote of the holders
                                   approved by a resolution of the       of a majority of the stock
                                   holders of a majority of the          entitled to vote at any annual
                                   issued shares entitled to vote.       or special meeting of stock-
                                                                         holders if notice of the
                                   If the amendment would affect         proposed amendment is
                                   any of the special rights             contained in the notice of the
                                   attached to any class of shares       special meeting; or
                                   there must also be a resolution
                                   passed by a majority at a           - the board of directors by the
                                   separate general meeting of the       affirmative vote of the majority
                                   holders of shares of that class.      of the board at any regular
                                                                         meeting of the board or at any
                                                                         special meeting of the board
                                                                         if notice of the proposed
                                                                         amendment is contained in the
                                                                         notice of the special meeting.

VOTING REQUIREMENT FOR             Except as otherwise specifically    Except as specifically provided
  STOCKHOLDER ACTION               provided in the bye-laws or the     in the restated certificate of
                                   Companies Act, any action to be     incorporation or the Delaware
                                   taken by the shareholders may be    General Corporation Law, any
                                   taken by the affirmative vote of    action, other than the elec-
                                   a simple majority of the shares     tion of directors, to be taken
                                   voting at a general meeting of      by stockholders may be taken by
                                   Nabors Bermuda.                     the affirmative vote of the
                                                                       holders of a majority of the
                                                                       shares of Nabors Delaware
                                                                       present in person or repre-
                                                                       sented by proxy at a meeting (at
                                                                       which a quorum is present) and
                                                                       entitled to vote.

PURCHASE OF SHARES                 The bye-laws provide that the       Under Delaware law, Nabors Dela-
                                   board of directors, at its          ware's board has substantially
                                   discretion, may authorize the       similar authority so long as
                                   purchase of Nabors                  such purchases

PROVISION                                   NABORS BERMUDA                     NABORS DELAWARE
---------                                   --------------                     ---------------
<->PURCHASE OF SHARES -
  (CONTINUED)
                                   Bermuda's shares of any class at    comply with the Delaware General
                                   any price (whether at par or        Corporation Law.
                                   below par) provided such
                                   purchases are in accordance with
                                   the Companies Act.

OPTIONS AND WARRANTS               Directors may, in their             Under Delaware law, Nabors Dela-
                                   discretion, grant options for       ware's board has substantially
                                   any class or series of class, to    similar authority.
                                   any persons for any period and
                                   upon such terms as the board may
                                   deem advisable, and cause ap-
                                   propriate instruments evidencing
                                   such options to be issued.

ISSUANCE OF PREFERRED SHARES       The bye-laws provide that the       The provisions of Nabors
                                   board of directors of Nabors        Delaware's organizational
                                   Bermuda may from time to time       documents are substantially
                                   authorize by means of a board       similar.
                                   resolution the issuance of
                                   preferred shares in one or more
                                   class or series, and in the
                                   resolution or resolutions
                                   providing for the issue of such
                                   shares, the board of directors
                                   is expressly authorized to fix
                                   for each such class or series
                                   the number of shares which shall
                                   constitute such class or series,
                                   voting power, (full or limited,
                                   or no voting power) and des-
                                   ignations, preferences and
                                   relative, participating,
                                   optional or other special rights
                                   and qualifications, limita-
                                   tions or restrictions thereof.
                                   Such a "blank check" preferred
                                   share provision could have
                                   certain "anti-takeover" effects.
                                   See "Description of Authorized
                                   Shares of Nabors Industries
                                   Ltd. -- Anti-takeover Provi-
                                   sions" on page 27.

APPROVAL OF MERGER/SALE OF         The Companies Act permits an        In general, under Delaware law,
  ASSETS                           amalgamation or merger between      a plan of merger or
                                   two or more Bermuda companies,      consolidation must be approved
                                   or between one or more Bermuda      by the affirmative vote of
                                   "exempted companies" and one or     holders of a majority of shares
                                   more foreign companies. Under       of each such corporation
                                   Bermuda law, Nabors Bermuda will    entitled to vote thereon.
                                   be considered an "exempted
                                   company."                           Similarly, a sale of all or
                                                                       substantially all of such
                                   Nabors Bermuda's bye-laws           corporation's assets other than
                                   provide that shareholders           in the ordinary course of busi-
                                   holding a majority of the shares    ness, or a voluntary dissolution
                                   present and voting at a meeting     of such corporation, requires
                                   (and, in the event of a re-         the approval of such
                                   sulting variation in class          corporation's board of directors
                                   rights, a majority of each class    and the affirmative vote of
                                   of shares present                   holders of a majority of the
                                                                       shares

PROVISION                                   NABORS BERMUDA                     NABORS DELAWARE
---------                                   --------------                     ---------------
  APPROVAL OF MERGER/SALE OF
  ASSETS - (CONTINUED)
                                   and voting at a meeting), is        entitled to vote thereon.
                                   required to approve a merger or
                                   amalgamation.
                                   See "Description of Authorized
                                   Shares of Nabors Industries
                                   Ltd. -- Compulsory Acquisition
                                   of Shares Held by Minority
                                   Holders" on page 26.

SHAREHOLDER DERIVATIVE SUITS       Bermuda courts ordinarily follow    Delaware law requires that a
                                   English law precedent, which        stockholder bringing a
                                   permits a shareholder action:       derivative suit against a
                                                                       Delaware corporation have been a
                                   - where the act complained of is    stockholder at the time of the
                                     alleged to be beyond the          disputed transaction, or its
                                     corporate power of Nabors         shares thereafter passed to the
                                     Bermuda or to be illegal;         stockholder by operation of law
                                                                       from a person who was a holder
                                   - where an act requires approval    at that time.
                                     by a greater percentage of
                                     Nabors Bermuda's shareholders     Under Delaware law, a complaint
                                     than actually approved it; or     in a derivative suit must:

                                   - to restrain a violation of        - state the plaintiff was a
                                     Nabors Bermuda's organizational     stockholder at the time of the
                                     documents.                          transaction with respect to
                                                                         which the plaintiff com-
                                   A shareholder may also bring a        plains or that the plaintiff's
                                   derivative suit to enforce a          shares thereafter became the
                                   right of the company. In order        plaintiff's by operation of
                                   to bring a derivative suit the        law; and
                                   shareholder must establish two
                                   things. First, the shareholder      - (1) allege with particularity
                                   must establish that there is a        the efforts plaintiff has made
                                   "fraud on the minority." This         to obtain the action the
                                   concept includes any act that         plaintiff desires from the
                                   amounts to an unconscionable act      directors of the corporation,
                                   of majority power likely to           or (2) state the reasons for
                                   result in either financial loss       the plaintiff's failure to
                                   or unfair discriminatory              obtain the action or for not
                                   treatment of the minority             making the effort to obtain
                                   shareholders. Second, the             the action.
                                   shareholder must establish that
                                   the alleged wrongdoers, or those
                                   who are taking advantage of the
                                   fraud, control the company.
                                   Control for this purpose means
                                   sufficient influence such that
                                   it would be futile to call a
                                   meeting of shareholders, because
                                   the wrongdoers would exercise a
                                   decisive influence over the
                                   result.

                                   In general, it may be more
                                   difficult for you to bring a
                                   shareholder derivative suit on
                                   behalf of the company

PROVISION                                   NABORS BERMUDA                     NABORS DELAWARE
---------                                   --------------                     ---------------
  SHAREHOLDER DERIVATIVE
  SUITS - (CONTINUED)
                                   under Bermuda law than it is to
                                   bring such a suit under Delaware
                                   law.

ALTERATION OF CAPITAL              Nabors Bermuda may, by              Substantially similar rights are
                                   resolution of the shareholders      provided under Delaware law.
                                   or where required, of a separate
                                   class of shareholders:

                                   - increase its authorized share
                                     capital and par value;

                                   - divide its shares into several
                                     classes and attach thereto
                                     respectively any preferential,
                                     deferred, qualified or special
                                     rights, privileges or condi-
                                     tions;

                                   - consolidate and divide its
                                     share capital into shares of
                                     larger par value than any of
                                     its existing shares;

                                   - subdivide its shares into
                                     shares of smaller par value than
                                     is fixed by the memorandum of
                                     association;

                                   - make provision for the issue
                                     and allotment of shares which do
                                     not carry any voting rights;

                                   - cancel shares which, at the
                                     date of the passing of the
                                     resolution in that behalf,
                                     have not been taken or agreed
                                     to be taken by any person, and
                                     diminish the amount of its
                                     share capital by the amount of
                                     the shares cancelled; and

                                   - change the currency
                                     denomination of its share
                                     capital.

                 INCOME TAX CONSEQUENCES OF THE REORGANIZATION

U.S. FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS

     The following general discussion summarizes the anticipated principal U.S. federal income tax consequences of the receipt of Nabors Bermuda common shares by certain holders of Nabors Delaware common stock pursuant to the reorganization. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular Nabors Delaware stockholders in light of their individual circumstances or to stockholders who, for U.S. federal income tax purposes, are subject to special rules, such as:

     - dealers or traders in securities or currencies;

     - tax-exempt entities;

     - banks, financial institutions, or insurance companies;

     - grantor trusts;

     - real estate investment trusts or regulated investment companies;

     - holders who hold Nabors Delaware common stock as part of a position in a straddle or as part of a hedging or conversion transaction for U.S. federal income tax purposes;

     - investors whose functional currency is not the U.S. dollar;

     - holders who acquired their Nabors Delaware common stock within twelve months of the effective date of the merger pursuant to the exercise of employee stock options or otherwise as compensation;

     - holders that, for U.S. federal income tax purposes, are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates; and

     - holders who own, or are deemed to own, 10% or more, determined by voting power or value, of Nabors Delaware common stock or Nabors Bermuda common shares.

     Further, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local, or foreign tax consequences relating to the reorganization or the ownership and disposition of Nabors Bermuda common shares. Nor does this discussion address the tax consequences of the reorganization to Nabors Delaware or Nabors Bermuda.

     EACH NABORS DELAWARE STOCKHOLDER IS STRONGLY URGED TO CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE RECEIPT OF NABORS BERMUDA COMMON SHARES PURSUANT TO THE REORGANIZATION CONTEMPLATED BY THIS PROXY STATEMENT/PROSPECTUS AND THE OWNERSHIP AND DISPOSITION OF NABORS BERMUDA COMMON SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS IN HIS OR HER PARTICULAR CIRCUMSTANCES.

     This discussion is based on the Code, the Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this proxy statement/prospectus. All of the foregoing are subject to change, which change could apply with retroactive effect and could affect the tax consequences described below. Neither Nabors Delaware nor Nabors Bermuda will request any ruling from the IRS as to the U.S. federal income tax consequences of the reorganization.

     This discussion assumes that Nabors Delaware stockholders hold their Nabors Delaware common stock and will hold Nabors Bermuda common shares as capital assets. In addition, this discussion is based on certain customary assumptions and representations made or to be made by Nabors Delaware and Nabors Bermuda, including (1) that the facts set forth in this registration statement are true, accurate, and complete and (2) that the reorganization will be consummated as described in this registration statement. Any change in the truth, accuracy or completeness of any of the facts, assumptions or representations on which this discussion is based could affect the tax consequences described below.

     For purposes of this discussion, a U.S. holder is a beneficial owner of Nabors Delaware common stock that, for U.S. federal income tax purposes, is:

     - a citizen or resident of the U.S.;

     - a corporation or partnership created or organized in or under the laws of the U.S. or any State thereof, including the District of Columbia;

     - an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

     - a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a U.S. court can exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust; or

     - otherwise subject to U.S. federal income taxation on a net income basis on their shares of Nabors Delaware common stock.

  THE REORGANIZATION

     Receipt of Nabors Bermuda Common Shares. Because Nabors Bermuda is not a U.S. corporation, U.S. holders will recognize gain, but not loss, on the receipt of Nabors Bermuda common shares in exchange for Nabors Delaware common stock pursuant to the reorganization. Each U.S. holder will recognize gain on the receipt of Nabors Bermuda common shares in exchange for Nabors Delaware common stock pursuant to the reorganization in an amount equal to the excess, if any, of (1) the fair market value on the effective date of the reorganization of the Nabors Bermuda common shares received by such U.S. holder (which generally may be determined by reference to the trading price of the Nabors Bermuda common shares on the American Stock Exchange) over (2) such U.S. holder's adjusted tax basis in its Nabors Delaware common stock surrendered in exchange therefor. Any gain recognized will be capital gain and will be long-term capital gain if the Nabors Delaware common stock has been held for more than 12 months at the time of the reorganization. A U.S. holder that recognizes gain with respect to the reorganization will have an aggregate adjusted tax basis in its Nabors Bermuda common shares equal to the aggregate adjusted tax basis in the Nabors Delaware common stock exchanged therefor, increased by the amount of gain recognized. A U.S. holder will not be permitted to recognize any loss realized on the exchange of his or her shares of Nabors Delaware common stock in the reorganization. In such case, the aggregate adjusted tax basis of the Nabors Bermuda common shares received by a U.S. holder with a loss on its Nabors Delaware common stock will be equal to such U.S. holder's aggregate adjusted tax basis in its Nabors Delaware common stock surrendered in exchange therefor. Thus, subject to any subsequent changes in the fair market value of Nabors Bermuda common shares, any loss would be preserved. The holding period for any Nabors Bermuda common shares received by a U.S. holder recognizing gain with respect to the reorganization should begin the day after the effective date of the reorganization. A U.S. holder who has a gain with respect to some shares of Nabors Delaware common stock, but a loss with respect to other shares of Nabors Delaware common stock which cannot be recognized pursuant to the foregoing, will recognize the full amount of the gain without any reduction for the loss. The holding period for any Nabors Bermuda common shares received by U.S. holders with a loss on their Nabors Delaware common stock will include the holding period of the Nabors Delaware common stock exchanged therefor.

     Reporting Requirements. In addition to the return and reporting requirements imposed on taxpayers generally, additional requirements may be applicable to U.S. holders. A U.S. holder will be subject to penalties if that holder fails to report the gain recognized in the reorganization on that holder's U.S. federal income tax return for the taxable year of the reorganization.

  NABORS BERMUDA COMMON SHARES

     Distributions. Nabors Bermuda does not anticipate that it will pay any dividends on its common shares for the foreseeable future. Subject to this and the discussion below under "-- Passive Foreign Investment Company
Considerations," the gross amount of any distribution by Nabors Bermuda of cash or property (other than certain distributions, if any, of common shares distributed pro rata to all shareholders of Nabors

Bermuda) with respect to common shares would be includible in income by a U.S. holder as dividend income to the extent such distributions are paid out of the current or accumulated earnings and profits of Nabors Bermuda as determined under U.S. federal income tax principles. Such dividends would not be eligible for the dividends received deduction generally allowed to U.S. holders that are corporations. Subject to the discussion below under "-- Passive Foreign Investment Company Considerations," to the extent, if any, that the amount of any distribution by Nabors Bermuda exceeds Nabors Bermuda's current and accumulated earnings and profits as determined under U.S. federal income tax principles, it would be treated first as a tax-free return of the U.S. holder's adjusted tax basis in the common shares and thereafter as capital gain. Nabors Bermuda will maintain calculations of its earnings and profits under U.S. federal income tax principles.

     The amount of any distribution of property other than cash would be the fair market value of such property on the date of distribution.

     It is anticipated that only a portion of any dividends received by a U.S. holder with respect to Nabors Bermuda common shares would be treated as foreign source income for purposes of calculating such holder's foreign tax credit limitation. This is because it is anticipated that (1) U.S. persons will own a majority of the Nabors Bermuda common shares after the reorganization and (2) a portion of the income derived by Nabors Bermuda will be U.S. source income. To the extent that dividends distributed by Nabors Bermuda are treated as foreign source income, they generally would constitute passive income, or, in the case of certain U.S. holders, financial services income.

     Sale or Exchange of Common Shares. Subject to the discussion below under "-- Passive Foreign Investment Company Considerations," a U.S. holder generally will recognize gain or loss on the sale or exchange of Nabors Bermuda common shares equal to the difference between the amount realized on such sale or exchange and the U.S. holder's adjusted tax basis in such Nabors Bermuda common shares. Such gain or loss will be capital gain or loss. In the case of a noncorporate U.S. holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if such U.S. holder's holding period for such common shares exceeds 12 months. Gain or loss, if any, recognized by a U.S. holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

     Passive Foreign Investment Company Considerations. A non-U.S. corporation will be classified as a passive foreign investment company (a "PFIC") for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules, either (1) at least 75 percent of its gross income is passive income or (2) at least 50 percent of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

     Based on certain estimates of its gross income and gross assets and the nature of its business, Nabors Bermuda believes that it will not be classified as a PFIC for its current taxable year. Nabors Bermuda's status in future years will depend on its assets and activities in those years. Nabors Bermuda has no reason to believe that its assets or activities will change in a manner that would cause it to be classified as a PFIC. However, the tests for determining PFIC status are applied annually, and it is difficult to predict accurately future income and assets, which are relevant to this determination. Accordingly, Nabors Bermuda cannot assure that it will not become a PFIC. If Nabors Bermuda were a PFIC, a U.S. holder of common shares generally would be subject to imputed interest charges and other disadvantageous tax treatment with respect to any gain from the sale or exchange of, and certain distributions with respect to, the Nabors Bermuda common shares.

     Alternatively, a U.S. holder generally could elect, subject to certain limitations, to annually take into gross income the appreciation or depreciation in its Nabors Bermuda common shares' value during the tax year (the "mark-to-market election"). If a U.S. holder makes the mark-to-market election, the U.S. holder will not be subject to the above-described rule. If a U.S. holder makes the mark-to-market election, the U.S. holder recognizes each year an amount equal to the difference as of the close of the taxable year between the U.S. holder's fair market value of the common shares and the adjusted basis in the common shares. Losses would be allowed only to the extent of net gain previously included by the U.S. holder under the mark-to-market election for prior taxable years. Amounts included in or deducted from income under the mark-to-market election and actual gains and losses realized upon the sale or disposition of the common shares, subject to certain limitations, will be treated as ordinary gains or losses. Another alternative election which would allow a U.S. holder to elect to take its pro rata share of Nabors Bermuda's undistributed income into gross income as it is earned by Nabors Bermuda (the "QEF election") would only be available to a U.S. holder if Nabors Bermuda provided certain information to the IRS. Because Nabors Bermuda generally will not satisfy the IRS's record keeping requirements, a U.S. holder may only be able to make the mark-to-market election and not the QEF election if Nabors Bermuda were a PFIC.

     U.S. holders are strongly urged to consult their tax advisors regarding the tax consequences that would arise if Nabors Bermuda were treated as a PFIC.

     Backup Withholding Tax and Information Reporting Requirements. Currently, any distributions with respect to Nabors Delaware common stock and proceeds from the sale or redemption of Nabors Delaware common stock would be subject to U.S. backup withholding tax and information reporting rules. After the reorganization, it is anticipated that the same rules would apply to distributions with respect to Nabors Bermuda common shares and to proceeds from the sale or redemption of Nabors Bermuda common shares.

     In general, information reporting requirements will apply to dividends with respect to the Nabors Bermuda common shares or the proceeds received on the sale or redemption of the Nabors Bermuda common shares paid within the U.S., and in some cases, outside of the U.S., to holders other than certain exempt recipients, such as corporations. In addition, backup withholding at the then applicable rate will apply to these payments unless the holder or beneficial owner provides an accurate taxpayer identification number in the manner required by U.S. law and applicable regulations, certifies that the holder or beneficial owner is not subject to backup withholding, and the holder or beneficial owner otherwise complies with applicable requirements of the backup withholding rules. Amounts withheld under the backup withholding rules may be credited against a U.S. holder's U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

  BERMUDA INCOME TAX CONSEQUENCES OF THE REORGANIZATION

     Under current Bermuda law, Nabors Bermuda is not subject to tax on income or capital gains. Furthermore, Nabors Bermuda has obtained from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 (as amended), an undertaking that, in the event that Bermuda enacts any legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of such tax will not be applicable to Nabors Bermuda or to any of its operations, or the shares, capital or common shares of Nabors Bermuda, until March 28, 2016. This undertaking does not, however, prevent the imposition of property taxes on Nabors Bermuda to the extent that it owns real property or leasehold interests in Bermuda or certain other taxes on Nabors Bermuda if it were to employ persons in Bermuda.

     Nabors Bermuda believes that no significant portion of its income or capital gains will be subject to tax in Bermuda, which currently has no corporate income tax. However, this belief is based upon the anticipated nature and conduct of the business of Nabors Bermuda, which may change, and upon Nabors Bermuda's understanding of its position under the tax laws of Bermuda and other countries, which position is subject to review and possible challenge by taxing authorities and to possible changes in law (which may have retroactive effect). The extent to which certain taxing jurisdictions may require Nabors Bermuda to pay tax or to make payments in lieu of tax cannot be determined in advance. There can be no assurance that these factors will not have a material adverse effect on Nabors Bermuda.

     Under existing Bermuda law, there will be no Bermuda income or withholding tax on dividends, if any, paid by Nabors Bermuda to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of Nabors Bermuda common stock (other than by shareholders resident in Bermuda).

  BARBADOS INCOME TAX CONSEQUENCES OF THE REORGANIZATION

     Nabors Bermuda will be registered to operate as an IBC for Barbados tax purposes and Nabors Bermuda will be legally managed and controlled through an executive office located in Barbados. Under current Barbados law, an IBC is subject to tax on its international business profits generated outside of Barbados at a maximum rate of 2.5%. This tax rate gradually decreases to 1% as taxable income increases. The benefits of these lower tax rates for companies registered as IBCs can be guaranteed by the Minister for up to fifteen (15) years. Barbados imposes no income tax on capital gains. In addition to Barbados income tax, Nabors Bermuda will be subject to Barbados property transfer tax to the extent that it transfers real property owned in Barbados and certain other taxes to the extent that it employs persons in Barbados.

     Under existing Barbados law, there will be no Barbados income or withholding tax imposed on any dividends, interest, royalties or other income amounts paid by Nabors Bermuda to any person resident outside of Barbados. Furthermore, U.S. shareholders will not be subject to any Barbados taxation on the sale or other transfer (including by gift or on the death of the shareholder) of Nabors Bermuda common stock.

                                    EXPERTS

     The consolidated financial statements incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of Nabors Industries, Inc. for the year ended December 31, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Nabors Bermuda common shares have been passed upon for Nabors Bermuda by its Bermuda counsel, Appleby, Spurling & Kempe. Appleby, Spurling & Kempe has also rendered an opinion to Nabors Bermuda regarding Bermuda income tax consequences of the reorganization described in "Income Tax Consequences of the Reorganization -- Bermuda Income Tax Consequences of the Reorganization." Skadden, Arps, Slate, Meagher & Flom LLP has rendered an opinion to Nabors Bermuda regarding U.S. federal income tax consequences of the reorganization to stockholders of Nabors Delaware described in "Income Tax Consequences of the Reorganization -- U.S. Federal Income Tax Consequences to Stockholders." David King & Co. has rendered an opinion to Nabors Bermuda regarding Barbados income tax consequences of the reorganization described in "Income Tax Consequences of the Reorganization -- Barbados Income Tax Consequences of the Reorganization."

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

     The board of directors of Nabors Delaware is not aware of any matters that are expected to come before the special meeting other than those referred to in this proxy statement/prospectus. If other matters should properly come before the meeting, the persons named in the proxy intend to vote the proxies in accordance with their best judgment.

     The deadline for submitting shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be considered for inclusion in Nabors Delaware's proxy statement and form of proxy for the 2002 annual meeting was January 7, 2002.

     Nabors Bermuda's bye-laws provide that all shareholder nominations for nominees for election to the board of directors must be made following written notice to the Secretary of Nabors Bermuda accompanied by certain background and other information specified in the bye-laws. In connection with any annual general meeting, written notice of a shareholder's intention to make such nominations must be received by the Secretary at Nabors Bermuda's principal executive offices and its registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, provided that in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the 10th day following the day on which such notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first.

     In order for a shareholder to bring other business before a general meeting of shareholders, timely notice must be received by the secretary of Nabors Bermuda within the time limits described above. The notice must include a description of the proposed item and other specified matters. These requirements are separate from and in addition to the requirements you must meet to have a proposal included in Nabors Bermuda's proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

                      WHERE YOU CAN FIND MORE INFORMATION

     Nabors Bermuda has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This proxy statement/prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted as permitted by the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this proxy statement/prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the copy so filed, and each such statement shall be deemed qualified in its entirety by such reference.

     Nabors Delaware is, and after the reorganization Nabors Bermuda will be, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files and will file reports, proxy and information statements, and other information with the Commission. Such reports, proxy and information statements, and other information filed with the Commission, can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of reports, proxy and information statements and other information regarding registrants that file electronically (including Nabors Industries, Inc.) are available on the Commission's website at http://www.sec.gov.

     Upon completion of the reorganization, Nabors Bermuda common shares will be traded on the American Stock Exchange. At the time of commencement of such trading, Nabors Delaware common stock will be delisted and will no longer be registered pursuant to Section 12 of the Exchange Act. At such time, your shares will have automatically converted into the right to receive shares of Nabors Bermuda and Nabors Bermuda will be registered pursuant to Section 12 of the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Nabors Delaware with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this proxy statement/prospectus:

REPORT                                          DATE(S) FILED
------                                          -------------
Annual Report on Form 10-K for the fiscal       March 19, 2002
  year ended December 31, 2001 (File No.
  1-09245)

Current Reports on Form 8-K                     January 3, 2002 and January 25, 2002

     Each document filed by Nabors Delaware pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement/prospectus and prior to the date of the special meeting shall be deemed to be incorporated by reference in this proxy statement/prospectus and to be a part of this proxy statement/prospectus from the date of filing of such document. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this proxy statement/prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this proxy statement/prospectus.


     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT NABORS WHICH IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. COPIES OF THE INCORPORATED DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) WILL BE FURNISHED UPON WRITTEN OR ORAL REQUEST WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED. REQUESTS SHOULD BE MADE BY MAY 24, 2002 AND SHOULD BE DIRECTED TO NABORS INDUSTRIES, INC., 515 WEST GREENS ROAD, SUITE 1200, HOUSTON, TEXAS 77067,
ATTENTION: INVESTOR RELATIONS, OR YOU MAY TELEPHONE (281) 874-0035, OR VISIT OUR WEBSITE "HTTP://WWW.NABORS.COM". WEBSITE MATERIALS ARE NOT PART OF THIS PROXY STATEMENT/PROSPECTUS.


     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NABORS BERMUDA IS PROHIBITED FROM MAKING ANY INVITATION TO THE PUBLIC IN BERMUDA TO SUBSCRIBE FOR ANY OF ITS SHARES.

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 2, 2002, among Nabors Industries Ltd., a Bermuda exempted company ("Nabors Bermuda"), Nabors Industries, Inc., a Delaware corporation ("Nabors Delaware"), Nabors US Holdings Inc., a Delaware corporation ("US Holdings") and Nabors Acquisition Corp. VIII, a Delaware corporation ("Merger Sub") and a newly formed, indirect wholly-owned subsidiary of Nabors Bermuda and a direct wholly-owned subsidiary of US Holdings.

     WHEREAS, the respective Boards of Directors of Nabors Bermuda, Nabors Delaware, US Holdings and Merger Sub deem it advisable and in the best interests of their respective stockholders to reorganize such that the ultimate parent of the Nabors group will effectively change its place of incorporation from Delaware to Bermuda by merging Merger Sub with and into Nabors Delaware;

     WHEREAS, subject to the approval of the stockholders of Nabors Delaware, the respective Boards of Directors of Nabors Bermuda, Nabors Delaware, US Holdings and Merger Sub (and the stockholders of Nabors Bermuda, US Holdings and Merger Sub) have each unanimously approved the merger of Merger Sub with and into Nabors Delaware, pursuant to which Nabors Delaware will be the surviving company in the merger and become a wholly-owned, indirect subsidiary of Nabors Bermuda (and a wholly-owned, direct subsidiary of US Holdings), upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), and whereby each outstanding share of common stock, par value US$.10 per share, of Nabors Delaware ("Nabors Delaware Common Stock"), other than those shares of Nabors Delaware Common Stock held by Nabors Delaware or any direct or indirect wholly-owned subsidiary of Nabors Delaware, shall be automatically converted into the right to receive one common share, par value US$.001 per share, of Nabors Bermuda ("Nabors Bermuda Common Shares"); and

     WHEREAS, the consummation of the Merger requires, among other things, the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding Nabors Delaware Common Stock entitled to vote on such adoption (the "Nabors Delaware Stockholder Approval");

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                     MERGER

     1.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into Nabors Delaware at the Effective Time of the Merger. Following the Effective Time of the Merger, the separate corporate existence of Merger Sub shall cease and Nabors Delaware shall continue as the surviving corporation (the "Surviving Corporation"), becoming a wholly-owned, indirect subsidiary of Nabors Bermuda (and a wholly-owned, direct subsidiary of US Holdings), and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

     1.2 Effective Time. Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 5.1, the parties shall duly prepare, execute and file a certificate of merger (the "Certificate of Merger") in accordance with Section 251 of the DGCL with the Secretary of State of Delaware. The Merger shall become effective upon the filing of the Certificate of Merger (or at such later time reflected in such Certificate of Merger as shall be agreed to by Nabors Bermuda, US Holdings, Nabors Delaware and Merger Sub). The date and time when the Merger shall become effective is referred to as the "Effective Time."

     1.3 Effects of the Merger. The Merger shall have the effects as provided in the DGCL. The Surviving Corporation specifically assumes any obligation of Merger Sub which requires that such obligation is specifically assumed by the Surviving Corporation.

                                      A-I-1

                                   ARTICLE II

                      NAME, CERTIFICATE OF INCORPORATION,
                             DIRECTORS AND OFFICERS

     2.1 Name of Surviving Corporation. The name of the Surviving Corporation shall be "Nabors Industries, Inc."

     2.2  Certificate of Incorporation; By-laws.

     (a) The Certificate of Incorporation of the Surviving Corporation shall be amended as of the Effective Time pursuant to the Certificate of Merger to contain the provisions in the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Article FIRST of such Certificate shall provide that the name of the Surviving Corporation shall be "Nabors Industries, Inc."

     (b) The By-laws of Merger Sub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law.

     2.3 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until his or her successor shall be elected and qualify, subject to prior death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

     2.4 Officers. Each officer of Nabors Delaware immediately prior to the Effective Time shall be an officer of the Surviving Corporation, until his or her successor shall be elected and qualify, subject to prior death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

                                  ARTICLE III

                        CONVERSION AND EXCHANGE OF STOCK

     3.1 Nabors Delaware Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares:

          (a) Each issued and outstanding share of Nabors Delaware Common Stock, other than shares cancelled in accordance with 3.1(b), shall be converted into and become the right to receive one fully paid and nonassessable Nabors Bermuda Common Share.

          (b) Each issued share of Nabors Delaware Common Stock that is owned by Nabors Delaware or by any direct or indirect wholly-owned subsidiary of Nabors Delaware prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no Nabors Bermuda Common Shares or other consideration shall be delivered or deliverable in exchange for such shares of Nabors Delaware Common Stock.

     3.2 Merger Sub Common Stock. Each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub, shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, power and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     3.3 Stock Option and Award Plans. Nabors Delaware currently maintains and sponsors the 1994 Executive Officer's Stock Plan, the 1996 Employee Stock Plan, the 1996 Executive Officers Stock Plan, the 1996 Executive Officers Incentive Stock Plan, the 1998 Employee Stock Plan, the 1998 Chairman's Executive Stock Plan, the 1996 Chairman's Executive Stock Plan, the 1997 Executive Officers Incentive Stock Plan, the 1999 Pool Employee/Director Option Exchange Plan, Options Originally Granted by Bayard Drilling Technologies, Inc. and Assumed by Nabors Industries, Inc. and certain other plans and agreements providing for the grant or award to its officers and employees of options or other rights to purchase or receive Nabors Delaware Common Stock (the "Employee Stock Plans"). Nabors Delaware also maintains and sponsors the 1993 Stock Option Plan for Non-Employee Directors and the 1999 Stock Option Plan for Non-Employee
                                      A-I-2

Directors and certain other plans and agreements providing for the grant or award to its directors of options or other rights to purchase or receive Nabors Delaware Common Stock (the "Director Stock Plans"). Nabors Delaware shall continue to maintain and sponsor the Employee Stock Plans and Nabors Bermuda shall assume the rights and obligations of Nabors Delaware under the Director Stock Plans. The outstanding options and other awards under the Employee Stock Plans and Director Stock Plans shall be exercisable or issuable upon the same terms and conditions as under such plans and the agreements relating thereto immediately prior to the Effective Time of the Merger, except that upon the exercise or issuance of such options or awards, Nabors Bermuda Common Shares shall be issuable in lieu of shares of Nabors Delaware Common Stock. The number of Nabors Bermuda Common Shares issuable upon the exercise or issuance of such an option or award immediately after the Effective Time and the option price of each such option or award shall be the number of shares and option price in effect immediately prior to the Effective Time. All options or awards issued under the Employee Stock Plans and Director Stock Plans after the Effective Time shall entitle the holder thereof to purchase Nabors Bermuda Common Shares in accordance with the terms of the Employee Stock Plans and Director Stock Plans.

     3.4  Exchange Agent; Exchange of Shares.

     (a) Exchange Agent. As soon as reasonably practicable, US Holdings and Merger Sub shall designate a bank or trust company reasonably acceptable to Nabors Delaware (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Nabors Bermuda Common Shares (the "Bermuda Certificates") upon surrender of certificates representing shares of Nabors Delaware Common Stock (the "Delaware Certificates"). Not later than the Effective Time, US Holdings and Merger Sub will cause to be deposited with the Exchange Agent, for the benefit of the holders of shares of Nabors Delaware Common Stock, certificates representing Nabors Bermuda Common Shares issuable upon consummation of the Merger as set forth in Section 3.1(a) (the "Exchange Fund").

     (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Delaware Certificate(s) that immediately prior to the Effective Time represented outstanding shares of Nabors Delaware Common Stock whose shares were converted into and became the right to receive Nabors Bermuda Common Shares pursuant to
Section 3.1(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Delaware Certificates shall pass, only upon delivery of the Delaware Certificates to the Exchange Agent and shall be in such form and have such other provisions as Nabors Bermuda may reasonably specify) and (ii) instructions for use in effecting the surrender of the Delaware Certificates in exchange for Nabors Bermuda Common Shares. Upon surrender of a Delaware Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, properly completed and duly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Delaware Certificate shall be entitled to receive in exchange therefor a Bermuda Certificate or Bermuda Certificates representing the number of Nabors Bermuda Common Shares which such holder has the right to receive pursuant to the provisions of this Article III, and the Delaware Certificate so surrendered shall be canceled. In the event of a transfer of ownership of a Delaware Certificate after the Effective Time, exchange may be made to a person other than the person in whose name the Delaware Certificate so surrendered is registered, if such Delaware Certificate shall be properly endorsed or otherwise in proper form for transfer and shall be accompanied by evidence satisfactory to the Exchange Agent that any transfer or other taxes required by reason of such exchange in the name other than that of the registered holder of such Delaware Certificate or instrument either has been paid or is not payable. Until surrendered as contemplated by this Section 3.4, each Delaware Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender Nabors Bermuda Common Shares in accordance with
Section 3.1(a).

     (c) No Further Ownership Rights in Nabors Delaware Common Stock. All Nabors Bermuda Common Shares issued upon the Merger, including any Bermuda Certificates issued upon the surrender for exchange of Delaware Certificates in accordance with the terms of this Article III, shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Nabors Delaware Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which
                                      A-I-3
may have been declared or made by Nabors Delaware on such shares of Nabors Delaware Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Nabors Delaware Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Delaware Certificates are presented to the Surviving Corporation or Exchange Agent they shall be canceled and exchanged as provided in this
Article III, except as otherwise provided by law.

     (d) Termination of Exchange Fund; No Liability. At any time following the first anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Exchange Fund, and holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the Nabors Bermuda Common Shares and any dividends or other distributions with respect thereto payable upon due surrender of their Delaware Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Delaware Certificate for Nabors Bermuda Common Shares (or dividends or distributions with respect thereto) from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (e) Lost, Stolen or Destroyed Certificates. In the event any Delaware Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Delaware Certificate(s) to be lost, stolen or destroyed and, if required by Nabors Bermuda, the posting by such person of a bond in such sum as Nabors Bermuda may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Delaware Certificate(s), the Exchange Agent will issue the Nabors Bermuda Common Shares pursuant to Section 3.1(a) deliverable in respect of the shares of Nabors Delaware Common Stock represented by such lost, stolen or destroyed Delaware Certificates.

     (f) Dividends; Distributions. No dividends or other distributions with respect to Nabors Bermuda Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Delaware Certificate with respect to the Nabors Bermuda Common Shares represented thereby, and all such dividends, other distributions, if any, shall be paid by Nabors Bermuda to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Delaware Certificate in accordance with this Article III. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Delaware Certificate there shall be paid to the holder of a Delaware Certificate representing the right to receive Nabors Bermuda Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Nabors Bermuda Common Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Nabors Bermuda Common Shares. Nabors Bermuda shall make available to the Exchange Agent cash for these purposes, if necessary.

     3.5 Warrants. Effective at the Effective Time, the outstanding warrants of Nabors Delaware to acquire Nabors Delaware Common Stock shall be thereafter exercisable, in accordance with their terms, for the number of Nabors Bermuda Common Shares to which a holder of the shares of Nabors Delaware Common Stock issuable at the time of the Merger upon the exercise of such warrants would have been entitled to receive as a result of the Merger, in accordance with this
Article III, if such exercise had taken place immediately prior to the Merger.

     3.6 Withholding Taxes. US Holdings shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable to any person pursuant to this Article III any such amounts as are required under the Internal Revenue Code of 1986, as amended, or any applicable provision of state, local or foreign tax law; provided, however, that if such withholding may be eliminated or reduced through the delivery of any certificate or other documentation, US Holdings shall

                                      A-I-4
provide each holder of Nabors Delaware Common Stock with a reasonable opportunity to deliver such certificate or other documentation. To the extent that amounts are so withheld by US Holdings, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Nabors Delaware Common Stock in respect of which such deduction and withholding was made by US Holdings.

                                   ARTICLE IV

                         BENEFIT AND COMPENSATION PLANS

     4.1 At the Effective Time, (i) Nabors Delaware shall continue to sponsor and maintain each employee benefit and program to which Nabors Delaware is then a party (the "Employee Benefit Plans"), and (ii) Nabors Bermuda shall assume the rights and obligations of Nabors Delaware under each director benefit plan and program to which Nabors Delaware is then a party (the "Director Benefit Plans"). To the extent any Employee Benefit Plan or Director Benefit Plan provides for the issuance or purchase of, or otherwise relates to, Nabors Delaware Common Stock, after the Effective Time, such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Nabors Bermuda Common Shares. Nabors Delaware shall assign to Nabors Bermuda and Nabors Bermuda shall agree to assume, on substantially similar terms and conditions, each employment agreement with each executive officer and key employee of Nabors Delaware who, immediately prior to the Effective Time, is a party to an employment agreement with Nabors Delaware, subject to any required consent of any such executive officer or key employee.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

     5.1 The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions:

          (a) Stockholder Approval. The Nabors Delaware Stockholder Approval shall have been obtained.

          (b) Form S-4. The registration statement on Form S-4 filed with the Securities and Exchange Commission by Nabors in connection with the issuance of the Nabors Bermuda Common Shares in the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order.

          (c) AMEX Approval. The American Stock Exchange (the "AMEX") shall have confirmed that the Nabors Bermuda Common Shares have been approved for listing on the AMEX, subject to notice of issuance, and may trade on the AMEX and succeed to the ticker symbol "NBR."

          (d) Governmental, Regulatory and Other Material Third-Party
     Consents. All filings required to be made prior to the Effective Time of the Merger with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any court or governmental or regulatory authority or agency, domestic or foreign, or other person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been made or obtained (as the case may be).

          (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

          (f) Waivers. The executive officers of the Company shall have agreed not to treat any of the transactions contemplated by this Agreement as a "Change in Control" within the meaning of their employment agreements with Nabors Delaware, if any, to the extent such concept is included in such agreements.

                                      A-I-5

                                   ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

     6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Nabors Delaware Stockholder Approval, by action of the Board of Directors of Nabors Bermuda, Nabors Delaware, US Holdings or Merger Sub.

     6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Nabors Delaware, US Holdings, Merger Sub or Nabors Bermuda, other than the provisions of this
Article VI and Article VII.

     6.3 Amendment. This Agreement may be amended by the parties at any time before or after the Nabors Delaware Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that alters or changes the amount or kind of shares to be received by stockholders in the Merger; alters or changes any term of the certificate of incorporation of the Surviving Corporation; or alters or changes any other terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would adversely affect the holders of shares of Nabors Delaware Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     6.4 Waiver. At any time prior to the Effective Time, the parties may waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     6.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 6.1, an amendment of this Agreement pursuant to Section 6.3 or a waiver pursuant to Section 6.4 shall, in order to be effective, require action by the Board of Directors of Nabors Delaware, Nabors Bermuda, US Holdings and Merger Sub.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     7.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Nabors Bermuda:

        Nabors Industries Ltd.
        c/o The Corporate Secretary Limited
        Whitepark House
        White Park Road
        Bridgetown, Barbados
        Attention: Office of the Secretary

        (b) if to Nabors Delaware:

        Nabors Industries, Inc.
        515 West Greens Road, Suite 1200
        Houston, Texas 77067
        Attention: Senior Counsel

                                      A-I-6

        (c) if to Merger Sub:

        Nabors Acquisition Corp. VIII
        c/o Nabors US Holdings Inc.
        515 West Greens Road, Suite 1200
        Houston, Texas 77067
        Attention: Senior Counsel

        (d) if to US Holdings:

        Nabors US Holdings Inc.
        515 West Greens Road, Suite 1200
        Houston, Texas 77067
        Attention: Senior Counsel

     7.2 Entire Agreement; No Third-party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article III, is not intended to confer upon any person other than the parties any rights or remedies.

     7.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                            [SIGNATURE PAGE FOLLOWS]

                                      A-I-7

     IN WITNESS WHEREOF, Nabors Delaware, Nabors Bermuda, US Holdings and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          NABORS INDUSTRIES LTD.

                                          By:      /s/ STEPHEN S JAMES
                                            ------------------------------------
                                                      Stephen S James
                                                          Director

                                          NABORS INDUSTRIES, INC.

                                          By:    /s/ ANTHONY G. PETRELLO
                                            ------------------------------------
                                                    Anthony G. Petrello
                                               President and Chief Operating
                                                           Officer

                                          NABORS ACQUISITION CORP. VIII

                                          By:     /s/ DANIEL MCLACHLIN
                                            ------------------------------------
                                                      Daniel McLachlin
                                                Vice President and Secretary

                                          NABORS US HOLDINGS INC.

                                          By:     /s/ DANIEL MCLACHLIN
                                            ------------------------------------
                                                      Daniel McLachlin
                                                Vice President and Secretary

                                      A-I-8

                                                                        ANNEX II

                                      LOGO

                                    BERMUDA

                             THE COMPANIES ACT 1981

             MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
                              SECTION 7(1) AND (2)

                           MEMORANDUM OF ASSOCIATION

                                       OF

                             NABORS INDUSTRIES LTD.
                   (hereinafter referred to as "the Company")

     1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

     2. We, the undersigned, namely,

                                                     BERMUDIAN STATUS                 NUMBER OF SHARES
NAME AND ADDRESS                                       (YES OR NO)      NATIONALITY      SUBSCRIBED
----------------                                     ----------------   -----------   ----------------
Timothy J. Counsell................................        Yes            British            1
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda
Ruby L. Rawlins....................................        Yes            British            1
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda
Rachael M. Lathan..................................        Yes            British            1
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda
Angela R. B. Browne................................        Yes            British            1
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

     3. The Company is to be an Exempted Company as defined by the Companies Act 1981.

     4. The Company, with the consent of the Minister of Finance, has power to
hold land situate in Bermuda not exceeding      in all, including the following
parcels:

          Not applicable.

     5. The authorised share capital of the Company is US$12,000.00 divided into 12,000 shares of US$1.00 each. The minimum subscribed share capital of the Company is $12,000.00 in United States currency.

                                      A-II-1

     6. The objects for which the Company is formed and incorporated are:

          As set forth in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to The Companies Act 1981.

     7. The Company has the powers set out in The Schedule annexed hereto.

                                      A-II-2

                               THE COMPANIES ACT

                                SECOND SCHEDULE
                                (SECTION 11(2))

     Subject to Section 4A, a company may by reference include in its memorandum any of the following objects, that is to say the business of --

(a)  insurance and re-insurance of all kinds;

(b)  packaging of goods of all kinds;

(c)  buying, selling and dealing in goods of all kinds;

(d)  designing and manufacturing of goods of all kinds;

(e) mining and quarrying and exploration for metals, minerals, fossil fuels and precious stones of all kinds and their preparation for sale or use;

(f) exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

(g) scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

(h) land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

(i) ships and aircraft owners, managers, operators, agents, builders and repairers;

(j) acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

(k)  travel agents, freight contractors and forwarding agents;

(1)  dock owners, wharfingers, warehousemen;

(m) ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

(n)  all forms of engineering;

(o) developing, operating, advising or acting as technical consultants to any other enterprise or business;

(p) farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

(q) acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

(r)  buying, selling, hiring, letting and dealing in conveyances of any sort;
     and

(s) employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

(t) to acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated;

(u) to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence;

(v) to be and carry on business of a mutual fund within the meaning of section 156A.

     Provided that none of these objects shall enable the company to carry on restricted business activity as set out in the Ninth Schedule except with the consent of the Minister.

                                      A-II-3

     Signed by each subscriber in. the presence of at least one witness attesting the signature thereof:


               -s- TIMOTHY J. COUNSELL                                    -s- DIONNE HACKETT
-----------------------------------------------------    -----------------------------------------------------
                 Timothy J. Counsell                                        Dionne Hackett

                 -s- RUBY L. RAWLINS                                      -s- DIONNE HACKETT
-----------------------------------------------------    -----------------------------------------------------
                   Ruby L. Rawlins                                          Dionne Hackett

                -s- RACHAEL M. LATHAN                                     -s- DIONNE HACKETT
-----------------------------------------------------    -----------------------------------------------------
                  Rachael M. Lathan                                         Dionne Hackett

               -s- ANGELA R. B. BROWNE                                    -s- DIONNE HACKETT
-----------------------------------------------------    -----------------------------------------------------
                 Angela R. B. Browne                                        Dionne Hackett
                    (Subscribers)                                             (Witnesses)

     SUBSCRIBED this 10th day of December 2001

                                      A-II-4

STAMP DUTY (To be affixed)

NOT APPLICABLE
                                      A-II-5

                                  THE SCHEDULE

           (REFERRED TO IN CLAUSE 7 OF THE MEMORANDUM OF ASSOCIATION)

(a) to borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company or by the creation and issue of securities;

(b) to enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the company or another subsidiary of a holding company of the company or otherwise associated with the company;

(c) to accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise;

(d) to sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities;

(e) to issue and allot securities of the company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the company or any services rendered to the company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose;

(f) to grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the company or otherwise associated with the company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the company or whom the company considers have any moral claim on the company or to their relations, connections or dependants, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payment towards insurance or other arrangements likely to benefit any such persons or otherwise advance the interests of the company or of its members or for any national, charitable, benevolent, educational, social, public, general or useful object;

(g) subject to the provisions of Section 42 of the Companies Act 1981, to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

(h) to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981.

                                      A-II-6

                             THE COMPANIES ACT 1981

                                 FIRST SCHEDULE
                                (SECTION 11(1))

     A company limited by shares, or other company having a share capital, may exercise all or any of the following powers subject to any provision of law or its memorandum --

 (1) [repealed by 1992:51]

 (2) to acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the company is authorised to carry on;

 (3) to apply for, register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade marks, formulae, licences, inventions, processes, distinctive marks and similar rights;

 (4) to enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to benefit the company;

 (5) to take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the company or carrying on any business capable of being conducted so as to benefit the company;

 (6) subject to section 96 to lend money to any employee or to any person having dealings with the company or with whom the company proposes to have dealings or to any other body corporate any of whose shares are held by the company;

 (7) to apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporate or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto;

 (8) to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees or former employees of the company or its predecessors, or the dependants or connections of such employees or former employees, and grant pensions and allowances, and make payments towards insurance or for any object similar to those set forth in this paragraph, and to subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects;

 (9) to promote any company for the purpose of acquiring or taking over any of the property and liabilities of the company or for any other purpose that may benefit the company;

(10) to purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the company considers necessary or convenient for the purposes of its business;

(11) to construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects;

(12) to take land in Bermuda by way of lease or letting agreement for a term not exceeding fifty years, being land bona fide required for the purposes of the business of the company and with the consent of the Minister granted in his discretion to take land in Bermuda by way of lease or letting agreement for a term not exceeding twenty-one years in order to provide accommodation or recreational facilities for its officers and employees and when no longer necessary for any of the above purposes to terminate or transfer the lease or letting agreement;

                                      A-II-7

(13) except to the extent, if any, as may be otherwise expressly provided in its incorporating Act or memorandum and subject to this Act every company shall have power to invest the moneys of the Company by way of mortgage of real or personal property of every description in Bermuda or elsewhere and to sell, exchange, vary, or dispose of such mortgage as the company shall from time to time determine;

(14) to construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the company and contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof;

(15) to raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person;

(16) to borrow or raise or secure the payment of money in such manner as the company may think fit;

(17) to draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments;

(18) when properly authorised to do so, to sell, lease, exchange or otherwise dispose of the undertaking of the company or any part thereof as an entirety or substantially as an entirety for such consideration as the company thinks fit;

(19) to sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the company in the ordinary course of its business;

(20) to adopt such means of making known the products of the company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations;

(21) to cause the company to be registered and recognised in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the company and to accept service for and on behalf of the company of any process or suit;

(22) to allot and issue fully-paid shares of the company in payment or part payment of any property purchased or otherwise acquired by the company or for any past services performed for the company;

(23) to distribute among the members of the company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the company, but not so as to decrease the capital of the company unless the distribution is made for the purpose of enabling the company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful;

(24) to establish agencies and branches;

(25) to take or hold mortgages, hypothecs, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the company of whatsoever kind sold by the company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge;

(26) to pay all costs and expenses of or incidental to the incorporation and organization of the company;

(27) to invest and deal with the moneys of the company not immediately required for the objects of the company in such manner as may be determined;

(28) to do any of the things authorised by this Schedule and all things authorised by its memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others;

                                      A-II-8

(29) to do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

     Every company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised permit.

                                      A-II-9

                                   ANNEX III
                              AMENDED AND RESTATED
                                    BYE-LAWS

                                       OF

                             NABORS INDUSTRIES LTD.
                                (THE "COMPANY")
                             ---------------------

                                 INTERPRETATION

1. (1) In these Bye-laws, unless the context otherwise requires:

     "Applicable Law" means all applicable laws, regulations or rules of any statutory or non-statutory body, whether foreign or domestic, governing the Company, the securities of the Company or the issue of, or the trading therein, including the Companies Acts;

     "Bermuda" means the Islands of Bermuda;

     "Board" means the board of directors of the Company;

     "Bye-laws" means these Bye-laws in their present form or as from time to time amended;

     "Clear Days" means, in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;

     "Companies Acts" means every Bermuda statute, regulation and order from time to time in force concerning companies insofar as the same apply to the Company;

     "Company" means Nabors Industries Ltd., an exempted company incorporated in Bermuda with registration number 31431;

     "Director" means a director for the time being of the Company;

     "Officer" means a Director, Secretary, or other officer of the Company appointed pursuant to these Bye-laws, but does not include any person holding the office of auditor in relation to the Company;

     "Paid Up" means paid up or credited as paid up;

     "Person Entitled by Transmission" means a person whose entitlement to a Share in consequence of the death or bankruptcy of a Shareholder or of any other event giving rise to its transmission by operation of law has been noted in the Register pursuant to Bye-law 68.1;

     "Register" means the register of Shareholders of the Company and includes any branch register;

     "Registered Office" means the registered office for the time being of the Company;

     "Resident Representative" means the person or, if permitted by the Companies Acts, the company appointed to perform the duties of resident representative of the Company as set out in the Companies Acts (and includes any assistant or deputy resident representative appointed by the Board);

     "Resolution" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted in general meeting or passed in accordance with the provisions of these Bye-laws;

     "Seal" means the common seal of the Company and includes any duplicate seal;

     "Secretary" means the Secretary of the Company or, if there are joint Secretaries, any of the joint Secretaries and includes a deputy or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

                                     A-III-1

     "Shareholder" means a holder of a Share (of any class);

     "Share" means any share in the capital of the Company;

     "Subsidiary" and "Holding Company" have the same meanings as in section 86 of the Companies Act 1981, except that references in that section to a company shall include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere; and

     "US dollars" or "US$" means United States dollars.

2. For the purposes of these Bye-laws, unless the context otherwise requires:

     (1) a company shall be deemed to be present in person at a meeting if its representative, duly authorised pursuant to these Bye-laws, is present;

     (2) words importing only the singular number include the plural number and vice versa;

     (3) words importing only one gender include the other gender;

     (4) references to a company include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere;

     (5) references to a person include any company, partnership or other body of persons, whether corporate or not, any trust and any government, governmental body or agency or public authority, whether of Bermuda or elsewhere;

     (6) references to writing include typewriting, printing, lithography, photography, electronic mail and other modes of representing or reproducing words in a legible and non-transitory form;

     (7) references to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and references to any communication being delivered or received, or being delivered or received at a particular place, include the transmission of an electronic or similar communication, to a recipient identified in such manner or by such means, as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

     (8) references to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

     (9) references to a dividend include a distribution paid in respect of Shares to Shareholders out of contributed surplus or any other distributable reserve;

     (10) any words or expressions defined in the Companies Acts, if not otherwise defined in or given a particular meaning by these Bye-laws, have the same meaning in these Bye-laws, except that the definition of "attorney" shall not apply;

     (11) (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto; (b) the word "Board" in the context of the exercise of any power contained in these Bye-laws includes any committee consisting of one or more Directors and any local or divisional Board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-laws or under another delegation of the powers;

     (12) references to any statute or statutory provision (whether of Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force;
                                     A-III-2

     (13) references to Shares with the general right to vote at general meetings of the Company are to those Shares (of any class or series) with the right to vote, other than Shares which entitle the holders to vote only in limited circumstances or upon the occurrence of a specified event or condition (whether or not those circumstances have arisen or that event or condition has occurred); and

     (14) reference to "days" in these Bye-laws when in relation to notice or limitation periods, deemed delivery, adjournments or Record Dates shall mean "Clear Days".

                               REGISTERED OFFICE

3. The Registered Office. The Registered Office of the Company shall be at such place within Bermuda as the Board may from time to time determine, but as at the date of adoption of these Bye-laws and until a change is effected, such Registered Office shall be at Cedar House, 41 Cedar Avenue, Hamilton, Bermuda HM
12. The Company may establish such other principal places of business as the Board may determine from time to time.

                          SHARE CAPITAL, SHARE RIGHTS

4. Authorised Share Capital. Subject to any special rights conferred on the holders of any Share or class of Shares, any Share in the Company may be issued with or have attached thereto such preference, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Shareholders may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine. As at the date of adoption of these Bye-laws, the authorised share capital of the Company is US$425,000 divided into 400,000,000 Common Shares par value US$0.001 per Share (the "Common Shares") and 25,000,000 Preferred Shares par value US$0.001 per Share (the "Preferred Shares").

     4.1 Subject to these Bye-laws, holders of the Common Shares shall:

          (a) be entitled to one vote for each Common Share held by such holder on the relevant record date on all matters submitted to a vote of the Shareholders;

          (b) be entitled to such dividends and other distributions in cash, Shares or property of the Company out of assets or funds of the Company legally available therefor, as the Board may from time to time declare; and

          (c) generally be entitled to enjoy all of the rights attaching to Shares under the Companies Acts.

     4.2 For the purposes of these Bye-laws, the rights attaching to any of the Common Shares shall be deemed not to be altered by the allotment or issue by the Company of other Shares ranking in priority for payment of dividends or with respect to capital, or which confer on the holders voting rights more favourable than those conferred on the Common Shares, and shall not otherwise be deemed to be altered by the creation or issue of further Shares ranking pari passu with such Shares, or by the purchase or redemption by the Company of any of its own Shares.

     4.3 The Board is hereby expressly authorised to provide for the issuance of all or any of the Preferred Shares in one or more classes or series, and to fix, for each such class or series, the number of Shares which shall constitute such class or series, full, limited or no voting power, designations, preferences, special rights, qualifications, limitations and restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board (a copy of which shall be attached as an appendix to, but shall not form a part of, these Bye-laws) providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be: (a) subject to redemption at the option of the Company or the holders, or both, at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the

                                     A-III-3

Company; or (d) convertible into, or exchangeable for, any other class or classes of Shares, or of any other series of the same or any other class or classes of Shares, of the Company at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

                             MODIFICATION OF RIGHTS

5. Share Rights May Be Altered. Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of Shares issued may, unless otherwise expressly provided in the rights attaching to or by the terms of issue of the Shares of that class, from time to time (whether or not the Company is being wound up) be altered or abrogated by a Resolution passed at a separate general meeting of the holders of Shares of that class, voting in person or by proxy and representing at least a majority of the issued Shares of that class entitled to vote. To any such separate general meeting, all the provisions of these Bye-laws as to general meetings of the Company shall apply, except that every holder of Shares of the relevant class shall be entitled on a poll to one vote for every such Share held by such holder and any holder of Shares of the relevant class present in person or by proxy may demand a poll.

     5.1 For the purposes of this Bye-law, unless otherwise expressly provided by the rights attached to any class of Shares, the rights attaching to any class of Shares shall be deemed not to be altered by the allotment or issue by the Company of other Shares ranking in priority of payment of dividends or with respect to capital, or which confer on the holders voting rights more favourable than those conferred on such class, and shall not otherwise be deemed to be altered by the creation or issue of further Shares ranking pari passu with such class, or by the purchase or redemption by the Company of any of its own Shares.

                                     SHARES

6. Shares at the Disposal of the Board. Subject to the other provisions of these Bye-laws, the unissued Shares of the Company (whether forming part of the original Share capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options, warrants or other rights over or otherwise deal with or dispose of them to such persons, at such times and for such consideration and generally on such terms and conditions as the Board may from time to time determine. Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole Shares, so that a Share in a fractional denomination shall have, in proportion to the fraction of a whole Share that it represents, all the rights of a whole Share, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

7. Board May Pay Commissions. The Board may, in connection with the issue of any Shares, exercise all powers of paying commissions and brokerages conferred or permitted by Applicable Law.

8. Board May Repurchase Shares. Subject to the Companies Acts, the Company may purchase its own Shares and the Board may (without the sanction of a Resolution) authorise any exercise of the Company's power to purchase its own Shares, whether in the market, by tender or by private agreement, at such prices (whether at par or above or below par) and otherwise on such terms and conditions as the Board may from time to time determine. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

                              INCREASE OF CAPITAL

9. Shareholder Approval to Increase of Capital. The Shareholders may from time to time increase the Company's capital by such sum to be divided into Shares of such par value as the Shareholders by Resolution shall prescribe.

10. No Pre-emptive Rights. No holder of Shares of any class or other securities of the Company shall as such holder have any pre-emptive right to purchase Shares of any class or other securities of the Company or Shares or other securities convertible into or exchangeable for or carrying rights or options to purchase Shares of any class of the Company, whether such Shares or other securities are now or hereafter authorised, which at
                                     A-III-4
any time may be proposed to be issued by the Company or subjected to rights or options to purchase granted by the Company.

11. Shares Subject to Bye-laws. All existing Shares and any new Shares shall be subject to all the provisions of these Bye-laws.

                             ALTERATION OF CAPITAL

12. Shareholder Approval to Alteration of Capital. The Shareholders may (subject to Bye-law 12.1) from time to time by Resolution:

     (1) divide the Company's Shares into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;

     (2) consolidate and divide all or any of the Company's share capital into Shares of larger par value than any of its existing Shares;

     (3) sub-divide the Company's Shares or any of them into Shares of smaller par value than is fixed by its memorandum, provided, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived;

     (4) make provision for the issue and allotment of Shares which do not carry any voting rights;

     (5) cancel Shares which, at the date of the passing of the relevant Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of the Company's authorised share capital by the amount of the Shares so cancelled; and

     (6) change the currency denomination of the Company's share capital.

     12.1 Where any disagreement arises in regard to any division, consolidation or sub-division under this Bye-law 12, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the Shares representing fractions, and the distribution of the net proceeds of sale in due proportion among the Shareholders who would have been entitled to the fractions, except that any proceeds in respect of any holding which are less than a sum fixed by the Board may be retained for the benefit of the Company. For the purpose of any such sale, the Board may authorise some person to transfer the Shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall such purchaser's title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

13. Conversion of Preferred Shares. Subject to the Companies Acts and to any confirmation or consent required by Applicable Law or these Bye-laws, the Shareholders may from time to time by Resolution convert any Preferred Shares in the Company (unless otherwise expressly provided by the rights attaching to or by the terms of issue of the Preferred Shares in question) into redeemable Preferred Shares.

                              REDUCTION OF CAPITAL

14. Shareholder Approval to Reduction of Capital. Subject to the Companies Acts and to any confirmation or consent required by Applicable Law or these Bye-laws, the Shareholders may from time to time by Resolution authorise the reduction in any manner of the Company's issued share capital (but not to a sum less than the minimum share capital prescribed by its memorandum) or any share premium account.

     14.1 In relation to any such reduction, the Shareholders may by Resolution determine the terms upon which the reduction is to be effected, including, in the case of a reduction of part only of a class of Shares, those Shares to be affected.

                                     A-III-5

                            MEETINGS OF SHAREHOLDERS

15. Annual General Meeting. The Annual General Meeting of Shareholders shall be held in each calendar year on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which meeting the Shareholders shall elect directors, appoint auditors and transact such other business as may properly be brought before the meeting. All other general meetings of the Shareholders called pursuant to the requirements of the Companies Act or these Bye-laws shall be referred to as Special General Meetings.

16. Special General Meetings. Special General Meetings of the Shareholders, may be called at any time for any purpose or purposes by the Board or as otherwise provided for by Applicable Law, and shall be held at such place, and at such hour as may be designated by the Board in the notice of the meeting; provided, however, that the time so fixed shall permit the giving of notice as provided in Bye-law 17, unless such notice is waived as provided by Applicable Law or by these Bye-laws. Special General Meetings shall also be called and held in such cases and in such manner as may be specifically required by the Companies Acts.

17. Notice of Meetings. Written notice of each meeting of the Shareholders, which shall state the place, date and hour of the meeting and, in the case of a Special General Meeting or where otherwise required by Applicable Law, the purpose or purposes for which it is called, shall be given, unless a different period is required by Applicable Law, not less than ten (10) nor more than sixty
(60) days before the date of such meeting, by or at the direction of the person calling the meeting, to each Shareholder entitled to vote at such meeting by mail or by e-mail or any other electronic means at the Shareholder's address as it appears on the Register of Shareholders or at any other address given in writing by such Shareholder to the Company for such purpose. Notice of each Annual or Special General Meeting shall also be given in the same manner as described above to any Director or Resident Representative of the Company who has delivered a written notice to the Company's registered office requiring that such notice be sent to such person. Any notice given in the manner set forth in this Bye-law 17 shall be deemed duly given and shall be deemed to have been served five days after dispatch if sent by post or twenty-four (24) hours after its dispatch by any other means. Except as otherwise provided by these Bye-laws and the Companies Acts, no business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the Shareholders entitled to vote thereat. When a meeting is adjourned to another time or place, notice need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days after the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting. The accidental omission to give notice of a meeting, or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.


18. Nature of Business at Meetings of Shareholders. Subject to the terms of these Bye-laws and the Companies Acts, no business may be transacted at an Annual General Meeting of the Shareholders, other than business that is either
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual General Meeting by or at the direction of the Board (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual General Meeting by any Shareholder of the Company (i) who is a Shareholder of record on the date of the giving of the notice provided for in this Bye-law 18 and on the record date for the determination of Shareholders entitled to vote at such Annual General Meeting and (ii) who complies with the notice procedures set forth in this Bye-law 18.


     18.1 In addition to any other applicable requirements, for business to be properly brought before an Annual General Meeting by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Company as provided below.

     18.2 With regard to an Annual General Meeting, to be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the Registered Office and the principal executive offices of the Company as set forth in the Company's filings with the Securities and Exchange Commission not less than

                                     A-III-6
sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual General Meeting of Shareholders; provided, however, that in the event that the Annual General Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual General Meeting was mailed or such public disclosure of the date of the Annual General Meeting was made, whichever first occurs.

     18.3 To be in proper written form, a Shareholder's notice to the Secretary must set forth as to each matter such Shareholder proposes to bring before the Annual General Meeting (i) a brief description of the business desired to be brought before the Annual General Meeting and the reasons for conducting such business at the Annual General Meeting, (ii) the name and record address of such Shareholder, (iii) the class or series and number of Shares of the Company which are owned beneficially or of record by such Shareholder, (iv) a description of all arrangements or understandings between such Shareholder and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder and any material interest of such Shareholder in such business and (v) a representation that such Shareholder intends to appear in person or by proxy at the Annual General Meeting to bring such business before the meeting.

     18.4 No business shall be conducted at the Annual General Meeting of Shareholders except business brought before the Annual General Meeting in accordance with the procedures set forth in this Bye-law; provided, however, that, once business has been properly brought before the Annual General Meeting in accordance with such procedures, nothing in this Bye-law shall be deemed to preclude discussion by any Shareholder of any such business. If the Chairman of an Annual General Meeting determines that business was not properly brought before the Annual General Meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

19. Quorum. Except as otherwise required by Applicable Law, or these Bye-laws, at all meetings of the Shareholders, the holders of a majority of the Shares issued and outstanding and entitled to vote shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business. The Chairman or a majority vote of the Board or the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy at the meeting and entitled to vote thereat, whether or not a quorum shall be present, may adjourn the meeting from time to time, to a specified date or place. At any such adjourned meeting at which a quorum may be present, the Company may transact any business which might have been transacted at the original meeting.

     19.1 As to any matter with respect to which a separate class vote is required by the terms of the Companies Acts, the holders of a majority of the Shares of such class which are then outstanding and entitled to vote shall be present in person or represented by proxy in order to constitute a quorum for the purpose of any separate vote required by such class.

     19.2 The absence from any meeting of the number of Shares required by Applicable Law or these Bye-laws for action upon one matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of Shares required in respect of such other matters shall be present.

20. Organization. At each meeting of the Shareholders, the Chairman of the Board or, in his absence or inability to act, the most senior present Vice Chairman or, in the absence or inability to act of any Vice Chairman, the President or, in his absence or inability to act, a Vice President or, in his absence or inability to act, any person as may be designated by the Board or, in the absence of such designation, a chairman to be chosen at the meeting by the majority of those Shareholders present in person or represented by proxy shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, an Assistant Secretary, or in his absence or inability to act, any person as may be designated from time to time by the Board shall act as secretary of each meeting of Shareholders and keep the minutes thereof; if no such person is present or has been chosen, the holders of record of a majority of Shares present in person or represented by proxy and entitled to vote at the meeting shall choose any person present to act as secretary of the meeting.
                                     A-III-7

21. Order of Business. The order of business at all meetings of the Shareholders shall be as determined by the chairman of the meeting.

22. Voting and Required Vote. At each meeting of Shareholders, each Shareholder shall be entitled to one vote for each Share held by such Shareholder except as otherwise provided for by the rights attaching to such Share or these Bye-laws. Except as may otherwise be provided for in these Bye-laws, and subject to Applicable Law, at each meeting of Shareholders if there shall be a quorum, the affirmative vote of the holders of a majority of Shares present in person or represented by proxy and entitled to vote thereat, shall decide all matters brought before such meeting.

23. Proxies. Each Shareholder entitled to vote at any meeting of Shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Each such proxy shall be in writing in any common form or in such other form as the Board may approve and, executed by the Shareholder or his duly authorized attorney-in-fact, but no such proxy shall be voted after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the Share itself or an interest in the Company generally.

     23.1 The appointment of a proxy in relation to a particular meeting shall, unless the contrary is stated, be valid for any adjournment of the meeting and the appointment of a proxy in relation to a particular meeting or adjourned meeting shall unless the contrary is stated, be valid for any poll demanded at the meeting or adjourned meeting.

     23.2 Subject to the Companies Act, the Board may also at its discretion waive any of the provisions of these Bye-laws relating to the execution and deposit of an instrument or other form of communication appointing or evidencing the appointment of a proxy or any ancillary matter (including, without limitation, any requirement for the production or delivery of any instrument or other communication to any particular place or by any particular time or in any particular way) and, in any case in which it considers it appropriate, may accept such instrument or other form of communication evidencing the appointment of a proxy or such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at any general meeting.

24. List of Shareholders. A complete list of the Shareholders entitled to vote at any meeting, arranged in alphabetical order, with the address of each, and the number of Shares held by each, shall be prepared, or shall be caused to be prepared, by the Secretary and shall be open to examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city in which the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present. The Share ledger shall be the only evidence as to the Shareholders entitled to examine the Share ledger, the list required by these Bye-laws or the books of the Company, or to vote in person or by proxy at any meeting of the Shareholders.

25. Voting by Fiduciaries, Pledgors and Joint Owners. Persons holding Shares in a fiduciary capacity shall be entitled to vote the Shares so held. Persons whose Shares are pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Company he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such Shares and vote thereon.

     25.1 If Shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants-in-common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same Shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the

                                     A-III-8
instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

          (a) if only one votes, his act binds all;

          (b) if more than one votes, the act of the majority so voting binds all; and

          (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the Shares, or a beneficiary, if any, may apply to such court as may have jurisdiction to appoint an additional person to act with the persons so voting the Shares, which shall then be voted as determined by a majority of such persons and the person appointed by a court of competent jurisdiction. If the instrument so filed shows that any such tenancy is held in unequal interest, a majority or even-split for the purpose of this paragraph shall be a majority or even-split in interest.

26. Consent of Shareholders in Lieu of Meeting. Except in the case of the removal of auditors and Directors, anything which may be done by Resolution in general meeting may, without a meeting and without any previous notice being required, be done by Resolution in writing, signed by all of the Shareholders or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of such Shareholder, being all of the Shareholders of the Company who at the date of the Resolution in writing would be entitled to attend a meeting and vote on the Resolution. Such Resolution in writing may be signed in as many counterparts as may be necessary.

                             ELECTION OF DIRECTORS

27. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the Board may be made at any Annual General Meeting of Shareholders, or at any Special General Meeting of Shareholders called for the purpose of electing directors, (a) by or at the direction of the Board (or any duly authorized committee thereof), (b) by any Shareholders of the Company pursuant to the valid exercise of the power granted under the Companies Act, or (c) by any Shareholder of the Company (i) who is a Shareholder of record on the date of the giving of the notice provided for in this Bye-law 2 and on the record date for the determination of Shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Bye-law 27.

     27.1 In addition to any other applicable requirements, for a nomination to be made by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the Registered Office and the principal executive offices of the Company as set forth in the Company's filings with the Securities and Exchange Commission (a) in the case of an Annual General Meeting, not less than sixty
(60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual General Meeting; provided, however, that in the event that the Annual General Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual General Meeting was mailed or such public disclosure of the date of the Annual General Meeting was made, whichever first occurs; and (b) in the case of a Special General Meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special General Meeting was mailed or public disclosure of the date of the Special General Meeting was made, whichever first occurs.

     27.2 To be in proper written form, a Shareholder's notice to the Secretary must set forth (a) as to each person whom the Shareholder proposes to nominate for election as a Director (i) the name, age, business address and residential address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of Shares which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules
                                     A-III-9
and regulations promulgated thereunder; and (b) as to the Shareholder giving the notice (i) the name and record address of such Shareholder, (ii) the class or series and number of Shares which are owned beneficially or of record by such Shareholder, (iii) a description of all arrangements or understandings between such Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named, in its notice, and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

     27.3 No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Bye-law 27. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                               BOARD OF DIRECTORS

28. General Powers. The business and affairs of the Company shall be managed by or under the direction of a Board, which may exercise all such authority and powers of the Company and do all such lawful acts and things as are not by Applicable Law, or by these Bye-laws, directed or required to be exercised or done by the Shareholders or such other persons as provided therein.

29. Number, Election and Term of Directors. The Board shall consist of not less than five (5) and not more than eighteen (18) Directors. Directors shall be elected or appointed at the Annual General Meeting or at any Special General Meeting called for that purpose by a plurality of votes of the Shareholders, except that any vacancies which result from the death, resignation, retirement, disqualification or removal of a Director may be filled by a majority of the Board then in office provided that any Director elected to fill such a vacancy shall be subject to the same term of office as the director being replaced. Any general meeting may authorise the Board to fill any vacancy left unfilled at a general meeting. The number of Directors to be elected at any time within the minimum and maximum limitations specified herein shall be determined from time to time by the Board pursuant to a resolution adopted by the vote of a majority of the Board then in office provided always that there are at least two Directors to manage the affairs of the Company and provide a quorum for a meeting of the Board. Subject to the quorum requirements set forth in Bye-law 36, during the existence of a vacancy on the Board the remaining Directors shall have full power to act. No Director may appoint any other person as an alternate director to replace himself or herself.


     29.1 The Board shall be divided as equally as may be practical into three classes. Each Director of the first class shall (unless his or her office is vacated in accordance with these Bye-laws) serve initially until the conclusion of the Annual General Meeting of the Shareholders held in the calendar year 2003, and subsequently shall (unless his or her office is vacated in accordance with these Bye-laws) serve for three-year terms, each concluding at the third Annual General Meeting after such class of Directors was last appointed or reappointed. Each Director of the second class shall (unless his or her office is vacated in accordance with these Bye-laws) serve initially until the conclusion of the annual general meeting of the Shareholders held in the calendar year 2004, and subsequently shall (unless his or her office is vacated in accordance with these Bye-laws) serve for three-year terms, each concluding at the third Annual General Meeting after such class of Directors was last appointed or reappointed. Each Director of the third class shall (unless his or her office is vacated in accordance with these Bye-laws) serve initially until the conclusion of the Annual General Meeting of the Shareholders held in the calendar year 2005, and subsequently shall (unless his or her office is vacated in accordance with these Bye-laws) serve for three-year terms, each concluding at the third annual general meeting after such class of Directors together was last appointed or reappointed. At each annual election thereafter, the successors of the Directors of the class whose term expires in that year shall be elected to hold office for a term of three years, so that the term of office of one class of Directors shall expire each year. All


                                     A-III-10

Directors upon election or appointment (but not on reappointment) must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty (30) days of their appointment.

     29.2 If the number of Directors is changed, any increase in directorships or decrease in directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as practical. In case of any increase in the number of Directors within the minimum and maximum limitations specified in this Bye-law, additional Directors may be appointed by the Board to fill such vacancy. Any such Director so appointed shall hold office for a term that shall coincide with the remaining term of that class to which he is elected and until his or her successor shall have been elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director.

     29.3 The Shareholders may remove a Director prior to the expiration of his or her term, only for cause, at a Special General Meeting called for that purpose by the affirmative vote of a majority of the outstanding Shares entitled to vote at such meeting, provided notice of any such meeting shall be served upon the Director concerned not less than fourteen (14) days before the meeting and he or she shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director may be filled by the affirmative vote of a majority of the outstanding shares entitled to vote at the same meeting by the election of another Director in his or her place or, in the absence of any such election, by the Board.

30. Resignations. In addition to those circumstances in which a Director may be removed from office pursuant to these Bye-laws, the office of a Director shall be vacated:

     (1) if the Director resigns from office, on the date on which notice of his or her resignation is delivered to the Registered Office or tendered at a meeting of the Board or on such later date as may be specified in such notice; or

     (2) if the Director dies, becomes physically incapable of discharging his or her duty to the Company in accordance with Applicable Laws or becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health, on the date of death or the date on which the Board resolves that his or her office is vacated; or

     (3) on his or her becoming bankrupt; or

     (4) on his or her being prohibited by Applicable Law from being a Director; or

     (5) on his or her ceasing to be a Director by virtue of any provision of the Companies Acts.

31. Annual Board Meetings. The annual meeting of the Board for the purpose of organizing the Board, appointing officers and members of committees and transacting other business, shall be held immediately following the Annual General Meeting of the Shareholders at the same place where such meeting of Shareholders shall be held or at such place and time as may be determined by the Board; provided, however, that the time so fixed shall permit the giving of notice as provided in these Bye-laws.

32. Regular Board Meetings. Additional regular meetings of the Board may be held at such time and place as shall from time to time be determined by the Board; provided, however, that the time so fixed shall permit the giving of notice as provided in these Bye-laws.

33. Special Board Meetings. Special meetings of the Board may be called at any time by the Chairman of the Board, the Vice Chairman, the President or any Vice President or by two or more Directors and shall be held at such time and place as may be fixed by the person or persons calling the meeting; provided, however, that the time so fixed shall permit the giving of notice as provided in these Bye-laws.

34. Notice of Board Meetings. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to the Director personally or by word of mouth or sent to the Director by post, facsimile or other electronic means at his or her last known address or any other address given by him or her to the Company for this purpose. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

                                     A-III-11

35. Organization of Board Meetings. The Chairman of the Board shall preside over all meetings of the Board at which he or she is present. In his or her absence or inability to act, the most senior Vice Chairman present at the meeting shall preside. In the absence or inability to act of the Chairman or any Vice Chairmen, the Board shall select a chairman of the meeting from among the Directors present. The Secretary or, in his or her absence or inability to act, an Assistant Secretary, or in his or her absence or inability to act, another Director selected by the Board shall act as secretary of the meeting and keep the minutes thereof.

36. Quorum and Voting at Board Meetings. At all meetings of the Board the presence in person of the greater of two Directors, and one-third of the total number of Directors constituting the entire Board then in office, shall be necessary and sufficient to constitute a quorum for the transaction of any business by the Board at such meeting, except as otherwise provided by these Bye-laws or Applicable Law. At any meeting of the Board, no action shall be taken (except adjournment, in the manner provided below) until after a quorum has been established.

     36.1 Except as otherwise provided by Applicable Law or these Bye-laws, the act of a majority of Directors who are present at a meeting at which a quorum previously has been established (or at any adjournment of such meeting, provided that a quorum shall have previously been established at such adjourned meeting) shall be the act of the Board, regardless of whether or not a quorum is present at the time such action is taken. In determining the number of directors who are present at the time any such action is taken, any Director who is in attendance at such meeting but who, for just cause, is disqualified to vote on such matter, shall not be considered as being present at the time of such action for the purpose of establishing the number of votes required to take action on any matter submitted to the Board, but shall be considered as being present for purposes of determining the existence of a quorum.

     36.2 In the event a quorum cannot be established at the beginning of a meeting, a majority of the Directors present at the meeting, or the Secretary of the Company, if there be no Director present, may adjourn the meeting from time to time until a quorum be present. Only such notice of such adjournment need be given as the Board may from time to time prescribe.

37. Regulations of the Board. The Board may adopt such rules and regulations for the conduct of its meetings and or the management of the business and affairs of the Company as it may deem proper and not inconsistent with Applicable Law and these Bye-laws.

38. Written Consent in Lieu of Board Meetings. A resolution in writing signed or approved by all the Directors shall be as valid and effectual as a resolution passed at a meeting of the Board duly called and constituted. Such a resolution may be contained in one document or in several documents in like form, each signed or approved by one or more of the Directors and shall take effect as of the time of the last signature is affixed.

39. Telephonic Participation in Board Meetings. Any and all members of the Board may participate in a meeting of the Board by means of a conference telephone, satellite, video-conference or similar communications equipment by means of which all persons participating in such meeting shall hear each other; participation in a meeting pursuant to this Bye-law 39 shall constitute presence in person at such meeting.

40. Compensation of Directors. Directors shall be entitled to such compensation for their services as Directors and to such reimbursement for any reasonable expense incurred in attending meetings of the Board as may from time to time be fixed by the Board. The compensation may be on such basis as is determined by the Board. Any Director may waive compensation for any meeting. Any Director receiving compensation under these provisions shall not be barred from serving the Company in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

41. Delegation of Board Powers. The Board may by power of attorney or otherwise appoint any person, whether nominated directly or indirectly by the Board, to be the attorney or agent of the Company and may delegate to such person any of the Board's powers, authorities and discretions (with power to sub-delegate) for such period and subject to such conditions as it may think fit. The Board may revoke or vary any such appointment or delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any such revocation or variation. Any such power of attorney or other
                                     A-III-12
documentation may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit.

     41.1 The Board may entrust to and confer upon any Officer any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary all or any of such powers, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation.

     41.2 The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee of the Board, consisting of such number of Directors as it thinks fit. The Board may make any such delegation on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary such delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations that may be imposed on it by the Board. The power to delegate to a committee extends to all the powers, authorities and discretions of the Board generally and shall not be limited by the fact that certain provisions of these Bye-laws expressly refer to a committee or to the particular powers, authorities or discretions of the Board or a Board committee.

                                   COMMITTEES

42. Executive Committee. The Board may appoint an Executive Committee consisting of one or more Directors, one of whom shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his or her term as a Director or his or her earlier resignation or removal as a member of the Executive Committee or as a Director or until his or her death.

43. Powers of the Executive Committee. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but shall not have power or authority in reference to the following matters: (i) approving or adopting, or recommending to the Shareholders, any action or matter expressly required by Applicable Law to be submitted to Shareholders for approval or (ii) adopting, amending or repealing any Bye-law of the Company.

44. Procedures and Meetings of the Executive Committee. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall fix. The Executive Committee shall keep minutes of its meetings, which it shall deliver to the Board from time to time. The Chairman of the Executive Committee or, in his or her absence, a member of the Executive Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee, and the Secretary, or in his or her absence, an Assistant Secretary, or in his or her absence another member of the Executive Committee chosen by the Executive Committee, shall act as secretary of the Executive Committee.

45. Quorum and Voting of the Executive Committee. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall be required for any action of the Executive Committee; provided, however, that when an Executive Committee of one member is authorized under the provisions of these Bye-laws, that one member shall constitute a quorum.

46. Other Committees. The Board may appoint such other committee or committees as it shall deem advisable and with such rights, powers, and authority as it shall prescribe. Each such committee shall consist of one or more Directors. Unless otherwise provided by the Board or these Bye-laws, a majority of the members of each such other committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.

                                     A-III-13

47. Vacancies; Committee Changes. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

     47.1 The Board shall have the power at any time to fill vacancies in, to change the membership of, and to discharge, any committee or any member of any committee.

48. Compensation of Committee Members. Members of any committee shall be entitled to such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board. Any committee member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the Company in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

49. Telephonic Participation in Committee Meetings. Any and all members of any committee designated by the Board may participate in a meeting of such committee by means of conference telephone, satellite, video-conference or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in such a meeting pursuant to this Bye-law shall constitute presence in person at such meeting.

50. Written Consent in Lieu of Committee Meetings. A resolution in writing signed or approved by all the members of any committee of the Board shall be as valid and effectual as a resolution passed at a meeting of the committee duly called and constituted. Such a resolution may be contained in one document or in several documents in like form, each signed or approved by one or more of the committee members and shall take effect as of the time of the last signature is affixed.

                                    NOTICES

51. Waiver of Notices. Whenever any notice is required to be given by Applicable Law or these Bye-laws, a written waiver thereof; signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of any general meeting of Shareholders, any meeting of other securityholders, the Board, or any committee of the Board need be specified in any written waiver of notice unless so required by Applicable Law or these Bye-laws.

52. Attendance at Meetings. Attendance of a person at any meeting, whether of Shareholders or other securityholders (in person or by proxy), or the Board or any committee of the Board, shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the express purpose of objecting, and objects, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not legally called or convened.

                                    OFFICERS

53. Number and Qualifications of Officers. The officers of the Company shall include the Chairman, one or more Deputy Chairmen, and a Secretary and may include a President, one or more Vice Presidents, a Treasurer and such other officers as may be elected or appointed in accordance with the provisions of these Bye-laws. As and when elected or appointed the officers shall have such power and perform such duties as set out in these Bye-laws or as otherwise provided in a resolution of the Board. Any number of offices, except the offices of President and Secretary, may be held by the same person.

54. Selection, Term of Office and Qualification of Officers. The officers shall be elected from time to time by the Board at its first regular meeting after each Annual General Meeting of Shareholders. Each officer shall hold his or her office until his or her successor is elected and qualified or until he or she shall resign in the manner provided in these Bye-laws, or until he or she shall have been removed in the manner provided in these Bye-law, or until his or her death. Other officers, including without limitation one or more Assistant
                                     A-III-14

Treasurers and one or more Assistant Secretaries shall be chosen in such manner, hold office for such period, have such authority, perform such duties and be subject to removal as may be prescribed by the Board.

55. Resignations of Officers. Any officer may resign at any time upon written notice to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt thereof by the Board or any such officer.

56. Removal of Officers. Any officer may be removed at any time, either with or without cause, by the Board; and any officer not elected by the Board may be removed in such manner as may be determined by the Board. Removal from office however, shall not prejudice the contractual rights, if any, of the person removed except as provided in such contract or such rights as otherwise may be afforded by Applicable Law.

57. Vacancies in any Office. Any vacancy occurring in any office of the Company which is required by these Bye-laws to be elected by the Board, whether by death, resignation, removal or otherwise, shall be filled for the unexpired portion of the term by the Board. A vacancy in any other office shall be filled in such manner as may be determined by the Board.

58. Chairman. The Chairman, subject to the direction of the Board, shall have general charge of the business, affairs and property of the Company and general supervision over its other officers and agents and shall see that all orders and resolutions of the Board are carried into effect and, subject to appointment by the Board, may also hold such other office including Chief Executive Officer or Chief Operating Officer of the Company.

59. Deputy Chairman. The Deputy Chairman or, in the event there be more than one, the Deputy Chairmen in the order designated, or in the absence of any designation, in the order of their seniority, shall have such powers and perform such duties as may from time to time be assigned to him by the Board and shall report to the Chairman, subject to the control of the Board.

60. The President. The President, subject to the control of the Chairman and the Board, shall have general and active management of the business of the Company and the general and active supervision and direction over the business operations and affairs of the Company and over its several officers, agents and employees and, subject to the appointment by the Board, may also hold such other office including Chief Executive Officer or Chief Operating Officer of the Company. He or she shall, unless also a Director, be an ex officio member of all committees of the Board. In general, he or she shall have such other powers and shall perform such other duties as usually pertain to the office of President or as from time to time may be assigned to him or her by the Board or these Bye-laws.

61. Vice Presidents. The Vice President or, in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their seniority, shall have such powers and perform such duties as from time to time may be assigned to him by the Board, the Chairman or the President.

62. The Treasurer and Assistant Treasurers.

     The Treasurer, if there be one, shall:

          (a) have charge and custody of, and be responsible for, all the funds and securities of the Company;

          (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Company;

          (c) cause all moneys and other valuables to be deposited to the credit of the Company in such depositories as may be designated by the Board;

          (d) receive, and give receipts for moneys due and payable to the Company from any source whatsoever;

          (e) disburse the funds of the Company and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor;
                                     A-III-15

          (f) render to the Chairman, the President and the Board at the regular meetings of the Board, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Company; and

          (g) in general, have all the powers and perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board, the Chairman or the President.

     In the absence of a Treasurer, the Board may endow the Vice
President -- Finance or another officer with such powers. The Assistant Treasurer or Assistant Treasurers, if any, shall in the absence or disability of the Treasurer or such other officer, or at his or her request, perform his or her duties and exercise his powers and authority as may be assigned to him or her by the Board, the Chairman or the President.

63. The Secretary and Assistant Secretaries.

     The Secretary shall:

          (a) attend all meetings of the Board, any committee of the Board, Shareholders and other securityholders and record all votes and the proceedings of such meetings in minute books to be kept by him for that purpose;

          (b) see that all notices are duly given in accordance with the provisions of these Bye-laws and as required by Applicable Law;

          (c) be custodian of the records and the seal of the Company and affix and attest the seal to all Share certificates of the Company (unless the seal of the Company on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Company under its seal;

          (d) see that the books, reports, statements, certificates and other documents and records required by Applicable Law to be kept and filed are properly kept and filed; and

          (e) in general, have all the powers and perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chairman or the President.

     The Assistant Secretary or Assistant Secretaries, if any, shall, in the absence or disability of the Secretary or at his request, perform his or her duties and exercise his or her powers and authority as may be assigned to him or her by the Board, the Chairman or the President.

64. Compensation of Officers. The compensation of all officers of the Company shall be fixed from time to time by the Board; no officer of the Company shall be prevented from receiving compensation because he or she is also a Director of the Company.

                SHARE CERTIFICATES, TRANSFERS AND TRANSMISSIONS

65. Share Certificates. Certificates for Shares of the Company shall be in such form, not inconsistent with these Bye-laws, as shall be approved by the Board and shall be signed by or in the name of the Company by the Chairman, the Vice-Chairman or by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary; provided that the signatures of any such officers thereon may be facsimiles; and provided further that no one individual can sign in respect of more than one required office. The seal of the Company shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. A certificate may also be signed by the transfer agent and a registrar as the Board may determine, and in such case the signature of the transfer agent or the registrar may also be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, at the discretion of the Board or the Secretary, the Company may issue Shares in uncertificated form upon the initial issuance of such Shares or thereafter upon surrender of any certificates representing such Shares.

                                     A-III-16

66. The Share Register. The Register shall be kept in the manner prescribed by the Companies Acts at the Registered Office or at such other place in Bermuda as may be authorised by the Board from time to time. The Company may also keep one or more branch registers at such place or places outside Bermuda to the extent and in the manner permitted by the Companies Acts, and the Board may make such regulations as it thinks fit regarding the keeping of any branch register and may revoke or vary any such regulations. The Board may authorise any Share on the Register to be included in a branch register or any Share registered on a branch register to be registered on another branch register, provided that at all times the Register is maintained in accordance with the Companies Acts.

67. Registration of Transfers. Registration of transfer of certificates representing Shares shall be effected only on the books of the Company only upon authorization by the registered holder thereof, or by his attorney authorized by power of attorney duly executed and filed with the Secretary or with a designated transfer agent or transfer clerk, and upon surrender to the Company or any transfer agent of the Company of the certificate or certificates being transferred, which certificate shall be properly endorsed or accompanied by a duly executed share transfer in the usual common form or in any other form that the Board may from time to time approve, proof of all necessary government and regulatory approvals governing the transfer of the Shares and the payment of all taxes thereon. Whenever a certificate is endorsed by or accompanied by a share transfer form executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. Whenever any transfers of Shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Company to do so, such fact shall be stated in the entry of the transfer.

68. Transmission of Shares. In the case of the death of a Shareholder, the survivor or survivors, or the estate representative, as appropriate, shall be the only person or persons recognised by the Company as having any title to Shares held by such holder. Nothing in these Bye-laws shall release the estate of a deceased holder from any liability in respect of any Share held by such holder either solely or jointly with other persons. In this Bye-law, estate representative means the person to whom probate or letters of administration or confirmation as executor has or have been granted under the laws applicable to the estate of the deceased Shareholder or, failing such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-law.

     68.1. In the case of a person becoming entitled to a Share in consequence of the death of a Shareholder or otherwise by operation of Applicable Law, the Board may require the production to the Company of such evidence of such person's entitlement as is prescribed by the Companies Acts or, to the extent that no such evidence is prescribed, as may from time to time be required by the Board. Upon production of such evidence the name and address of the person so entitled shall be noted in the Register.

     68.2. Subject to these Bye-laws, any Person Entitled by Transmission to a Share shall be entitled to receive (and may give a discharge for) any dividends or other moneys payable in respect of the Share, to attend and vote in respect of the Share at general meetings of the Company and of the relevant class of Shareholders and generally to exercise in respect of the Share all of the rights or privileges of a Shareholder as if such person were registered as the holder of the Share.

     68.3. Any Person Entitled by Transmission to a Share may elect either to be registered as the holder of the Share or to have a nominee registered as the transferee. Any such person electing to be registered shall deliver or send to the Company a signed written notice stating that such person so elects. Any such person electing to have a nominee registered shall signify that election by signing an instrument of transfer in favour of such nominee. All the provisions of these Bye-laws relating to the right to transfer and the registration of transfer of Shares shall apply to any such notice or instrument of transfer as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

     68.4. The Board may at any time give notice requiring a Person Entitled by Transmission to a Share to elect either to be registered or to transfer the Share, and if the person does not comply with the notice within sixty (60) days the Board may withhold payment of all dividends and other moneys payable in respect of the Share until the person complies with the notice.
                                     A-III-17

     68.5. Subject to any directions of the Board from time to time in force, the Secretary may exercise all powers and discretions of the Board under this Bye-law 68.

69. Determination of Shareholders. Except as otherwise provided by Applicable Law, the Company shall be entitled to recognize the exclusive right of a person in whose name any Share or Shares stand on the register of Shareholders as the owner of such Share or Shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, the Company may hold any such Shareholder of record liable for calls and assessments and the Company shall not be bound to recognize any trust or any equitable, contingent, or legal claim to or interest in any such Share or Shares on the part of any other person whether or not it shall have express or other notice thereof.

70. Regulations, Governing Issuance and Transfer of Shares. The Board shall have the power and authority to make all such rules and regulations, not inconsistent with these Bye-laws, as it may deem expedient concerning the issue, transfer and registration of Shares. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all Share certificates to bear the signature or signatures of any of them.

71. Fixing Record Date. In order that the Company may determine the Shareholders of record entitled to notice of, or to vote at, any meeting of Shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Share or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Except as otherwise provided by Applicable Law, or these Bye-laws or by resolution of the Board:

     (1) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

     (2) The record date for determining Shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and

     (3) The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

     71.1 A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

72. Lost, Stolen or Destroyed Share Certificates. The holder of any certificates representing Shares shall immediately notify the Company of any loss, theft, destruction or mutilation of such certificate, and the Board may authorize the issuance of a new certificate in lieu thereof upon satisfactory proof of such loss, theft or destruction upon the giving of an open penalty bond with surety satisfactory to the Treasurer and the Company's counsel, to protect the Company or any person injured on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate from any liability or expense which it or they may incur by reason of the original certificates remaining outstanding and upon payment of the Company's reasonable costs incident thereto.

                                   DIVIDENDS

73. Dividends and Reserves. Subject to the Companies Act and the rights attaching to a particular class or series of Shares, the Board may, out of funds available therefor, declare dividends upon Shares to be paid to the Shareholders, according to their respective rights and interests as and when they deem expedient, and may fix the time for payment of such dividends. The Company may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any Shares all sums of money (if any)

                                     A-III-18
presently payable by the Shareholder to the Company on account of calls or otherwise in respect of Shares. No dividend, distribution or other monies payable by the Company on or in respect of any Share shall bear interest against the Company.

                                   WINDING UP

74. Winding-Up. If the Company is wound up, the liquidator may, with the sanction of a Resolution and any other sanction required by the Companies Acts:

     (1) divide among the Shareholders in cash or in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and for such purposes set such value as the liquidator deems fair on any property to be so divided, and determine how such division shall be carried out as between the Shareholders or different classes of Shareholders, provided that in all events, amounts will be distributed pursuant to the rights attached to those Shares then outstanding; and

     (2) vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no Shareholder shall be compelled to accept any Shares or other assets upon which there is any liability.

            EXEMPTION AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

75. Exemption and Indemnification of Officers. Subject always to these Bye-laws, no Officer shall be liable for the acts, receipts, neglects or defaults of any other Officer nor shall any Officer be liable in respect of any negligence, default or breach of duty on his or her own part in relation to the Company or any Subsidiary, or for any loss, misfortune or damage which may happen, in or arising out of the actual or purported execution or discharge of his or her duties or the exercise or purported exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office.

     75.1. Subject always to these Bye-laws, every Officer shall be indemnified and held harmless out of the funds of the Company against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all legal and other costs and expenses properly payable) incurred or suffered by the Officer arising out of the actual or purported execution or discharge of the Officer's duties (including. without limitation, in respect of his or her service at the request of the Company as a director, officer, partner, trustee, employee, agent or similar functionary of another person) or the exercise or purported exercise of the Officer's powers or otherwise, in relation to or in connection with the Officer's duties, powers or office (including but not limited to liabilities attaching to the Officer and losses arising by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such Officer may be guilty in relation to the Company or any Subsidiary of the Company).

     75.2. Every Officer shall be indemnified out of the funds of the Company against all liabilities arising out of the actual or purported execution or discharge of the Officer's duties or the exercise or purported exercise of the Officer's powers or otherwise, in relation to or in connection with the Officer's duties, powers or office, incurred by such Officer in defending any proceedings, whether civil or criminal, in which judgement is given in the Officer's favour, or in which the Officer is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to the Officer by the court.

     75.3. In this Bye-law 75 (i) the term "Officer" includes, in addition to the persons specified in the definition of that term in Bye-law 1, the Resident Representative, a member of a committee constituted under these Bye-laws, any person acting as an Officer or committee member in the reasonable belief that the Officer has been so appointed or elected, notwithstanding any defect in such appointment or election, and any person who formerly was an Officer or acted in any of the other capacities described in this clause (i) and (ii) where the context so admits, references to an Officer include the estate and personal representatives of a deceased Officer or any such other person.

                                     A-III-19

     75.4. The provisions for exemption from liability and indemnity contained in this Bye-law shall have effect to the fullest extent permitted by Applicable Law, but shall not extend to any matter which would render any of them void pursuant to the Companies Acts.

     75.5. To the extent that any person is entitled to claim an indemnity pursuant to these Bye-laws in respect of an amount paid or discharged by him or her, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment (including advance payments of fees or other costs) or effecting such discharge.

     75.6. The rights to indemnification and reimbursement of expenses provided by these Bye-laws shall not be deemed to be exclusive of, and are in addition to, any other rights to which a person may be entitled. Any repeal or amendment of this Bye-law 75 shall be prospective only and shall not limit the rights of any Officer or the obligation of the Company with respect to any claim arising prior to any such repeal or amendment.

     75.7. In so far as it is permissible under Applicable Law, each Shareholder and the Company agree to waive any claim or right of action the Shareholder or it may at any time have, whether individually or by or in the right of the Company, against any Officer on account of any action taken by such Officer or the failure of such Officer to take any action in the performance of his duties with or for the Company, provided however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Officer or to recover any gain, personal profit or advantage to which such Officer is not legally entitled.

     75.8. Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to this Bye-law 75 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to this Bye-law 75.

     75.9 Each Shareholder of the Company, by virtue of its acquisition and continued holding of a Share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-law 75 are made to meet expenditures incurred for the purpose of enabling such Officer to properly perform his or her duties as an Officer.

                               ACCOUNTING RECORDS

76. Accounting Records. The Board shall cause accounting records of the Company to be kept in accordance with the requirements of the Companies Acts.

     76.1. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit. If the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as are required by the Companies Acts to be so kept. The records of account shall at all times be open to inspection by the Directors and, to the extent prescribed by the Companies Acts, by the Resident Representative. No Shareholder (other than a Director) shall have any right to inspect any accounting record or book or document of the Company except as conferred by Applicable Law or authorised by the Board or by Resolution.

     76.2. The Board shall arrange for the financial statements of the Company to be prepared and audited in respect of each year or other period from time to time fixed by the Board and shall arrange for those financial statements to be made available to Shareholders and laid before the Shareholders in general meeting in accordance with the requirements of the Companies Acts.

                                    AUDITORS

     77. Auditors. Auditors shall be appointed and their duties regulated in accordance with the Companies Acts, Applicable Law and such requirements not inconsistent with the Companies Acts and Applicable Law as the Board may from time to time determine.

                                     A-III-20

                               GENERAL PROVISIONS

78. Execution of Contracts, Papers and Documents. Except as otherwise required by Applicable Law or these Bye-laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Company by such officers or employees of the Company, or such other person as the Board may from time to time determine, or in the absence of such determination, by the Chairman or the President. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these Bye-laws, no officer or agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to incur a pecuniary liability for any purpose.

79. Voting Shares in Other Companies. The Company may vote any and all shares and other securities having voting rights which may at any time and from time to time be held by it in any other company or companies and such vote may be cast either in person or by proxy by such officer of the Company as the Board may appoint or, in the absence of such appointment, by the Chairman or President.

80. Cheques, Drafts, etc. All cheques, drafts, bills of exchange or other orders for the payment of money out of the funds of the Company, and all notes or other evidences of indebtedness of the Company, shall be signed in the name and on behalf of the Company by such persons and in such manner as shall from time to time be authorized by the Board.

81. Corporate Seal. The Seal shall consist of a circular metal device with the name of the Company around its outer margin and the country and the year of incorporation across its centre. The Company may also have for use in any territory outside Bermuda one or more additional Seals, each of which shall be a duplicate of the Seal.

     81.1 The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee of the Board. Subject to the Companies Acts, and except as otherwise provided in these Bye-laws, any instrument to which a Seal is affixed shall be signed by an Officer or by any person who has been authorised by the Board either generally or specifically to attest to the use of a Seal.

82. Fiscal Year.  The fiscal year of the Company shall be a period of twelve
(12) calendar months beginning January 1 and ending on the following December 31 in the same year.

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

83. Affiliated Transactions. A Director may hold any other office or place of profit with the Company (except that of auditor) in addition to his or her office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, in addition to any remuneration or other amounts payable to a Director pursuant to any other Bye-law.

     83.1 A Director may act in a professional capacity for the Company (otherwise than as auditor) and the Director shall be entitled to remuneration for professional services as if he or she were not a Director.

     83.2 Subject to the Companies Acts, a Director, (i) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested, and (ii) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any company or other person promoted by the Company or in which the Company is interested. A Director who in any way, whether directly or indirectly, to his or her knowledge has a material interest in a contract with the Company or any of its subsidiaries shall declare the nature of the Director's interest at the first opportunity at a meeting of the Board at which the question of entering into the contract is first taken into consideration, if the Director knows this interest then exists, or in any other case at the first meeting of the Board after learning that he or she is or has become so interested.

     83.3 Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or other Officer declaring that he or she is a director or officer of any company, or has a

                                     A-III-21
material interest in, any company or person and is to be regarded as interested in any transaction or arrangement made with that company or person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

     83.4 So long as, where it is necessary, a Director declares the nature of his or her interest in accordance with this Bye-law, a Director shall not by reason of his or her office be accountable to the Company for any benefit the Director derives from any office or employment to which these Bye-laws allow him or her to be appointed or from any transaction or arrangement in which these Bye-laws allow the Director to be interested, and no such transaction or arrangement shall be avoided on the ground of any such interest or benefit.

84. Determining Quorum in the Event of Common or Interested Director. Upon declaring their interest, common or interested Directors may be counted in determining the presence of a quorum and, subject to these Bye-laws, may vote at a meeting of the Board or of a committee thereof which considered or authorized the contract or transaction.

                                  CONTINUATION

85. Continuance. Subject to the Companies Acts, approval of the Board and a Resolution passed by a majority of the issued Shares entitled to vote may approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda.

                                  AMALGAMATION

86. Amalgamation. Any resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of the majority provided for in Bye-law 22 at such meeting and the quorum for such meeting shall be that required in Bye-law 19 and a poll may be demanded in respect of such resolution in accordance with the provisions of the Companies Act.

                             ALTERATION OF BYE-LAWS

87. Alteration of Bye-laws. These Bye-laws may be revoked or amended only by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board, but no such revocation or amendment shall be operative unless and until it is approved by a Resolution of the holders of a majority of the issued Shares entitled to vote.

                                     A-III-22

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits the indemnification of directors, employees and agents of Delaware corporations.

     Consistent with Section 145, Article Seventh of the Restated Certificate of Incorporation of Nabors Delaware states as follows:

          (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter collectively referred to as a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

          (b) The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquired under any statute, provision of the Certificate of Incorporation or By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

          (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation law.

          (e) Any repeal or modification of this Section directly or indirectly, such as by adoption of an inconsistent provision of this Certificate of Incorporation, shall not apply to or have any effect on the rights of any officer and director to indemnification and advancement of expenses with respect to any acts or omissions occurring prior to such repeal or modification.

          (f) If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the corporation as to expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) with respect to any proceeding to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by applicable law.

     Nabors Delaware has entered into agreements with each of its directors and officers indemnifying each of them against expenses, settlements, judgments and fines in connection with any threatened, pending or completed action, suit, arbitration or proceeding where the individual's involvement is by reason of the fact that he is or was a director or officer or served at Nabors Delaware's request as a director or officer of another organization, except that indemnification is not provided against judgments or fines in a derivative suit unless permitted by Delaware law.

     The officers and directors of Nabors Delaware and Nabors Bermuda are covered by directors and officers insurance aggregating $50,000,000.


     Nabors Industries Ltd. is a Bermuda exempted company. Section 98 of the Companies Act of 1981 of Bermuda, as amended (the "Companies Act"), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.


     Nabors Industries Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its officers and directors to the maximum extent permitted under the Companies Act. If the reorganization is completed, Nabors Bermuda anticipates that it will enter into indemnification agreements with its directors and officers with terms and conditions substantially similar to the agreements Nabors Delaware has entered into with its directors and officers (subject always to Bermuda law and any limitations on such agreements contained in the Companies Act).

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 2        Agreement and Plan of Merger among Nabors Industries, Inc.,
          Nabors Acquisition Corp. VIII, Nabors Industries Ltd. and
          Nabors US Holdings Inc. (included as annex I to the proxy
          statement/ prospectus).
 3.1      Memorandum of Association of Nabors Industries Ltd.
          (included as annex II to the proxy statement/prospectus).
 3.2      Amended and Restated Bye-Laws of Nabors Industries Ltd.
          (included as annex III to the proxy statement/prospectus).
 5.1      Opinion of Appleby, Spurling & Kempe as to the legality of the securities being issued.
 8.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
          certain tax matters.
 8.2      Opinion of Appleby, Spurling & Kempe as to certain tax
          matters (included in Exhibit 5.1).
 8.3      Opinion of David King & Co. as to certain tax matters.
23.1      Consent of PricewaterhouseCoopers LLP.
23.2      Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 8.1).
23.3      Consent of Appleby, Spurling & Kempe (included in Exhibit
          5.1).
23.4      Consent of David King & Co. (included in Exhibit 8.3).
24*       Powers of Attorney.
99.1*     Form of Proxy Card.


---------------


* Previously filed as an exhibit to the Registrant's registration statement on Form S-4 (File No. 333-76198) filed with the Commission on January 2, 2002 or with Pre-effective Amendment No. 1 thereto, filed with the Commission on March 22, 2002.


  ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other times of the applicable form.

     The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registrant's Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on the 16th day of April, 2002.


                                          NABORS INDUSTRIES LTD.

                                          By:    /s/ ANTHONY G. PETRELLO
                                            ------------------------------------
                                                    Anthony G. Petrello
                                               President and Chief Operating
                                                           Officer


                    SIGNATURE                                     TITLE                       DATE
                    ---------                                     -----                       ----

             /s/ ANTHONY G. PETRELLO                  Director, President and Chief      April 16, 2002
 ------------------------------------------------           Operating Officer
               Anthony G. Petrello


                        *                               Vice President -- Finance
 ------------------------------------------------        (principal financial and
                  Bruce P. Koch                            accounting officer)


                        *                              Director and Vice President
 ------------------------------------------------
               Timothy J. Counsell


                        *                              Director, Vice President --
 ------------------------------------------------      Administration and Secretary
                 Daniel McLachlin


                        *                                        Director
 ------------------------------------------------
                  Stephen James


 *By:            /s/ ANTHONY G. PETRELLO                                                 April 16, 2002
        ------------------------------------------
                   Anthony G. Petrello
                     Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 2        Agreement and Plan of Merger among Nabors Industries, Inc.,
          Nabors Acquisition Corp. VIII, Nabors Industries Ltd. and
          Nabors US Holdings Inc. (included as annex I to the proxy
          statement/ prospectus).
 3.1      Memorandum of Association of Nabors Industries Ltd.
          (included as annex II to the proxy statement/prospectus).
 3.2      Amended and Restated Bye-Laws of Nabors Industries Ltd.
          (included as annex III to the proxy statement/prospectus).
 5.1      Opinion of Appleby, Spurling & Kempe as to the legality of the securities being issued.
 8.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
          certain tax matters.
 8.2      Opinion of Appleby, Spurling & Kempe as to certain tax
          matters (included in Exhibit 5.1).
 8.3      Opinion of David King & Co. as to certain tax matters.
23.1      Consent of PricewaterhouseCoopers LLP.
23.2      Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 8.1).
23.3      Consent of Appleby, Spurling & Kempe (included in Exhibit
          5.1).
23.4      Consent of David King & Co. (included in Exhibit 8.3).
24*       Powers of Attorney.
99.1*     Form of Proxy Card.


---------------


* Previously filed as an exhibit to the Registrant's registration statement on Form S-4 (File No. 333-76198) filed with the Commission on January 2, 2002 or with Pre-effective Amendment No. 1 thereto, filed with the Commission on March 22, 2002.